Exhibit 10.32

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APJ/089145.00001/93949529.15

GBP 150,000,000 note subscription agreement

Dated    19th January 2024

CorpAcq Limited

(the Issuer)

The entities listed in Part 2 of Schedule 1

(as Original Subscribers)

Crestline Maple Operating Trust (Financing II), Crestline Maple Operating Trust (Co-invest) – Series II, CL Cardiff, L.P., CL Life and Annuity Insurance Company, for and on behalf of the CL RE SP2 MC account and American Life & Security Corp., for and on behalf of the ALSC CL Re 1 MC account

(as Mandated Lead Arrangers)

Oxane Partners Limited

(acting as Agent)

Oxane Partners Limited

(acting as Security Agent)

Subject to the Intercreditor Agreement

Dentons UK and Middle East LLP

One Fleet Place

London EC4M 7WS

United Kingdom

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Contents

Section 1 – Interpretation		1

1	Definitions and interpretation	1

Section 2 – The Notes		61

2	Authorisation of Notes and Guarantee	61

3	Issue and Subscription of the Notes	64

4	Purpose	65

5	Issue of Notes	67

6	Subscription	69

7	Establishment of Incremental Notes Series	72

Section 3 – Registration and Title		79

8	Register and Title	79

Section 4 – Redemption, Purchase and Cancellation		81

9	Redemption	81

10	Voluntary redemption and cancellation	82

11	Mandatory redemption and cancellation	84

12	Restrictions	87

13	Intentionally left blank	88

Section 5 – Interest		89

14	Interest	89

15	Interest Periods	91

16	Changes to the calculation of interest	91

17	Fees	93

Section 6 – Additional payment obligations		95

18	Tax gross-up and indemnities	95

19	Increased Costs	99

20	Other indemnities	101

21	Mitigation by Finance Parties	103

22	Costs and expenses	104

Section 7 – Guarantee		105

23	Guarantee and indemnity	105

Section 8 – Representations, warranties, undertakings and Events of Default		109

Contents (i)

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

24	Representations and warranties	109

25	Information undertakings	121

26	Financial covenants	130

27	General undertakings	140

28	Events of Default	158

Section 9 – Changes to Parties		168

29	Changes to the Subscribers	168

30	Restriction on Debt Purchase Transactions	173

31	Changes to the Obligors	174

Section 10 – The Finance Parties		177

32	Role of the Agent and the Arranger	177

33	Conduct of business by the Finance Parties	189

34	Sharing among the Finance Parties	189

35	Representations by the Subscribers	191

Section 11 – Administration		193

36	Payment mechanics	193

37	Set-off	197

38	Notices	198

39	Calculations and certificates	201

40	Partial invalidity	201

41	Remedies and waivers	201

42	Amendments and waivers	202

43	Confidential Information	210

44	Confidentiality of Funding Rates	213

45	Disclosure of Subscriber details by Agent	214

46	Counterparts	216

47	Bail-In	216

Section 12 – Governing law and enforcement		218

48	Governing law	218

49	Enforcement	218

Schedule 1 – The Original Parties		219

Name of Issuer		219

Contents (ii)

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Contents (iii)

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Note subscription agreement

Dated    19 January 2024

Between

(1)	CorpAcq Limited, a company incorporated in England and Wales with registered number 05896676 (the Issuer);

(2)	CorpAcq Holdings Limited, a company incorporated in England and Wales with registered number 13690959 (the Parent);

(3)	The Subsidiaries of the Issuer listed in in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the Original Guarantors);

(4)	Crestline Maple Operating Trust (Financing II), Crestline Maple Operating Trust (Co-invest) – Series II, CL Cardiff, L.P., CL Life and Annuity Insurance Company, for and on behalf of the CL RE SP2 MC account and American Life & Security Corp., for and on behalf of the ALSC CL Re 1 MC account as mandated lead arrangers (whether acting individually or together, the Arranger);

(5)	The entities listed in Part 2 of Schedule 1 (The Original Parties) as original subscribers (the Original Subscribers);

(6)	Oxane Partners Limited as agent of the other Finance Parties (the Agent); and

(7)	Oxane Partners Limited as security trustee for the Secured Parties (the Security Agent).

It is agreed:

Section  – Interpretation

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

Acceleration Event means:

(a)	the taking by the Agent of any action in accordance with paragraph (a) of Clause 28.19 (Acceleration) (other than declaring that the Notes are payable on demand pursuant to sub-paragraph (a)(i)(C) of that Clause); and/or

(b)	the taking by the Security Agent of any action in accordance with clause 9 (Enforcement of Transaction Security) of the Intercreditor Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Acceptable Bank means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Agent.

Acceptable Jurisdiction means any of:

(a)	England and Wales, Scotland, Northern Ireland or Ireland; and

(b)	any other jurisdiction approved in writing by the Agent (provided that if approval is given in the context of a specific entity or transaction, such jurisdiction will be an Acceptable Jurisdiction only for the purposes of that entity or transaction).

Accession Deed means a document substantially in the form set out in Schedule 5 (Form of Accession Deed).

Account Bank means, subject to clause 11.4 (Account Bank) of the Intercreditor Agreement, National Westminster Bank Plc.

Accountants' Report means the financial due diligence report dated 30 June 2023 prepared by Ernst & Young LLP.

Accounting Principles means:

(a)	in respect of the Group, generally accepted accounting principles in the Original Jurisdiction of the Issuer;

(b)	in respect of an Obligor, generally accepted accounting principles in its Original Jurisdiction;

(c)	in respect of any other Group Company, generally accepted accounting principles in its jurisdiction of incorporation; and

(d)	in respect of the De-SPAC Mergeco, IFRS.

Accounting Reference Date means 31 December.

Act means the Companies Act 2006.

Additional Business Day means any day specified as such in the Reference Rate Terms.

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 31 (Changes to the Obligors).

Adjusted Group EBITDA has the meaning given to that term in Clause 26.1 (Financial definitions).

Adverse Share Rights means any preference shares issued, and any warrants, options or similar rights granted, to any person other than a Group Company by, or in relation to the shares in:

(a)	a Group Company; or

(b)	a member of a PC Acquisition Target Group, where the same will be outstanding following the relevant Completion Date.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Adverse Terms means:

(a)	in relation to any shares in a Group Company or member of a PC Acquisition Target Group, any terms that would restrict the creation or enforcement of the Transaction Security (whether over that Group Company or member of a PC Acquisition Target Group, or over its Holding Company) or require (including at the option of a Minority Shareholder) any Group Company to sell any such shares to or at the direction of a Minority Shareholder in the event of enforcement of the Transaction Security; or

(b)	in relation to any Financial Indebtedness of a Portfolio Company, any change of control or other terms that would oblige that Portfolio Company to prepay or redeem early, or trigger a right of the relevant creditor(s) to require early repayment or redemption, as a result of the creation or in the event of enforcement of the Transaction Security (whether over that Portfolio Company or its Holding Company).

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Alcentra Facility means the facilities made available to the Issuer pursuant to the Alcentra Facility Agreement.

Alcentra Deeds of Release means each deed of release in the agreed form to be executed in connection with and as contemplated by the Alcentra Pay-off Letter.

Alcentra Facility Agreement means the facilities agreement originally dated 23 August 2013 (as subsequently amended and/or restated, including pursuant to an amendment and restatement agreement dated 23 December 2021) between, among others, (1) CorpAcq Holdings Limited as parent, (2) CorpAcq Limited as borrower, (3) Aether Financial Services Limited as agent and security agent, and (4) Alcentra Limited as security agent.

Alcentra Pay-off Letter means the letter in agreed form relating to the Alcentra Facility executed or to be executed on or about the date of this Agreement by (1) Alcentra Limited, (2) Aether Financial Services Limited, (3) CorpAcq Limited and (4) the Agent.

Alcentra Security means all guarantees, Security and Quasi-Security granted by or over the Parent and Group Companies to secure the Alcentra Facility.

Annual Financial Statements has the meaning given to that term in Clause 25 (Information undertakings).

Anti-Boycott Law means:

(a)	European Union Regulation 2271/96/EC (as amended), including as in effect in the United Kingdom as retained EU law within the meaning of the European Union (Withdrawal) Act 2018;

(b)	Aussenwirtschaftsverordnung (the German Foreign Trade and Payments Act); or

(c)	any applicable similar blocking or anti-boycott law.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee, provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Authorised Denominations means denominations of GBP1,000 and integral multiples of GBP1 in excess of such amount.

Availability Period means:

(a)	in respect of Series A, the period from and including the date of this Agreement to and including the date falling 10 Business Days from the date of this Agreement;

(b)	in respect of any Subscription relating to Series B:

(i)	to be made on the Closing Date, the period from and including the date of this Agreement to and including the date falling 10 Business Days from the date of this Agreement; and

(ii)	to be made using the Series B Notes Re-Issuable Amount, the period from and including the date the Series B De-SPAC Redemption is made to and including the date falling 24 months from the Closing Date (or, if earlier, the date falling 18 months from De-SPAC Completion);

(c)	in respect of Series C, the period from and including the date of this Agreement to and including the date falling 24 months from the Closing Date (as that date may be extended pursuant to Clause 6.6 (Extension of Availability Period for Series C)); and

(d)	in respect of any Incremental Notes Series, the period specified as such in the Incremental Notes Series Notice relating to that Incremental Notes Series.

Available Commitment means, in relation to a Series (and subject, in the case of Series C, to Clause 6.6 (Extension of Availability Period for Series C)), a Subscriber’s Commitment under that Series minus:

(a)	the amount of any outstanding Notes under that Series held by that Subscriber; and

(b)	in relation to any proposed Subscription, the amount of other Notes that it has agreed to subscribe for under that Series on or before the proposed Issue Date.

Available Series means, in relation to a Series, the aggregate for the time being of each Subscriber's Available Commitment in respect of that Series.

Base Case Model means the financial model including profit and loss, balance sheet and cashflow projections in agreed form dated 10 October 2023 relating to the Group together with the written business plan in agreed form, each prepared by the Issuer.

Borrowings has the meaning given to that term in Clause 26.1 (Financial definitions).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Budget means:

(a)	in relation to the period beginning on or about the date of this Agreement and ending on 31 December 2024, the Base Case Model; and

(b)	in relation to any other period, any budget delivered by the Issuer to the Agent in respect of that period pursuant to Clause 25.6 (Budget).

Business Acquisition has the meaning given to that term in Clause 26.1 (Financial definitions).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and in relation to:

(a)	any date for payment or purchase of an amount relating to a Note; or

(b)	the determination of the first day or the last day of an Interest Period for a Note, or otherwise in relation to the determination of the length of such an Interest Period,

which is an Additional Business Day relating to that Note or Unpaid Sum.

Capital Expenditure has the meaning given to that term in Clause 26.1 (Financial definitions).

Cash means, at any time, cash denominated in sterling (or in any other currency that is freely convertible into sterling) in hand or at bank and (in the latter case) credited to an account in the name of a Group Company with an Acceptable Bank and to which that Group Company is alone (or, if Cash is being calculated on a consolidated basis, together with other Group Companies) beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Company or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash except for Transaction Security constituted by a netting or set-off arrangement entered into by the relevant Group Company (or, if Cash is being calculated on a consolidated basis, relevant Group Companies) in the ordinary course of its (or their) banking arrangements; and

(d)	the cash is freely and immediately available to be applied (or to be promptly distributed to the Issuer for immediate application) in redemption of the Notes.

Cash Equivalent Investments means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited; and

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above,

to the extent that investment can be turned into cash on not more than 30 days' notice; or

(f)	any other debt security approved by the Majority Note Subscribers,

in each case, denominated in sterling (or in any other currency that is freely convertible into sterling) and to which any Group Company is alone (or together with other Group Companies) beneficially entitled at that time and which is not issued or guaranteed by any Group Company or subject to any Security (other than Security arising under the Transaction Security Documents).

Central Bank Rate has the meaning given to that term in the Reference Rate Terms.

Central Bank Rate Adjustment has the meaning given to that term in the Reference Rate Terms.

Change of Control means:

(a)	the Parent ceases directly:

(i)	to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, 100% of the maximum number of votes that might be cast at a general meeting of the Issuer;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(B)	appoint or remove all of the directors or other equivalent officers of the Issuer; or

(C)	give directions with respect to the operating and financial policies of the Issuer with which the directors or other equivalent officers of the Issuer are obliged to comply; or

(ii)	to hold both legally and beneficially 100% of the issued share capital of the Issuer; or

(b)	prior to the De-SPAC Mergeco becoming a CorpAcq Holdco, the Founder (either in his individual capacity or via any investment vehicle(s)) together with the employees and senior management of the Group (together with their Affiliates, immediate family members, affiliated trusts, other estate planning transferees and entities owned or otherwise controlled by such persons) collectively cease, directly or indirectly:

(i)	to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, at least 50% of the maximum number of votes that might be cast at a general meeting of the Parent;

(B)	appoint or remove all, or a simple majority, of the directors or other equivalent officers of the Parent; or

(C)	give directions with respect to the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged to comply; or

(ii)	to hold both legally and beneficially at least 50% of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

(c)	on or following the De-SPAC Mergeco becoming a CorpAcq Holdco, any person or group of persons acting in concert gains direct or indirect control of the De-SPAC Mergeco, provided that this will not apply to the Founder (either in his individual capacity or via any investment vehicle(s)) together with the employees and senior management of the Group (together with their Affiliates, immediate family members, affiliated trusts, other estate planning transferees and entities owned or otherwise controlled by such persons) and the trustees of any employee beneficiary trust of the Group acting in concert or otherwise increasing their control of the De-SPAC Mergeco after the De-SPAC Mergeco becomes a CorpAcq Holdco. For the purposes of this paragraph (c):

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

control of the De-SPAC Mergeco means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, 30% or more of the maximum number of votes that might be cast at a general meeting of the De-SPAC Mergeco; or

(B)	appoint or remove all or the majority of the directors or other equivalent officers of the De-SPAC Mergeco; or

(ii)	the holding beneficially of 30% or more of the issued share capital of the De-SPAC Mergeco (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the De-SPAC Mergeco by any of them, either directly or indirectly, to obtain or consolidate control of the De-SPAC Mergeco; or

(d)	on or following the De-SPAC Mergeco becoming a CorpAcq Holdco, the De-SPAC Mergeco ceases directly or indirectly:

(i)	to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 75% of the maximum number of votes that might be cast at a general meeting of the Parent;

(B)	appoint or remove all of the directors or other equivalent officers of the Parent; or

(C)	give directions with respect to the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged to comply; or

(ii)	to hold both legally (subject to completion of the stamping in the UK with regards to the title to the Parent’s shares) and beneficially more than 75% of the issued share capital of the Parent.

For the avoidance of doubt, none of the transactions contemplated by the De-SPAC Steps Plan shall give rise to a Change of Control, provided that at De-SPAC Completion the De-SPAC Mergeco has become the Holding Company of the Parent as contemplated by the definition of “De-SPAC".

Charged Group Company means any Group Company the shares in which (whether in full or part) are Charged Shares.

Charged Property means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

Charged Shares means any shares in a Group Company that are Charged Property.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Clean-Up Default means, in relation to an acquisition of a PC Acquisition Target, an Event of Default to the extent it relates to that PC Acquisition Target or (if applicable) another member of its PC Acquisition Target Group.

Clean-Up End Date means, in relation to an acquisition of a PC Acquisition Target, the date falling 60 days after the Completion Date for that acquisition (or such later date as may be agreed by the Majority Note Subscribers.

Clean-Up Period means, in relation to an acquisition of a PC Acquisition Target, the period beginning on the Completion Date for that acquisition and ending on the Clean-Up End Date.

Clean-Up Representation means, in relation to an acquisition of a PC Acquisition Target, any of the representations and warranties under Clause 24 (Representations and warranties) (other than under any Compliance Provision) to the extent they relate to that PC Acquisition Target or (if applicable) another member of its PC Acquisition Target Group.

Clean-Up Undertaking means, in relation to an acquisition of a PC Acquisition Target, any of the undertakings specified in Clause 27 (General undertakings) (other than in any Compliance Provision) to the extent they relate to that PC Acquisition Target or (if applicable) another member of its PC Acquisition Target Group.

Closing means a closing of an issue of Notes.

Closing Date means the date on which the Series A Notes are issued or are to be issued.

Completion Date means, in relation to a PC Acquisition, the date on which the acquisition completes and the acquiring Group Company receives title to the shares or other ownership interests in, or to the business or undertaking comprising, the relevant PC Acquisition Target (as applicable).

Code means the US Internal Revenue Code of 1986.

Commercial Report means the commercial due diligence report entitled "Project Polaris Commercial Due Diligence – draft final report " dated 16 June 2023 prepared by LEK Consulting Limited.

Commitment means the Series A Commitment, the Series B Commitment, the Series C Commitment or an Incremental Series Commitment.

Competitor means any person (including a person acting as agent for such person, but excluding any bank or financial institution or, in each case, its Affiliates) whose primary business in the ordinary course of trading is the same as or substantially similar to any material business of the Issuer or the Group and whose business is directly in competition with that of the Issuer or the Group.

Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate), provided that the Issuer may amend that form to the extent necessary to address it to the agent under the Credit Facilities Agreement in addition to the Agent, or to the Security Agent as required under the Intercreditor Agreement.

Compliance Provisions means:

(a)	Clause 24.18 (Anti-corruption law and anti-money laundering);

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	Clause 24.29 (Sanctions);

(c)	Clause 27.5 (Anti-corruption law);

(d)	Clause 27.9 (Acquisitions) insofar as it prohibits the acquisition of all or part of a legal entity, or a business or undertaking where a Sanctions Redemption Event would occur as a result of the acquisition; and

(e)	Clause 27.35 (Sanctions – use and repayment of Notes).

Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Note, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Issuer, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Note Subscribers);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Issuer and each Finance Party.

Confidential Information means all information relating to the Issuer, any Obligor, the Group, any PC Acquisition Target or PC Acquisition Target Group, the Finance Documents or any Notes of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or any Notes from either:

(a)	the Parent, any Group Company or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Parent, any Group Company or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by the Parent, any Group Company or any of its advisers; or

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

Confidentiality Undertaking means a confidentiality undertaking substantially in a form recommended by the LMA or in any other form agreed between the Issuer and the Agent.

Constitutional Documents means, in relation to an Obligor or other Group Company, its certificate of incorporation (and any certificate of incorporation on change of name), its memorandum of association and its articles of association.

CorpAcq Finance means CorpAcq Finance Limited, a company incorporated in England and Wales with registered number 08668819.

CorpAcq Holdco means any of:

(a)	the Parent; and

(b)	on and following the De-SPAC Mergeco becoming the Holding Company of the Parent as contemplated by the definition of “De-SPAC”, the De-SPAC Mergeco and any intermediary Holding Company of the Parent.

Credit Facilities Agreement means the GBP 150,000,000 senior term facilities agreement dated on or around the date of this Agreement made between, among others, the Issuer as borrower, Oxane Partners Limited as facility agent, the Security Agent and UBS AG London Branch as mandated lead arranger.

Credit Facility Documents means the Finance Documents as defined in the Credit Facilities Agreement.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Note, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 17 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Cure Deposit has the meaning given to that term in paragraph (b) of Clause 26.5 (LTV Covenant cure).

Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Note, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the Reference Rate Terms.

Day Count Fraction means, in relation to any period and an amount in sterling, the actual number of days elapsed during that period, divided by 365.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

De-SPAC means:

(a)	the transfer of the Parent to the De-SPAC Mergeco;

(b)	the shareholders in the De-SPAC Holdco ceasing to hold those shares and being issued shares in the capital of the De-SPAC Mergeco and/or the De-SPAC BermudaCo (as applicable);

(c)	the De-SPAC Mergeco, via its wholly owned subsidiary the De-SPAC BermudaCo, becoming the indirect Holding Company of each of the De-SPAC Holdco and the Parent; and

(d)	the consummation of such other ancillary transactions relating thereto as are set out in the De-SPAC Documents.

De-SPAC BermudaCo means Polaris Bermuda Limited, an exempted company limited by shares incorporated in Bermuda having its registered office at Walkers Corporate (Bermuda) Limited, Park Place, 55 Par-la-Ville Road, Hamilton, HM 11 Bermuda, and with registered number 202302683.

De-SPAC Completion means the date on which the De-SPAC is completed pursuant to the De-SPAC Documents.

De-SPAC Documents means the Agreement and Plan of Merger dated 1 August 2023 (as amended and restated from time to time) between, among others, (1) the Parent, (2) the De-SPAC Holdco, (3) the De-SPAC Mergeco, (4) the De-SPAC BermudaCo and (5) certain existing shareholders of the Parent (including by way of joinder), together with the documents referred to therein required to give effect to the De-SPAC.

De-SPAC Holdco means Churchill Capital Corp VII, a corporation incorporated under the laws of Delaware, having its registered office at c/o Cogency Global Inc., 850 New Burton Road, Suite 201, Dover, Kent County, Delaware 19904.

De-SPAC Mergeco means CorpAcq Group PLC, a company incorporated in England and Wales with registered number 15030617.

De-SPAC Proceeds means the cash proceeds payable by the De-SPAC Holdco under the terms of the De-SPAC Documents, including such amounts as are required to facilitate payment of:

(a)	the cash consideration payable by the De-SPAC Mergeco to the sellers of the Parent;

(b)	transaction expenses arising in respect of the De-SPAC;

(c)	the total amount required to fully redeem the Preference Shares from the Preference Shareholders; and

(d)	an additional balance sheet amount.

De-SPAC Steps Plan means the paper entitled “De-SPAC – Transaction Structure Overview” summarising the De-SPAC transaction process and prepared by Reed Smith as legal advisors to the Parent in respect of the De-SPAC, delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions precedent).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Debenture means a debenture in agreed form executed or to be executed by, among others, the Issuer and CorpAcq Finance in favour of the Security Agent on or about the date of this Agreement.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or any Note or amount outstanding under this Agreement or under the Notes.

Deed of Release means:

(a)	any Alcentra Deed of Release;

(b)	the Opus Deed of Release; or

(c)	the Prefequity Deed of Release.

Default means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Note Subscriber means any Subscriber (other than a Subscriber which is a Parent Affiliate):

(a)	which has failed to make its participation in Notes available (or has notified the Agent or the Issuer (which has notified the Agent) that it will not make its participation in Notes available) by the Issue Date of those Notes in accordance with Clause 6.4 (Subscribers' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Subscriber is disputing in good faith whether it is contractually obliged to make the payment in question.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Deferred Consideration means:

(a)	any amounts due and payable (other than on the Completion Date) in relation to any PC Acquisition;

(b)	any earn–out related consideration (being any liability in respect of deferred consideration contingent upon the performance of the relevant company or business which has been acquired) incurred by a Group Company in relation to any PC Acquisition; and

any capitalised interest on any amount referred to in paragraph (a) or (b) above

Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

Disregarded Operating Company has the meaning given to that term in Clause 28.20 (Portfolio-wide Materiality).

Disregarded Portfolio Company has the meaning given to that term in Clause 28.20 (Portfolio-wide Materiality).

Disregarded PC Group Member has the meaning given to that term in Clause 28.20 (Portfolio-wide Materiality).

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Notes (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Distressed Fund means a fund, a material part of whose investment strategy includes purchasing debt for the primary purpose of actively managing that debt holding to obtain ownership of equity in the relevant borrower(s) and/or to exploit holdout or blocking positions, provided that any Affiliate or Related Fund that is managed or controlled independently and/or is subject to an information barrier from such fund shall not be a Distressed Fund.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Distribution means any transaction described in paragraph (a) of Clause 27.20 (Distributions).

Distributions Account means the account:

(a)	denominated in sterling;

(b)	held in England or Wales by the Issuer with the Account Bank;

(c)	identified as the Distributions Account in Part 1 of Schedule 2 (Conditions precedent) or a letter between the Issuer and the Security Agent;

(d)	subject to the Transaction Security in favour of the Security Agent pursuant to the Debenture and otherwise in form and substance satisfactory to the Security Agent; and

(e)	from which no withdrawals may be made by the Issuer except as contemplated by the Intercreditor Agreement,

(as the same may be redesignated, substituted or replaced from time to time).

Dormant Subsidiary means a Group Company which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of £150,000 or more (or its equivalent in other currencies).

EBITDA has the meaning given to that term in Clause 26.1 (Financial definitions).

EBT means an employee benefit trust established by the Parent in connection with the De-SPAC.

EBT Beneficiaries means the employees of the Parent that are beneficiaries of the EBT.

EBT Trustee means the trustee of the EBT.

Eligible Institution means any Subscriber or other bank, financial institution, trust, fund or other entity selected by the Issuer and which, in each case, is not a Parent Affiliate or a Group Company.

Eligible Operating Company has the meaning given to that term in Clause 26.1 (Financial definitions).

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including air within natural or man-made structures, whether above or below ground);

(b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including land under water).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste.

Environmental Permit means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Group Company conducted on or from the properties owned or used by any Group Company.

Equity Contribution means the Issuer providing funds to another Group Company by:

(a)	making an Issuer Intra-Group Loan to that other Group Company (whether directly or through another Group Company that is a member of its PC Group); and/or

(b)	making an equity investment in that other Group Company (whether directly, or through another Group Company, which itself makes an equity investment in that first Group Company), provided that any such equity investment, to the extent it involves an issuance of shares, is permitted under Clause 27.23 (Share capital).

Establishment Date means, in relation to an Incremental Notes Series, the later of:

(a)	the proposed Establishment Date specified in the relevant Incremental Notes Series Notice; and

(b)	the date on which the Agent executes the relevant Incremental Notes Series Notice.

EU Prospectus Regulation means Regulation (EU) 2017/1129 as it has effect within the European Union.

Event of Default means any event or circumstance specified as such in Clause 28 (Events of Default).

Excluded Default has the meaning given to that term in Clause 28.20 (Portfolio-wide Materiality).

Exempt Subscriber means any Subscriber that:

(a)	is or was previously an Original Subscriber or an Affiliate or Related Fund of an Original Subscriber; or

(b)	takes an assignment or transfer of a Commitment or Notes from any such Subscriber where an Event of Default is continuing.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Extension Request means a notice substantially in the form set out in Part 2 of Schedule 4 (Requests and Notices) given in accordance with Clause 9.2 (Extension of Termination Date).

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

(a)	any letter or letters dated on or about the date of this Agreement between the Arranger and the Issuer (or the Agent and the Issuer or the Security Agent and the Issuer) setting out any of the fees referred to in Clause 17 (Fees);

(b)	any agreement setting out fees payable to a Finance Party referred to in paragraph (g) of Clause 2.5 (Increase) or sub-paragraph (g)(iv) of Clause 9.2 (Extension of Termination Date) or under any other Finance Document; and

(c)	any agreement setting out fees payable in respect of the Incremental Notes Series referred to in Clause 7.10 (Incremental Notes Series fees).

Finance Document means any of:

(a)	this Agreement;

(b)	any Accession Deed;

(c)	any Compliance Certificate;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(d)	any Extension Request;

(e)	any Fee Letter;

(f)	any Incremental Notes Series Notice;

(g)	the Intercreditor Agreement;

(h)	any Minority Shareholder Waiver Letter;

(i)	any Resignation Letter;

(j)	the SSO Subordination Agreement;

(k)	any Transaction Security Document;

(l)	any Subscription Request;

(m)	the Notes and any Note Certificate;

(n)	any Reference Rate Supplement;

(o)	any Compounding Methodology Supplement; and

(p)	any other document designated as a Finance Document by the Agent and the Issuer.

Finance Lease has the meaning given to that term in Clause 26.1 (Financial definitions).

Finance Party means the Agent, the Arranger, the Security Agent or a Subscriber.

Financial Covenants means the undertakings of the Issuer set out in Clause 26.2 (Financial condition).

Financial Half-Year means the period commencing on or about 1 January and ending on 30 June.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (other than Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of any underlying liability, provided that either:

(i)	such liability would fall within one of the other paragraphs of this definition; or

(ii)	the obligation of the relevant bank or financial institution to pay under that instrument has fallen due;

(h)	any liability in respect of preference shares, and any other amount raised by the issue of shares which are redeemable (other than at the option of the issuer) or are otherwise classified as borrowings under the Accounting Principles;

(i)	any amount of any liability under an advance or deferred purchase agreement if:

(i)	one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii)	the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply (and including for the avoidance of doubt the SSO Invoice Liabilities);

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles and including for the avoidance of doubt any amount that is unconditionally payable by the Issuer or another Group Company as part of the consideration for a PC Acquisition, including:

(i)	as Deferred Consideration, provided that the liability to pay those amounts has crystallised; or

(ii)	by the exercise of Adverse Share Rights, provided that the same have been exercised; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

Financial Quarter has the meaning given to that term in Clause 26.1 (Financial definitions).

Financial Year has the meaning given to that term in Clause 26.1 (Financial definitions).

Financing Amounts means, on any day, the aggregate of:

(a)	all accrued and unpaid interest on the Notes; and

(b)	all accrued but unpaid amounts of commitment fees under Clause 17.1 (Commitment fee).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Founder means Simon Sebastian Orange.

Funded PC Acquisition means any PC Acquisition where the consideration for that PC Acquisition is funded, in whole or part, using the proceeds of a Note.

Funding Rate means any individual rate notified by a Subscriber to the Agent pursuant to paragraph (a)(ii) of Clause 16.3 (Cost of funds).

Funds Flow Statement means, in relation to the Subscriptions to be made on the Closing Date, a funds flow statement in agreed form.

Group means the Issuer and each of its Subsidiaries for the time being.

Group Company means any member of the Group.

Group Interest Cover has the meaning given to that term in Clause 26.1 (Financial definitions).

Group Interest Cover Covenant has the meaning given to that term in Clause 26.1 (Financial definitions).

Group Leverage has the meaning given to that term in Clause 26.1 (Financial definitions).

Group Operating Cashflow has the meaning given to that term in Clause 26.1 (Financial definitions).

Group Structure Chart means the Initial Group Structure Chart, as the same may from time to time be updated and delivered to the Agent in accordance with this Agreement.

Guarantor means an Original Guarantor or an Additional Guarantor, in each case unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors).

Historic RFR means, in relation to an RFR Banking Day, the most recent RFR for a day which is no more than 5 RFR Banking Days before that RFR Banking Day.

HMRC means His Majesty's Revenue & Customs of the United Kingdom.

HMT means His Majesty's Treasury of the United Kingdom.

Holding Account means an account:

(a)	denominated in sterling;

(b)	held in England or Wales by the Issuer with the Account Bank;

(c)	identified as the Holdings Account in Part 1 of Schedule 2 (Conditions precedent) or in a letter between the Issuer and the Security Agent;

(d)	subject to the Transaction Security in favour of the Security Agent pursuant to the Debenture and otherwise in form and substance satisfactory to the Security Agent; and

(e)	from which no withdrawals may be made by the Issuer except as contemplated by the Intercreditor Agreement,

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(as the same may be redesignated, substituted or replaced from time to time).

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

IFRS means UK adopted international accounting standards within the meaning of section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements.

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment, provided that such payment has been received by the Agent in accordance with the Finance Documents or, where such payment is not received by the Agent but held by a third party to the order of the Agent, only to the extent that the Agent has control over such sums and has failed to issue the relevant payment instructions;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Subscriber) it is a Defaulting Note Subscriber under paragraph (a) or (b) of the definition of "Defaulting Note Subscriber"; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question; or

(iii)	the Agent's failure to pay is caused by a failure of any other Party to make a payment to the Agent or caused by a breach of any obligation of any other Party under the Finance Documents.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

Increase Subscriber has the meaning given to that term in Clause 2.5 (Increase).

Incremental Notes means any notes issued or to be issued under an Incremental Notes Series.

Incremental Notes Series means the notes series that may be established and made available under this Agreement as described in Clause 7 (Establishment of Incremental Notes Series).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Incremental Notes Series Commitment means:

(a)	in relation to a Subscriber which is an Incremental Notes Series Subscriber, the amount set opposite its name under the heading "Incremental Notes Series Commitment" in the Incremental Notes Series Notice and the amount of any other Incremental Notes Series Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase); and

(b)	in relation to the Incremental Notes Series and any other Subscriber, the amount of any Incremental Notes Series Commitment relating to that Incremental Notes Series transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement and, for the avoidance of doubt, includes the outstanding principal amount of all Incremental Notes held by a Subscriber.

Incremental Notes Series Conditions Precedent means, in relation to the Incremental Notes Series:

(a)	any document and other evidence specified as such in the Incremental Notes Series Notice; and

(b)	any applicable Incremental Notes Series Supplemental Security.

Incremental Notes Series Issue Date means in respect of each tranche of Incremental Series Notes, the date specified in the applicable Subscription Request in respect of the applicable tranche of Incremental Series Notes pursuant to Clause 6.4 (Subscribers' participation).

Incremental Notes Series Notice means a notice substantially in the form set out in Schedule 12 (Form of Incremental Notes Series Notice).

Incremental Notes Series Subscriber means, in relation to an Incremental Notes Series, any entity which is listed as such in the relevant Incremental Notes Series Notice and which is an Original Subscriber or an Affiliate or Related Fund of an Original Subscriber.

Incremental Notes Series Supplemental Security means, in relation to the Incremental Notes Series, such documents (if any) as are reasonably necessary to provide the Incremental Notes Series Subscribers under the Incremental Notes Series with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Subscribers under the other Notes pursuant to the Finance Documents (other than any lack of equivalence directly consequent to being provided later in time).

Incremental Notes Series Terms means, in relation to the Incremental Notes Series:

(a)	the currency;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	the Total Incremental Notes Series Commitments;

(c)	the Margin;

(d)	the level of commitment fee payable pursuant to Clause 17.1 (Commitment fee) in respect of that Incremental Notes Series;

(e)	the purpose(s) for which all amounts borrowed under that Incremental Notes Series shall be applied pursuant to Clause 4.1 (Purpose);

(f)	the Availability Period;

(g)	any Incremental Notes Series Conditions Precedent;

(h)	the repayment terms for the Incremental Notes Series for the purposes of Clause 9.1 (Scheduled redemption); and

(i)	the Termination Date,

each as specified in the Incremental Notes Series Notice relating to that Incremental Notes Series.

Information Package means the Initial Information Package or any PC Acquisition Information Package.

Initial Group Structure Chart means the group structure chart in the agreed form, delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions precedent).

Initial Information Package means:

(a)	the Base Case Model; and

(b)	the Initial Reports.

Initial Interest Payment Date means:

(a)	if the Notes have been Listed no later than the date falling 10 Business Days prior to 31 March 2024, 31 March 2024;

(b)	if the Notes have been Listed after the date falling 10 Business Days prior to 31 March 2024 but no later than the date falling 10 Business Days prior to 30 April 2024, 30 April 2024;

(c)	if the Notes have been Listed after the date falling 10 Business Days prior to 30 April 2024 but no later than the date falling 10 Business Days prior to 31 May 2024, 31 May 2024; or

(d)	if the Notes have not been Listed by the date falling 10 Business Days prior to 31 May 2024, 30 June 2024.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Initial Reports means the following reports provided to the Arranger prior to the date of this Agreement:

(a)	the Accountants' Report;

(b)	the Commercial Report; and

(c)	the De-SPAC Steps Plan.

Initial Subscription Request means the Subscription Request in the agreed form relating to the Subscriptions to be made on the Closing Date.

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Intellectual Property means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Group Company (which may now or in the future subsist).

Intercreditor Agreement means the intercreditor agreement dated the same date as this Agreement and made between, among others, the Issuer, the Parent, the Debtors (as defined in the Intercreditor Agreement), the Security Agent, the Agent, Oxane Partners Limited as facility agent for the lenders under the Credit Facilities Agreement and the Lenders.

Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.

Interest Payment Date means each Quarter Date, starting with the Initial Interest Payment Date.

Interest Period means, in relation to a Note, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.4 (Default interest).

Investor Loan means:

(a)	the SSO Loan;

(b)	the SSO Invoice Liabilities; or

(c)	an Unsubordinated Investor Loan.

Irish Share Pledge means a Republic of Ireland law share pledge in agreed form executed or to be executed by a Group Company in favour of the Security Agent.

Issue Date the Series A Issue Date, the applicable Series B Issue Date, the applicable Series C Issue Date and/or the applicable Incremental Notes Series Issue Date as the case may be.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Issue Price means 100 per cent. of the principal amount of Notes to be subscribed by the Subscribers.

Issuer Intra-Group Loan means any loan made or to be made by the Issuer to another Group Company (or otherwise owing to the Issuer by any other Group Company).

Issuer's Auditors means PricewaterhouseCoopers LLP or any other firm appointed by the Issuer to act as its statutory auditors.

ITA means the Income Tax Act 2007.

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

Legal Opinion means any legal opinion delivered to the Agent under Clause 5.2 (Initial conditions precedent) or Clause 31 (Changes to the Obligors).

Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court, and the limitations on enforcement imposed by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted by an assignment may be recharacterised as a charge;

(d)	the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that an English Court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the court itself has made an order for costs;

(f)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(g)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

Lender means any person who is party to the Credit Facilities Agreement from time to time as a Lender (as defined therein).

Liability Period means the period starting on the date of this Agreement and ending on the date on which:

(a)	all of the liabilities of the Obligors under each Finance Document are irrevocably discharged in full; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	no Finance Party has any commitment under or in relation to the Series.

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

Listed means the Notes being admitted to the official list of listed securities maintained by TISE.

LMA means the Loan Market Association.

Loan to Value has the meaning given to that term in Clause 26.1 (Financial definitions).

Lookback Period means the number of days specified as such in the Reference Rate Terms.

LTV Covenant has the meaning given to that term in Clause 26.1 (Financial definitions).

Majority Note Subscribers means a Subscriber or Subscribers whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to that reduction).

Make Whole Amount has the meaning given to that term in Clause 17.6 (Make Whole Amount).

Margin means, subject to Clause 14.3 (Margin ratchet), the percentage rate per annum specified as such in the Reference Rate Terms.

Market Disruption Rate means the rate (if any) specified as such in the Reference Rate Terms.

Material Adverse Effect means a material adverse effect on:

(a)	the business, operations, assets or financial condition of the Group taken as a whole;

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents (taking into account the financial resources available to the relevant Obligor within the Group) or its obligations under the Financial Covenants; or

(c)	subject to the Legal Reservations and completion of the Perfection Requirements, the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Material Assets means:

(a)	any Charged Property which is purported to be subject to a mortgage, fixed charge or assignment under the Transaction Security Documents;

(b)	an Obligor’s or Group Company’s rights, title and interest in respect of its Transaction Accounts and under its Material Contracts; and

(c)	any shares in a Group Company.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Material Contract means:

(a)	the Parent Investment Agreement;

(b)	any Minority Shareholders’ Agreement.

(c)	any Shareholder Loan Agreement; or

(d)	any agreement or other document documenting or evidencing the SSO Loan, the SSO Invoice Liabilities or an Investor Loan.

Minority Group Company means a Group Company (other than the Issuer) that is not wholly-owned (directly or indirectly) by the Issuer.

Minority Shareholder Waiver Letter means a letter in agreed form executed or to be executed in favour of the Agent and the Security Agent in relation to a Minority Group Company that is or is to become a Charged Group Company by (1) any Group Company that holds shares in that Minority Group Company and (2) the relevant Minority Shareholders.

Minority Shareholders means, in relation to a Minority Group Company, its shareholders other than CorpAcq Finance or another Group Company.

Minority Shareholders' Agreement means, in relation to a Minority Group Company, any shareholders’ agreement between (1) any Group Company that holds shares in that Minority Group Company and (2) the Minority Shareholder(s) of that Minority Group Company.

Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as "Business Day Conventions" in the Reference Rate Terms.

MorCor Aircraft means the aircraft operated by MorCor Limited and used non-exclusively by the Issuer for the transport of key personnel for business purposes.

MorCor Joint Venture means the Joint Venture between the Issuer and Morson Group Limited pursuant to a joint venture shareholders’ agreement dated 30 January 2018 for the acquisition, leasing, chartering and/or operating of the MorCor Aircraft, and comprising the Issuer’s 49% stake in MorCor Limited.

MorCor Loan means the Issuer’s loan to MorCor Limited to finance its purchase and operation of the MorCor Aircraft, with an outstanding balance as at the date of this Agreement not exceeding £350,000.

New Subscriber means has the meaning given to that term in Clause 29 (Changes to the Subscribers).

Northern Irish Share Pledge means a Northern Irish law share pledge in agreed form executed or to be executed by CorpAcq Finance in favour of the Security Agent.

Note Certificates means a note certificate in or in substantially the form set out in Schedule 3 (Form of Note Certificate) including any replacement Note Certificate issued pursuant to Clause 8.6 (Replacement of Note Certificates).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Notes means the Series A Notes, the Series B Notes, the Series C Notes and any Incremental Series Notes issued by the Issuer.

Notifiable Debt Purchase Transaction has the meaning given to that term in paragraph (b) of Clause 30.2 (Disenfranchisement of Parent Affiliates).

NSI Act means the National Security and Investment Act 2021.

Obligor means the Issuer or a Guarantor.

Obligors' Agent means the Issuer, appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to Clause 2.6 (Obligors' Agent).

OFAC means the Department of the Treasury's Office of Foreign Assets Control of the United States of America.

Operating Company means any Portfolio Company that conducts trading operations and/or investments in Real Property.

Opus Bond Liabilities means the liabilities of Maddox Bidco Limited in respect of the redemption of the Opus Bonds and the payment of the Opus Exit Fee, in each case, in a maximum aggregate amount not exceeding the maximum amount specified for the same in the Funds Flow Statement.

Opus Bonds means the bonds issued pursuant to the Opus Bonds Subscription Agreement.

Opus Bonds Subscription Agreement means the bond subscription agreement originally dated 8 June 2018 (as amended and restated on 18 September 2023) between, among others, (1) Maddox Bidco Limited as issuer and (2) TH Opus S.à r.l. as original subscriber.

Opus Deed of Release means the deed of release in the agreed form to be executed in connection with and as contemplated by the Opus Pay-off Letter.

Opus Exit Fee means the fee payable by Maddox Bidco Limited to THCP Advisory Limited and Prefequity Private Capital I (Jersey) LP pursuant to the Opus Exit Fee Letter on redemption of the Opus Bonds in an aggregate amount not exceeding the maximum amount specified for the same in the Funds Flow Statement.

Opus Exit Fee Letter means the arrangement fee letter dated September 2003 between Maddox Bidco Limited as issuer and TH Opus S.à r.l. as bondholder and relating to the Opus Bonds.

Opus Buyback means the purchase by CorpAcq Finance of the Opus Warrant Shares from TH Opus S.à r.l. either:

(a)	pursuant to the put and call options in the Opus Shareholders Agreement; or

(b)	by way of a Further Investment under paragraph (h) of the definition of “Permitted Acquisition”.

Opus Buyback Liabilities means the payment liabilities of CorpAcq Finance to TH Opus S.à r.l. pursuant to the Opus Buyback, in a maximum aggregate amount not exceeding the maximum amount specified for the same in the Funds Flow Statement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Opus Liabilities means the Opus Bond Liabilities and the Opus Buyback Liabilities.

Opus Pay-off Amount means, in respect of a date specified in the Opus Pay-off Letter for discharge of the Opus Liabilities, the aggregate amount specified in the Opus Pay-off Letter for effecting such discharge on that date.

Opus Pay-off Letter means the letter in agreed form relating to the Opus Liabilities executed or to be executed on or about the date of this Agreement by (1) TH Opus S.à r.l., (2) Maddox Bidco Limited, (3) CorpAcq Finance and the Agent.

Opus Security means all guarantees, Security and Quasi-Security granted by or over the Parent and Group Companies to secure the Opus Bond Liabilities.

Opus Shareholders Agreement means the Minority Shareholders Agreement relating to Maddox Newco Limited originally dated 8 June 2018 (as amended and restated in 2023) between (1) TH Opus S.à r.l., (2) CorpAcq Finance Limited, (3) Steven Igoe and Michael Igoe as managers, and (4) Maddox Newco Limited.

Opus Warrant Instrument means the warrant issuance instrument dated 8 June 2018 executed by Maddox Newco Limited as issuer providing for the issuance of warrants in relation to [***] of the total (post-exercise) issued share capital of Maddox Newco Limited.

Opus Warrant Liabilities means the payment liabilities of CorpAcq Finance to TH Opus S.à r.l. pursuant to the Opus Put Agreement in respect of its purchase of the Opus Warrants following the exercise of the Opus Put.

Opus Warrants means the warrants issued by Maddox Newco Limited pursuant to the Opus Warrant Instrument.

Opus Warrant Shares means the shares in Maddox Newco Limited to be issued by Maddox Newco Limited on exercise of the Opus Warrants.

Original Financial Statements means:

(a)	in relation to the Issuer, its audited consolidated financial statements (including all additional information and notes to the accounts), together with the relevant directors' report and auditors' report, for its Financial Year ended 31 December 2022;

(b)	in relation to each Original Guarantor (other than the Parent), its audited unconsolidated financial statements (including all additional information and notes to the accounts), together with the relevant directors' report and auditors' report for its Financial Year ended 31 December 2022, for its Financial Year ended 31 December 2022;

(c)	in relation to the Parent, its first financial statements (including all additional information and notes to the accounts), together with the relevant directors' report and auditors' report, delivered to the Agent as required by Clause 25.3 (Financial statements);

(d)	in relation to the De-SPAC Mergeco, its first audited annual consolidated financial statements (including all additional information and notes to the accounts) together with the relevant directors' report and auditors' report, delivered to the Agent as required by Clause 25.3 (Financial statements); and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(e)	in relation to any Additional Guarantor, its audited financial statements (including all additional information and notes to the accounts), together with the relevant directors' report and auditors' report, delivered to the Agent as required by Clause 31 (Changes to the Obligors).

Original Jurisdiction means:

(a)	in relation to an Original Obligor, the jurisdiction under whose laws it is incorporated as at the date of this Agreement; or

(b)	in the case of an Additional Guarantor, the jurisdiction under whose laws it is incorporated as at the date on which it becomes a Party as a Guarantor.

Original Obligor means the Issuer or an Original Guarantor.

Parent Affiliate means the Parent, each of its Affiliates, any trust of which the Parent or any of its Affiliates is a trustee, any partnership of which the Parent or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Parent or any of its Affiliates, provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by the Parent or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Parent Affiliate.

Parent Investment Agreement means the investment agreement dated 23 December 2021 between, among others, (1) the Parent, (2) the persons named therein as Managers, and (3) the persons named therein as Investors, and relating to (among other things) the Preference Shares.

Parent Security Agreement means a security agreement in agreed form executed or to be executed by the Parent in favour of the Security Agent on or about the date of this Agreement, creating security over the shares in the Issuer and the Shareholder Loans

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Pay-off Letter means:

(a)	the Alcentra Pay-off Letter;

(b)	the Opus Pay-off Letter; or

(c)	the Prefequity Pay-off Letter.

PC Acquisition means any acquisition that is permitted under paragraph (f) or (g) of the definition of “Permitted Acquisition”.

PC Acquisition Costs means, in relation to a PC Acquisition, all fees, costs and expenses, stamp, registration and other Taxes incurred by any Group Company with respect to that PC Acquisition to persons who are not Parent Affiliates or Group Companies.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”

PC Acquisition Information Package means, in relation to a PC Acquisition:

(a)	a written summary of the key terms of that PC Acquisition, including:

(i)	the PC Acquisition Target, the vendor(s) and the Group Companies involved (specifying which Group Company will be acquiring the PC Acquisition Target);

(ii)	whether the PC Acquisition Target or any other member of the PC Acquisition Target Group meets (or, in the case of the acquisition of a business or undertaking, whether the acquiring Group Company will following the Completion Date meet) the criteria for being an Eligible Operating Company (and if so, how);

(iii)	the amount and nature of the consideration (including any Adverse Share Rights, vendor loans or other Deferred Consideration);

(iv)	if the PC Acquisition Target is to become a Charged Group Company following the Completion Date, any Minority Shareholders' Agreement to be entered into in relation to the PC Acquisition Target;

(v)	otherwise, any rights or interests to be held by Minority Shareholders or otherwise any non-Group Companies with respect to the shares in the PC Acquisition Target (or, in the case of the acquisition of a business or undertaking, the acquiring Group Company) or any other Portfolio Company following the Completion Date (including any Adverse Share Rights or Adverse Terms relating to such shares); and

(vi)	any Financial Indebtedness to be incurred in connection with that PC Acquisition and any Financial Indebtedness of the PC Acquisition Target Group that will remain outstanding following the Completion Date (and any Adverse Terms of the same), in each case where the amount of that Financial Indebtedness exceeds £2,500,000;

(b)	the latest audited (or if not available, management) accounts (in the case of a PC Acquisition other than a Funded PC Acquisition, to the extent available) of the PC Acquisition Target Group (and, if the PC Acquisition Target is a Holding Company, each Operating Company within the PC Acquisition Target Group) or business or undertaking; and

(c)	any PC Acquisition Reports (provided that a PC Acquisition Report need not be included in the relevant PC Acquisition Information Package if the Issuer is legally restricted from disclosing the same to the Finance Parties, and has used all commercially reasonable efforts to obtain consent to such disclosure).

PC Acquisition Report means, in relation to a PC Acquisition, any accounting, environmental, financial, insurance, legal due diligence, market, pensions, tax, technical or other report obtained by the Issuer or any other Group Company for the purposes of deciding whether to proceed with that PC Acquisition (including without limitation any report prepared for these purposes by the relevant vendor's advisers).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

PC Acquisition Target means any legal entity, business or undertaking acquired or to be acquired under a PC Acquisition.

PC Acquisition Target Group means:

(a)	in relation to a PC Acquisition Target that is a legal entity, that PC Acquisition Target and its Subsidiaries; or

(b)	in relation to a PC Acquisition Target that is a business or undertaking, the Portfolio Company making the relevant acquisition, together with any Subsidiaries it will have following the Completion Date.

PC Disposal means any Permitted Disposal that is permitted under paragraph (l) of the definition of “Permitted Disposal”.

PC Disposal Proceeds means the consideration received by any Group Company (including any amount receivable in repayment of intercompany debt) for any PC Disposal, and after deducting:

(a)	any reasonable expenses which are incurred by any Group Company with respect to that PC Disposal to persons who are not Parent Affiliates or Group Companies;

(b)	any Third Party Financial Indebtedness that is required in accordance with its terms to be discharged as result of such PC Disposal;

(c)	the pro rata share of that consideration that is attributable to a Minority Shareholder in the Portfolio Company that is disposed of (or in its PC Group Holding Company); and

(d)	any Tax incurred and required to be paid by the seller in connection with that PC Disposal (as reasonably determined by the relevant Group Company, on the basis of existing rates and taking account of any available credit, deduction or allowance).

PC Disposal Proceeds Spend Period has the meaning given to that term in clause 11.2 (Holding Account) of the Intercreditor Agreement.

PC EBITDA has the meaning given to that term in Clause 26.1 (Financial definitions).

PC Group means, in relation to a Portfolio Company, each other Portfolio Company that is a Subsidiary or a Holding Company of the first Portfolio Company.

PC Group Guarantee means, in relation to a Portfolio Company, any guarantee it gives in respect of the obligations or liabilities of another member of its PC Group, provided that, to the extent those liabilities constitute Financial Indebtedness they are Permitted Financial Indebtedness.

PC Group Loan means, in relation to a Portfolio Company, a loan made by it to (or otherwise any indebtedness outstanding to it by) another member of its PC Group.

PC Interest Cover has the meaning given to that term in Clause 26.1 (Financial definitions).

PC Leverage has the meaning given to that term in Clause 26.1 (Financial definitions).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Perfection Requirements means any and all regulations, filings, notices, registrations, acknowledgements, payments of stamp duty and other actions and steps required to be made in any jurisdiction in order to protect the Transaction Security or in order to achieve the relevant priority for the Transaction Security.

Permitted Acquisition means:

(a)	an acquisition by a Group Company of an asset sold, leased, transferred or otherwise disposed of by another Group Company in circumstances constituting a Permitted Disposal;

(b)	an acquisition of shares pursuant to a Permitted Share Issue;

(c)	an acquisition of shares or other interests in a Joint Venture to the extent permitted under Clause 27.10 (Joint ventures);

(d)	an acquisition of securities which are Cash Equivalent Investments provided that if the acquiror is a party to the Debenture those Cash Equivalent Investments become subject to the Transaction Security under the Debenture as soon as is reasonably practicable;

(e)	the incorporation by CorpAcq Finance (or a Subsidiary of CorpAcq Finance) of a wholly-owned Subsidiary specifically for the purpose of making a PC Acquisition (a PC Acquisition Vehicle), but only if (unless the Majority Note Subscribers agree otherwise):

(i)	that PC Acquisition Vehicle is incorporated in an Acceptable Jurisdiction and with limited liability; and

(ii)	if the incorporating company is an Obligor that is a party to the Debenture or a Share Pledge, Security over the shares of that PC Acquisition Vehicle, in form and substance satisfactory to the Agent, is created in favour of the Security Agent within:

(A)	15 Business Days, in the case of a PC Acquisition Vehicle incorporated in the United Kingdom or Ireland; or

(B)	30 Business Days, in the case of a PC Acquisition Vehicle incorporated in any other Acceptable Jurisdiction,

of the date of its incorporation (and in any event prior to the Completion Date);

(f)	an acquisition (other than from another Group Company) by a PC Acquisition Vehicle or an existing Portfolio Company (the PC Bidco) for cash consideration, Deferred Consideration or shares in (on or following De-SPAC Completion) the De-SPAC Mergeco or in the PC Bidco (provided it is not a Charged Group Company) (or a combination of the foregoing), of (A) all or the majority of the issued share capital of a company or other legal entity or (B) a business or undertaking carried on as a going concern, but excluding any shares or other interest in a Joint Venture, and only if:

(i)	if the PC Bidco is an existing Portfolio Company, the PC Acquisition Target or acquired business or undertaking operates primarily in the same or a complementary business to that of such existing Portfolio Company (or its Operating Subsidiary);

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(ii)	if the PC Bidco’s immediate Holding Company is an Obligor that is a party to the Debenture or a Share Pledge, prior to the Completion Date for the acquisition the shares in the PC Bidco are made subject to perfected Transaction Security under the Debenture or a Share Pledge (as appropriate);

(iii)	on completion of the acquisition:

(A)	the PC Acquisition Target (or its Subsidiary) or (in the case of an acquisition of a business or undertaking) the PC Bidco will be an Operating Company; and

(B)	if the PC Bidco is an Obligor that is a party to the Debenture or a Share Pledge, the shares in the acquired company become subject to the Transaction Security in accordance with Clause 27.40 (Conditions subsequent to PC Acquisitions);

(iv)	no Default or Sanctions Redemption Event would occur as a result of the acquisition;

(v)	each member of the PC Acquisition Target Group is (or, in the case of an acquisition of a business or undertaking, following the Completion Date will be) incorporated or established in and carries (or will carry) on its principal business in an Acceptable Jurisdiction;

(vi)	if any part of the consideration for that acquisition is Deferred Consideration or the issuance of Adverse Share Rights, the liability for (and any Security for) such Deferred Consideration or Adverse Share Rights is incurred (or provided, as applicable) by the PC Bidco or another member of its PC Group;

(vii)	the Issuer has delivered to the Agent a PC Acquisition Information Package for the acquisition:

(A)	in the case of a Funded PC Acquisition, not later than 10 Business Days prior to the Completion Date; or

(B)	in the case of any other PC Acquisition, not later than 10 Business Days after the Completion Date;

(viii)	in the case of a Funded PC Acquisition:

(A)	the acquired company, business or undertaking has positive earnings before interest, tax, depreciation and amortisation (calculated on the same basis as PC EBITDA) for the 12 month period preceding the Completion Date; and

(B)	the Issuer has delivered to the Agent together with the relevant PC Acquisition Information Package a certificate signed by two directors of the Issuer giving calculations showing in reasonable detail that the Issuer would have remained in compliance with the Financial Covenants if the Financial Covenants were recalculated for the Relevant Period ending on the most recent Quarter Date, consolidating the financial statements of the PC Acquisition Target Group or business or undertaking with the financial statements of the Group for such period on a pro forma basis and as if the consideration for the proposed acquisition had been paid at the end of that Relevant Period; or

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(g)	an acquisition by a PC Bidco that is not permitted under paragraph (f) above solely because it is an acquisition of less than the majority of the issued share capital of a company or other legal entity, provided that:

(i)	all other conditions under paragraph (f) above are satisfied in respect of that acquisition;

(ii)	such acquisition is of:

(A)	25 per cent. of the issued share capital of (the PC Acquisition Target, provided that the PC Bidco has the right to exercise at least 50 per cent. (whether by a provision in the PC Acquisition Target’s articles of association or contractually pursuant to a shareholders agreement with the other shareholders of the PC Acquisition Target) of the maximum number of votes that might be cast at a general meeting of the PC Acquisition Target (a Minority Investment); or

(B)	further issued share capital of a PC Acquisition Target in relation to which a Minority Investment has previously been made, which would increase the proportionate holding of share capital of the PC Acquisition Target held by the PC Bidco; or

(C)	any minority interest held by third parties in the share capital of the PC Acquisition Target in circumstances where the PC Bidco already exercises in relation to the PC Acquisition Target the powers listed in paragraph (b) of the definition of “Change of Control” (but construing references in that paragraph to “the Parent” as references to the PC Acquisition Target),

(any acquisition referred to in sub-paragraph (B) or (C) above, a Further Investment); and

(iii)	the total amount invested by a PC Bidco (or CorpAcq Finance under paragraph (h) below), including associated costs and expenses, in acquiring any Minority Investment or Further Investment at the date of the acquisition does not exceed:

(A)	£2,000,000 per acquisition of a Minority Investment or Further Investment; or

(B)	£15,000,000 in aggregate for all such acquisitions of Minority Investments and Further Investments during the term of this Agreement;

(h)	any Further Investment by CorpAcq Finance under paragraph (g) above (treating CorpAqc Finance as a PC Bidco solely for these purposes); or

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(i)	any other acquisition made with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers).

Permitted Credit Facility Payment means any payments of fees, principal or interest made to the Lenders in accordance with the provisions of the Intercreditor Agreement and the Credit Facilities Agreement and the other Credit Facility Documents.

Permitted Disposal means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (a), is on arm's length terms:

(a)	of any asset by a Portfolio Company (the Disposing Company) to another member of its PC Group (the Acquiring Company), provided that if the Disposing Company:

(i)	is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	had given Security over the asset, the Acquiring Company must give equivalent Security over that asset;

(iii)	is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company,

in each case (A) unless such disposal is of cash pursuant to a Permitted Loan or a Permitted Distribution, and (B) so long as no receivable is left outstanding as consideration for that disposal unless such receivable would constitute a PC Group Loan;

(b)	of cash pursuant to a Permitted Loan;

(c)	made by any Operating Company in its ordinary course of trading;

(d)	of assets (other than shares, businesses or undertakings) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(e)	of obsolete or redundant vehicles, plant and equipment for cash;

(f)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(g)	constituted by a licence of Intellectual Property not prohibited by Clause 27.28 (Intellectual Property);

(h)	of assets which are seized, expropriated or compulsorily acquired by (or by the order of) any central or local governmental authority, where such disposal does not constitute a Nationalisation (as that term is defined in Clause 11.3 (Mandatory Prepayment Events));

(i)	any Permitted Sale and Leaseback;

(j)	of assets (other than shares, businesses or undertakings) for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Transaction) does not exceed £100,000,000 (or its equivalent) in total during the term of this Agreement and does not exceed £40,000,000 (or its equivalent) in any Financial Year of the Issuer;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(k)	arising as a result of any Permitted Security;

(l)	of up to:

(i)	49% of the total issued share capital of a PC Acquisition Target (or of a Portfolio Company that is a Holding Company of that PC Acquisition Target) to the vendors of or non-Group Company co-investors in that PC Acquisition Target on the Completion Date or by way of Deferred Consideration; or

(ii)	5% of the total issued share capital of a Portfolio Company pursuant to a Share Incentive Scheme; or

in each case, provided that the relevant PC Acquisition Target or Portfolio Company remains at least 51% legally and beneficially (directly or indirectly) owned by CorpAcq Finance following such disposal;

(m)	of shares in a Portfolio Company or of the business or undertaking of a Portfolio Company (which shall include all or a material part of the assets of a Portfolio Company), in each case where:

(i)	if no Default under the Financial Covenants is then continuing, the Issuer has delivered to the Agent not later than 5 Business Days before legally committing to make the disposal a certificate signed by two directors of the Issuer giving calculations and projections in form and substance satisfactory to the Agent (acting on the instructions of all Subscribers) showing in reasonable detail that the Issuer would have remained in compliance with the Financial Covenants if the Financial Covenants were recalculated for the Relevant Period ending on the most recent Quarter Date, taking into account the disposal of such shares or business on a pro forma basis, and as if the consideration for the proposed disposal had been paid at the start of that Relevant Period and the relevant business or shares had been disposed of at the start of that Relevant Period; or

(ii)	if a Default under the Financial Covenants is continuing the Issuer has delivered to the Agent not later than 5 Business Days before legally committing to make the disposal a certificate signed by two directors of the Issuer giving calculations and projections in form and substance satisfactory to the Agent (acting on the instructions of all Subscribers) showing in reasonable detail in respect of the 12 Months falling immediately after the completion of such disposal, that the Issuer’s performance of each of the Financial Covenants if it makes the disposal will be better than if such disposal is not made, on the assumption that the disposal has occurred and calculated on a pro forma basis; and

(iii)	the PC Disposal Proceeds are promptly credited to the Holding Account in accordance with paragraph (b) of clause 11.2 (Holding Account) of the Intercreditor Agreement; or

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(n)	of any asset with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers),

other than (A) in the case of paragraphs (a) to (j) above, any such disposal of a Material Asset and (B) in the case of paragraph (l) above, any such disposal of Charged Property.

Permitted Distribution means:

(a)	the payment of a dividend by any member of the Group other than the Issuer, provided that:

(i)	any such payment to the Issuer is made to the Distributions Account; and

(ii)	the portion of any such dividend paid by a Minority Group Company to its Minority Shareholders does not exceed their proportionate share of that dividend based on their shareholdings in that Minority Group Company;

(b)	any other payment by another member of the Group to the Issuer (including management fees and costs), provided that it is made to the Distributions Account;

(c)	any payment by a Portfolio Company to another member of its PC Group (including management fees and costs incurred in the ordinary course of business, and the making or repayment of any PC Group Loan);

(d)	the payment to be made by the Issuer to discharge the Prefequity Liabilities in accordance with the Prefequity Pay-off Letter, provided that such payment does not exceed £600,000 (or its equivalent in other currencies);

(e)	any payment by the Issuer in discharge of its liabilities under the Unsubordinated Investor Loans, provided that such payments do not exceed £900,000 (or its equivalent in other currencies) in aggregate;

(f)	any payment by the Issuer in discharge of its liabilities under the SSO Loan or the SSO Invoice Liabilities, provided that the Issuer has delivered to the Agent not later than 5 Business Days before legally committing to make the payment, a certificate signed by two directors of the Issuer giving calculations (in form and substance satisfactory to the Agent) showing in reasonable detail that, taking into account the payment by the Issuer, Pro Forma Group Leverage is less than 3.25:1;

(g)	the payment by the Issuer of any amount representing administrative and/or management fees, costs and/or expenses incurred and paid by the Parent or any other CorpAcq Holdco, provided that:

(i)	prior to making the payment, the Issuer certifies to the Agent that this is the case; and

(ii)	the aggregate of such amounts paid in any Financial Year does not exceed £5,000,000 (or such higher amount as may be agreed by the Majority Subscribers) (or its equivalent in other currencies);

(h)	a payment of the consideration for a Minority Investment or Further Investment as defined in, and in accordance with, paragraph (g) of the definition of “Permitted Acquisition”;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(i)	the payment of a dividend by the Issuer to the Parent or the payment or repayment of any Shareholder Loans or the payment of any interest on the Shareholder Loans, provided that:

(i)	if any Preference Share is then outstanding:

(A)	the Issuer has delivered to the Agent not later than 5 Business Days before legally committing to make the payment, a certificate signed by two directors of the Issuer giving calculations in form and substance satisfactory to the Agent, showing in reasonable detail that:

1)	the payment is to be used by the Parent solely for the purposes of paying dividends and other amounts owing or otherwise payable in respect of the Preference Shares (including for the redemption of any Preference Share, but excluding any Cash Sweep Distributions as that term is defined in the Parent Investment Agreement); and

2)	taking into account the payment by the Issuer, Pro Forma Group Leverage is less than 3.25:1; or

(B)	the Issuer has delivered to the Agent not later than 5 Business Days before legally committing to make the payment, a certificate signed by two directors of the Issuer giving calculations in form and substance satisfactory to the Agent, showing in reasonable detail that:

1)	the payment is to be used by the Parent solely for the purposes of paying dividends on its ordinary shares; and

2)	taking into account the payment by the Issuer, Pro Forma Group Leverage is less than 2.75:1; or

(ii)	if no Preference Share is then outstanding and the Parent has no obligations in respect of any Preference Shares, the Issuer has delivered to the Agent not later than 5 Business Days before legally committing to make the payment, a certificate signed by two directors of the Issuer giving calculations in form and substance satisfactory to the Agent, showing in reasonable detail that taking into account the payment by the Issuer, Pro Forma Group Leverage is less than 3.00: 1; or

(j)	any other Distribution made with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers),

in each case, provided that such payment (A) is made when (other than in the case of a payment made under paragraph (a), (b) or (e) above) no Default is continuing or (in all cases) no Default would occur immediately after the making of the payment, and (B) is not in breach of the Intercreditor Agreement or the SSO Subordination Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Permitted Financial Indebtedness means Financial Indebtedness:

(a)	arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 27.32 (Treasury Transactions), and subject always to the terms of this Agreement, the Intercreditor Agreement and the SSO Subordination Agreement (as applicable);

(b)	arising under a foreign exchange transaction for spot or forward delivery entered into by a Portfolio Company in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

(c)	comprising or in respect of Third Party Financial Indebtedness incurred by a Portfolio Company under working capital facilities, loan facilities, daylight facilities and Finance Leases for the purposes of financing working capital or Capital Expenditure in the ordinary course of trade of that Portfolio Company (if an Operating Company) or of an Operating Company that is a member of that Portfolio Company’s PC Group;

(d)	incurred by any Portfolio Company (which for the avoidance of doubt can be secured by Permitted Security) to fund a Permitted Acquisition (other than a Funded PC Acquisition), or any refinancing thereof;

(e)	arising under unsecured interest rate hedging arrangements not entered into for investment or speculative purposes, and provided that the aggregate liability of Group Companies (calculated on a mark to market basis) under all such arrangements does not exceed £20,000,000 (or its equivalent in other currencies) at any time;

(f)	of any member of a PC Acquisition Target Group and which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three Months following the date of acquisition; or

(g)	that is Third Party Financial Indebtedness incurred by a Portfolio Company in connection with an acquisition or investment by that Portfolio Company in Real Property; or

(h)	otherwise incurred with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers).

Permitted Guarantee means:

(a)	the endorsement by a Portfolio Company of negotiable instruments in the ordinary course of trade;

(b)	any PC Group Guarantee;

(c)	any indemnity given in the ordinary course of the documentation of a Permitted Acquisition or Permitted Disposal, which indemnity is given by the relevant purchasing or selling Group Company in a customary form and subject to customary limitations; or

(d)	any guarantee given with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers).

Permitted Issuer Costs has the meaning given to the term "Permitted Borrower Costs" in the Intercreditor Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Permitted Loan means:

(a)	any trade credit extended by any Operating Company to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (d) of that definition);

(c)	a loan made to a Joint Venture to the extent permitted under Clause 27.10 (Joint ventures);

(d)	a loan made by a Group Company to an employee or director of any Group Company (including under any management incentive scheme) if the amount of that loan when aggregated with the amount of all loans to employees and directors by Group Companies does not exceed £1,000,000 (or its equivalent) at any time;

(e)	any Issuer Intra-Group Loan that is subject to the Transaction Security;

(f)	any Shareholder Loan that is a Subordinated Loan and that is subject to the Transaction Security;

(g)	any PC Group Loan;

(h)	any loan made by a Portfolio Company to the Issuer, provided that:

(i)	the relevant Portfolio Company's claims against the Issuer are at all times subordinated to the Secured Liabilities pursuant to the Intercreditor Agreement;

(ii)	the outstanding amount of such loans (including any accrued interest or fees) does not exceed £5,000,000 at any time; and

(iii)	such loan is not outstanding for more than 30 days (subject to the terms of the Intercreditor Agreement); or

(i)	any other loan made or credit extended with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers).

Permitted Sale and Leaseback means any sale and leaseback on arms’ length terms of any Real Property or any interest in Real Property (but excluding for the avoidance of doubt any sale and leaseback which would constitute, a Finance Lease) by any Portfolio Company, provided that:

(a)	at the time a legally binding contractual commitment is entered into for such sale and leaseback, and at the time of completion of such sale and leaseback, no Default is continuing or reasonably likely to occur immediately thereafter; and

(b)	following such sale and leaseback the aggregate consideration (in each case, based on an independent valuation) for all items subject to a Permitted Sale and Leaseback since the date of this Agreement will not exceed 35% of Adjusted Group EBITDA.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Permitted Security means:

(a)	any lien over an asset of an Operating Company arising by operation of law and in the ordinary course of trading, and not as a result of any default or omission by any Group Company;

(b)	any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of that Group Company (or, in the case of a Portfolio Company, of another member of its PC Group, and including cash pooling arrangements between members of a PC Group);

(c)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a Group Company which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)	any Security or Quasi-Security over any shares (other than any shares owned by the Issuer or CorpAcq Finance) in or asset of a Portfolio Company and securing Permitted Financial Indebtedness (incurred under paragraph (c) or (d) of that definition only) of that Portfolio Company;

(e)	any Security or Quasi-Security over or affecting any asset (other than shares) acquired by a Portfolio Company and securing Permitted Financial Indebtedness of that Portfolio Company;

(f)	any Security or Quasi-Security over or affecting any asset (other than shares) of any company which becomes a Portfolio Company after the Closing Date and securing Permitted Financial Indebtedness of that Portfolio Company, where the Security or Quasi-Security is created before the date on which that company becomes a Portfolio Company;

(g)	any Security or Quasi-Security over or affecting any Real Property of a Portfolio Company other than CorpAcq Properties Limited and securing Permitted Financial Indebtedness (incurred under paragraph (g) of that definition only, for the purposes of its acquisition of or investment in that Real Property) of that Portfolio Company

(h)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Portfolio Company in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any Group Company;

(i)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(j)	any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (c) of the definition of Permitted Financial Indebtedness;

(k)	any Security or Quasi-Security over or affecting any Real Property of CorpAcq Properties Limited and securing its Permitted Financial Indebtedness (incurred under paragraph (g) of that definition only); or

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(l)	any other Security or Quasi-Security arising or existing with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers),

other than (A) in the case of paragraphs (a) to (c) and (e) to (h) above, any such Security or Quasi-Security over a Material Asset and (B) in the case of paragraph (d) above, any such Security or Quasi-Security over Charged Property.

Permitted Share Issue means an issue of:

(a)	shares by the Parent (including to the EBT Trustee), provided that the terms of those shares (and any investment or similar agreement relating to those shares, and whether or not reflected in the Constitutional Documents of the Parent) do not and will not conflict with the terms of the Finance Documents (including any restriction on the making of distributions to or by the Parent);

(b)	ordinary shares by the Issuer to the Parent, or by CorpAcq Finance to the Issuer, paid for in full in cash upon issue and which by their terms are not redeemable and where:

(i)	such shares are of the same class and on the same terms as those initially issued by the Issuer or CorpAcq Finance (as applicable); and

(ii)	the newly-issued shares become Charged Shares on the same terms as the existing shares of the Issuer or CorpAcq Finance (as applicable);

(c)	shares by a Portfolio Company to its immediate shareholders pro rata to their respective shareholdings, and where if any existing shares of the issuing Portfolio Company are Charged Shares, the new shares issued to a Group Company also become Charged Shares on the same terms;

(d)	of up to:

(i)	49% of the total issued share capital of a PC Acquisition Target (or of a Portfolio Company that is a Holding Company of that PC Acquisition Target) to the vendors of or non-Group Company co-investors in that PC Acquisition Target on the Completion Date or by way of Deferred Consideration; or

(ii)	5% of the total issued share capital of a Portfolio Company pursuant to a Share Incentive Scheme; or

in each case, provided that the relevant PC Acquisition Target or Portfolio Company remains at least 51% legally and beneficially (directly or indirectly) owned by CorpAcq Finance following such issuance; or

(e)	shares otherwise made with the prior written consent of the Agent (acting on the instructions of the Majority Note Subscribers).

Permitted Transaction means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	the solvent liquidation, amalgamation, demerger, merger, reconstruction or reorganisation of any Portfolio Company other than an Obligor or (unless the Majority Note Subscribers consent otherwise) an Eligible Operating Company, provided that:

(i)	any payments or assets distributed as a result of such liquidation, amalgamation, demerger, merger, reconstruction or reorganisation are distributed to the Issuer, CorpAcq Finance or other members of its PC Group;

(ii)	in the case of an amalgamation, demerger, merger, reconstruction or reorganisation:

(A)	where the shares or assets in such member of the Group were subject to Transaction Security, the same or substantially equivalent Transaction Security shall be granted by or over it (or its successor entity) promptly following such completion of amalgamation, demerger, merger, reconstruction or reorganisation; and

(B)	any interest of a Minority Shareholder in the resulting entity or entities is proportionate to its interest in the relevant Portfolio Company prior to such transaction; and

(iii)	no Default is continuing or will result from of such liquidation, amalgamation, demerger, merger, reconstruction or reorganisation;

(c)	any capitalisation of interest accrued on Permitted Loans between Group Companies; or

(d)	the establishment of the EBT, the grant of options by the De-SPAC Mergeco to the EBT Beneficiaries (De-SPAC Mergeco Options), the transfer of shares in the Parent by the EBT Trustee to settle the exercise of the De-SPAC Mergeco Options and/or any cash awards made to the EBT Beneficiaries by the EBT Trustee;

(e)	the establishment and implementation by the Parent of:

(i)	the Omnibus Incentive Plan (as defined in the agreement and plan of merger entered into by, among others, the Parent and the Issuer, on 1 August 2023) and

(ii)	the Non-Executive Director Incentive Plan (as defined in the De-SPAC Documents),

and the grant of any awards of shares in the Parent under any such plans;

(f)	until the relevant date specified in Clause 27.39 (Conditions subsequent to Closing Date Subscriptions) for prepayment, discharge and/or release of the same:

(i)	the Financial Indebtedness incurred under the Alcentra Facility Agreement, together with the Alcentra Security;

(ii)	the Opus Bond Liabilities, together with the Opus Security; and;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(iii)	the Prefequity Liabilities, together with the Prefequity Security.

Portfolio Company means any Group Company other than the Issuer or CorpAcq Finance.

Prefequity Deed of Release means the deed of release in the agreed form to be executed in connection with and as contemplated by the Prefequity Pay-off Letter.

Prefequity Liabilities means any and all obligations and liabilities that are secured by the Prefequity Security.

Prefequity Pay-off Letter means the letter in agreed form relating to the Prefequity Liabilities to be executed by (1) Prefequity LLP, (2) CorpAcq Holding, (3) CorpAcq Finance Limited and (4) the Agent.

Prefequity Security means the Security granted by CorpAcq Finance Limited over the shares in CaviTech Solutions (Holdings) Limited in favour of Prefequity LLP as security agent.

Preference Shareholder means a holder of Preference Shares.

Preference Shares means the cumulative redeemable preference shares of £1.00 each of the Parent, which as at the date of this Agreement have an aggregate outstanding amount of approximately £133,000,000.

Pro Forma Group Leverage means, in relation to a proposed Distribution, Group Leverage tested on a pro forma basis by deducting the amount of the proposed Distribution from Cash held by the Group Companies.

PSC Regime means the regime relating to "people with significant control", as set out in Part 21A of the Companies Act 2006 and The Register of People with Significant Control Regulations 2016.

Quarter Date means 31 March, 30 June, 30 September and 31 December in each year.

Quasi-Security has the meaning given to that term in Clause 27.15 (Negative pledge).

Real Property means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

Reference Rate Supplement means a document which:

(a)	is agreed in writing by the Issuer, the Agent (in its own capacity) and the Agent (acting on the instructions of all of the Subscribers);

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(c)	has been made available to the Issuer and each Finance Party.

Reference Rate Terms means the terms set out in Schedule 15 (Reference Rate Terms) or in any Reference Rate Supplement

Register means the register of Notes maintained by the Issuer.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Default has the meaning given to that term in Clause 28.20 (Portfolio-wide Materiality).

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

Relevant Market means the market specified as such in the Reference Rate Terms.

Relevant Period has the meaning given to that term in Clause 26.1 (Financial definitions).

Repeating Representations means each of the representations set out in Clause 24.2 (Status) to Clause 24.7 (Governing law and enforcement), Clause 24.11 (No default), paragraph (g) of Clause 24.12 (No misleading information), Clause 24.13 (Financial Statements), Clause 24.18 (Anti-Corruption Laws), Clause 24.20 (Ranking) to Clause 24.22 (Legal and beneficial ownership), Clause 24.25 (Group Structure Chart), Clause 24.29 (Sanctions) and Clause 24.32 (Private Offering).

Report means an Initial Report or any PC Acquisition Report.

Reporting Day means the day (if any) specified as such in the Reference Rate Terms.

Reporting Time means the relevant time (if any) specified as such in the Reference Rate Terms.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

RFR means the rate specified as such in the Reference Rate Terms.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

RFR Banking Day means any day specified as such in the Reference Rate Terms.

Sanctioned Territory means a country, region or territory that is the subject of country-wide, region-wide or territory-wide Sanctions.

Sanctions means the economic or financial sanctions laws, regulations, trade embargoes or other restrictive measures enacted, administered, implemented and/or enforced from time to time by any of the following (and including through any relevant Sanctions Authority):

(a)	the United Nations;

(b)	the European Union;

(c)	the government of the United States of America;

(d)	the government of the United Kingdom; and

(e)	the government of the Swiss Confederation.

Sanctions Authority means any agency or person which is duly appointed, empowered or authorised to enact, administer, implement and/or enforce Sanctions, including:

(a)	OFAC;

(b)	the United States Department of State or the United States Department of Commerce;

(c)	HMT; and

(d)	the State Secretariat for Economic Affairs of the Swiss Confederation.

Sanctions List means any of the lists of designated sanctions targets maintained by a Sanctions Authority from time to time, including as at the date of this Agreement:

(a)	in the case of OFAC:

(i)	the Specially Designated Nationals and Blocked Persons List; and

(ii)	the Consolidated Sanctions List;

(b)	in the case of the United States Department of State or the United States Department of Commerce:

(i)	the Denied Persons List;

(ii)	the List of Statutorily Debarred Parties;

(iii)	the Entity List; and

(iv)	the Terrorist Exclusion List;

(c)	in the case of HMT:

(i)	the Consolidated List of Financial Sanctions Targets; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(ii)	the List of Persons Subject to Restrictive Measures in View of Russia's Actions Destabilising the Situation in Ukraine;

(d)	in the case of the European Union, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions; and

(e)	in the case of the Swiss Confederation, the State Secretariat for Economic Affairs.

Sanctions Redemption Event has the meaning given to that term in Clause 11.2 (Sanctions Redemption Events).

Sanctions Restricted Person means a person that is:

(a)	listed on a Sanctions List, or directly or indirectly owned, or otherwise controlled within the meaning and scope of the relevant Sanctions, by any one or more persons listed on a Sanctions List;

(b)	located or resident in, or incorporated or organised under the laws of, a Sanctioned Territory; or

(c)	otherwise a subject of Sanctions.

Scottish Share Pledge means a Scots law share pledge in agreed form executed or to be executed by a Group Company in favour of the Security Agent.

Secretary of State means the Secretary of State of His Majesty’s Government.

Secured Liabilities means the liabilities of the Obligors to the Secured Parties under or pursuant to the Finance Documents.

Secured Parties means:

(a)	each Finance Party from time to time party to this Agreement and any Receiver or Delegate; and

(b)	each Finance Party from time to time party to (and as that term is defined in) Credit Facilities Agreement from time to time.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Securities Act means the United States Securities Act of 1933, as amended.

Series means Series A, Series B, Series C or any Incremental Notes Series.

Series A means the notes described in paragraph (a)(i) of Clause 2.1 (Authorisation of the Notes) and which together form a single series of notes.

Series A Commitment means:

(a)	in relation to an Original Subscriber, the amount set opposite its name under the heading Series A Commitment in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Series A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase); and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	in relation to any other Subscriber, the amount of any Series A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement and, for the avoidance of doubt, includes the outstanding principal amount of all Series A Notes held by a Subscriber.

Series A Issue Date means the date specified in the Subscription Request in respect of the Series A Notes.

Series A Notes means the guaranteed floating rate notes due 2028 (subject to Clause 9.2 (Extension of Termination Date)) issued by the Issuer in respect of Series A.

Series B means the notes described in paragraph (a)(ii) of Clause 2.1 (Authorisation of the Notes) and which together form a single series of notes.

Series B Commitment means:

(a)	in relation to an Original Subscriber, the amount set opposite its name under the heading Series B Commitment in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Series B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase); and

(b)	in relation to any other Subscriber, the amount of any Series B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement and, for the avoidance of doubt, includes the outstanding principal amount of all Series B Notes held by a Subscriber.

Series B De-SPAC Redemption means a voluntary early redemption of Series B Notes pursuant to Clause 10.2 (Redemption at the option of the Issuer) using only the De-SPAC Proceeds, provided that:

(a)	the redemption occurs within 6 months of the Closing Date;

(b)	the Issuer has, in or together with its redemption notice delivered under paragraph (a) of that Clause, notified the Agent in writing that such early redemption is a Series B De-SPAC Redemption and

(c)	the Issuer has not notified the Agent that any other early redemption is a Series B De-SPAC Redemption.

Series B Issue Date means:

(a)	in relation to the initial Subscription of the Series B Notes pursuant to Clause 3.2 (Undertaking to subscribe), the date specified in the applicable Subscription Request in respect of such Series B Notes; and

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	in relation to any Series B Notes which comprise the Series B Re-Issuable Amount in accordance with Clause 12.3 (No re-issuing), the date specified in the applicable Subscription Request in respect of such Series B Notes.

Series B Notes means the guaranteed floating rate notes due 2028 (subject to Clause 9.2 (Extension of Termination Date)) issued by the Issuer in respect of Series B.

Series B Re-Issuable Amount has the meaning given to that term in Clause 12.3 (No re-issuing).

Series C means the notes described in paragraph (a)(iii) of Clause 2.1 (Authorisation of the Notes) and which together form a single series of notes.

Series C Commitment means:

(a)	in relation to an Original Subscriber, the amount set opposite its name under the heading Series C Commitment in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Series C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase); and

(b)	in relation to any other Subscriber, the amount of any Series C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.5 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement and, for the avoidance of doubt, includes the outstanding principal amount of all Series C Notes held by a Subscriber.

Series C Issue Date means in respect of each tranche of Series C Notes, the date specified in the applicable Subscription Request in respect of the applicable tranche of Series C Notes pursuant to Clause 3.2 (Undertaking to subscribe).

Series C Notes means the guaranteed floating rate notes due 2028 (subject to Clause 9.2 (Extension of Termination Date)) issued by the Issuer in respect of Series C.

Share Incentive Scheme means an employee benefit trust, management incentive plan or similar arrangement set up by:

(a)	the Parent or the Issuer for the purposes of awarding shares in the Parent or the De-SPAC Mergeco to Group management or employees as part of their remuneration; or

(b)	a Portfolio Company for the purposes of awarding shares in that Portfolio Company or another member of its PC Group to management or employees of that PC Group as part of their remuneration.

Share Pledge means:

(a)	any Scottish Share Pledge;

(b)	any Northern Irish Share Pledge;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(c)	any Irish Share Pledge; and

(d)	any other pledge of the shares in a Portfolio Company that is governed by the laws of an Acceptable Jurisdiction.

Shareholder Loan means any loan made or to be made by the Parent to the Issuer under a Shareholder Loan Agreement.

Shareholder Loan Agreement means an agreement in an agreed form documenting a Shareholder Loan.

Specified Office means:

(a)	in respect of an Original Subscriber, the office or offices notified by that Original Subscriber to the Issuer in writing on or before the date of this Agreement as the office or offices through which it will perform its obligations under this Agreement; and

(b)	in respect of any Subscriber which is not an Original Subscriber, the office specified against its name in the Register,

or such other office as such Subscriber may notify to the Issuer in accordance with Clause 38 (Notices).

Specified Time means a day or time determined in accordance with Schedule 10 (Timetables).

SSO means SSO Consulting Limited, a company registered in Gibraltar with registered company number 101959.

SSO Invoices means outstanding invoices for consulting services provided to the Issuer by SSO prior to the date of this Agreement, with an aggregate outstanding amount not exceeding £4,814,000 as of the date of this Agreement.

SSO Invoice Liabilities means the amounts owing by the Issuer to SSO under the SSO Invoices.

SSO Loan means the amounts owing by the Issuer to SSO pursuant to the following promissory notes (each as amended by a side letter dated 19 October 2023), with an aggregate outstanding principal amount of £700,000 as of the date of this Agreement:

(a)	promissory note dated 24 June 2011, in the amount of £100,000, repayable on demand;

(b)	promissory note dated 11 July 2011, in the amount of £100,000, repayable on demand;

(c)	promissory note dated 26 July 2011, in the amount of £150,000, repayable on demand;

(d)	promissory note dated 26 August 2011, in the amount of £50,000, repayable on demand; and

(e)	promissory note dated 21 June 2012, in the amount of £300,000, repayable on demand.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SSO Subordination Agreement means the subordination agreement dated the same date as this Agreement and made between SSO, the Issuer and the Security Agent.

Subordinated Loan means:

(a)	any Shareholder Loan;

(b)	the SSO Loan; or

(c)	any SSO Invoice Liabilities,

in each case, for so long as the same is subordinated to the Secured Liabilities pursuant to the Intercreditor Agreement or the SSO Subordination Agreement (respectively).

Subscriber means:

(a)	any Original Subscriber;

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Subscriber in accordance with Clause 2.5 (Increase), Clause 7 (Establishment of Incremental Notes Series) (so long as such Subscriber is an Affiliate or Related Fund of an Original Subscriber) or Clause 29 (Changes to the Subscribers); and

(c)	in respect of a Note, the person in whose name such Note is for the time being registered in the Register,

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

Subscription means a subscription of Notes in respect of a Series by the Subscribers subject to and in accordance with the terms of this Agreement.

Subscription Request means a notice substantially in the form set out in Part 1 of Schedule 4 (Requests and Notices).

Subsidiary means:

(a)	a subsidiary undertaking within the meaning of section 1162 of the Act; and

(b)	any company which would be a subsidiary undertaking within the meaning of section 1162 of the Act but for any Security subsisting over the shares in that company from time to time.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Termination Date means, subject to Clause 9.2 (Extension of Termination Date) in relation to each Series, the fourth anniversary of the date of this Agreement.

Third Party Financial Indebtedness means any Financial Indebtedness of a Group Company incurred or otherwise owing on arm’s length terms to persons who are not Parent Affiliates or Group Companies (but excluding the Lenders and the Subscribers).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Total Commitments means the aggregate of:

(a)	the Total Series A Commitments;

(b)	the Total Series B Commitments;

(c)	the Total Series C Commitments; and

(d)	the Total Incremental Notes Series Commitments.

being £150,000,000 at the date of this Agreement.

Total Series A Commitments means the aggregate of the Series A Commitments, being £50,000,000 at the date of this Agreement.

Total Series B Commitments means the aggregate of the Series B Commitments, being £50,000,000 at the date of this Agreement.

Total Series C Commitments means the aggregate of the Series C Commitments, being £50,000,000 at the date of this Agreement.

Total Incremental Notes Series Commitments means, in relation to an Incremental Notes Series, the aggregate of the Incremental Notes Series Commitments.

Trade Instruments means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any Group Company arising in the ordinary course of trading of that Group Company.

Transaction Accounts means:

(a)	the Distributions Account; and

(b)	the Holding Account.

Transaction Documents means:

(a)	the Finance Documents;

(b)	the Material Contracts; and

(c)	the Constitutional Documents of each Obligor and each Minority Group Company.

Transaction Security means the Security created or evidenced or expressed to be created or evidenced pursuant to the Transaction Security Documents.

Transaction Security Documents means:

(a)	the Debenture;

(b)	the Parent Security Agreement;

(c)	any Share Pledge

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(d)	any documents evidencing Incremental Notes Series Supplemental Security,

together with any other document entered into by any Obligor or Group Company creating or expressed to create, or evidencing the grant of, any Security in favour of the Secured Parties (or any of them) over all or any part of its assets in respect of the liabilities and obligations of any of the Obligors under any of the Finance Documents.

Transfer Date means:

(a)	in relation to a transfer of a Note, the date on which the Issuer registers such transfer in the Register; and

(b)	in relation to an assignment of any Commitment which is not constituted by a Note, the later of:

(i)	the proposed Transfer Date specified in the relevant Assignment Agreement; and

(ii)	the date on which the Agent executes the relevant Assignment Agreement.

Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

UK means the United Kingdom of Great Britain and Northern Ireland.

UK Prospectus Regulation means Regulation (EU) 2017/1129, as it forms part of the current domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 and secondary legislation made under it (including the Prospectus (Amendment etc) (EU Exit) Regulations 2019 and The Financial Services (Miscellaneous Amendments) (EU Exit) Regulations 2020), in each case, as amended, including by the European Union (Withdrawal Agreement) Act 2020.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

Unsubordinated Investor Loan means:

(a)	the loan owed by the Issuer to [***] under a loan agreement [***] with an outstanding principal amount not exceeding [***] as of the date of this Agreement; or

(b)	the loan owed by the Issuer to [***] under a loan agreement dated [***] with an outstanding principal amount not exceeding [***] as of the date of this Agreement.

US means the United States of America.

Value Deficiency Amount has the meaning given to that term in Clause 26.5 (LTV Covenant cure).

Value Deficiency Event has the meaning given to that term in Clause 26.5 (LTV Covenant cure).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

VAT means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the Agent, the Arranger, any Finance Party, the Issuer, any Obligor, any Party, any Secured Party, the Security Agent, any Subscriber or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents (including any separate trustee);

(ii)	a document in agreed form is a document which is previously agreed in writing by or on behalf of the Issuer and the Agent or the Security Agent (as applicable), or, if not so agreed, is in the form specified by the Agent or the Security Agent (as applicable);

(iii)	assets includes present, future, actual and contingent properties, revenues and rights of every description;

(iv)	a Subscriber's cost of funds in relation to a Note is a reference to the average cost (determined either on an actual or a notional basis) which that Subscriber would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the outstanding principal amount of that Note for a period equal in length to the Interest Period of that Note;

(v)	a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, restated or replaced from time to time;

(vi)	a group of Subscribers includes all the Subscribers;

(vii)	guarantee means (other than in Clause 23 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity, documentary or other credit or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	debt or indebtedness includes any obligation, whether incurred as principal or as surety, for the payment or repayment of money, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

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(ix)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xi)	shares in or share capital of a company or corporation includes any shares (whether common, ordinary, preferred or other), any participatory interests and any other form of authorised capital of or equivalent ownership interest in that company or corporation, as well as any options, warrants or other instruments granting the holder a right to receive the same (and any reference to a shareholder will be construed accordingly);

(xii)	any statute or statutory provision includes any statute or statutory provision which amends, extends, consolidates or replaces it, or which has been amended, extended, consolidated or replaced by it, and any orders, regulations, instruments or other subordinate legislation made under it from time to time;

(xiii)	a time of day is a reference to London time;

(xiv)	the words include(s), including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

(xv)	liabilities includes any obligation whether incurred as principal or as surety, whether or not in respect of indebtedness, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

(xvi)	the words other and otherwise shall not be construed ejusdem generis with any preceding words where a wider construction is possible; and

(xvii)	a Clause or Schedule is to be construed as a reference to the relevant clause of, or schedule to, this Agreement.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (including an Event of Default) is continuing if it has not been remedied or waived in writing.

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(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Issuer.

(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(g)	Any Reference Rate Supplement overrides anything in:

(i)	Schedule 15 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement,

provided that a Reference Rate Supplement may not effect any reduction in the Margin.

(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 17 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

1.3	Currency symbols and definitions

£, GBP and sterling denote the lawful currency of the United Kingdom.

1.4	Agent and Security Agent discretions

(a)	Any reference in a Finance Document to:

(i)	the Agent or the Security Agent (as applicable) providing its approval or consent or waiver or making a request or direction or determination;

(ii)	a matter, item or a person being acceptable to, satisfactory to, approved by or specified by the Agent or the Security Agent (as applicable);

(iii)	the Agent or the Security Agent (as applicable) requiring certain steps or actions to be taken;

(iv)	the Agent or the Security Agent (as applicable) disagreeing with any calculation; or

(v)	the Agent or the Security Agent (as applicable) otherwise exercising any discretion or power,

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are, in each case, to be construed, unless otherwise specified, as references to the Agent or the Security Agent (as applicable) taking or refraining from taking such action on the instructions of the Majority Note Subscribers (or, as applicable, all the Subscribers).

(b)	Any reference in the Finance Documents to:

(i)	the Agent or the Security Agent (as applicable) acting reasonably;

(ii)	the Agent or the Security Agent (as applicable) reasonably requiring an action or a matter or the provision of any document, information, report, confirmation or evidence;

(iii)	a matter being in the reasonable opinion of the Agent or the Security Agent (as applicable);

(iv)	the Agent's or the Security Agent's (as applicable) approval or consent not being unreasonably withheld or delayed; or

(v)	any document, report, confirmation or evidence being required to be reasonably satisfactory to the Agent or the Security Agent (as applicable),

are, in each case, to be construed, unless otherwise specified in the relevant Finance Document, as the Agent or the Security Agent (as applicable) acting on the instructions of the Majority Note Subscribers (or, as applicable, all the Subscribers).

(c)	The Subscribers hereby agree to act reasonably in circumstances where the Agent or the Security Agent (as applicable) would otherwise be required to act reasonably if this Clause 1.4 did not apply).

(d)	Where the Agent or the Security Agent (as applicable) is obliged to consult under the terms of the Finance Documents, unless otherwise specified:

(i)	the Majority Note Subscribers (or, as applicable, all the Subscribers) must instruct the Agent or the Security Agent (as applicable) to consult in accordance with the terms of the relevant Finance Document; and

(ii)	the Agent or the Security Agent (as applicable) must carry out that consultation in accordance with the instructions it receives from the Majority Note Subscribers (or, as applicable, all the Subscribers), and the Agent or the Security Agent (as applicable) shall be under no obligation to determine the reasonableness of such circumstances or whether in giving such instructions the Majority Note Subscribers (or, as applicable, all the Subscribers) are acting in a reasonable manner.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver, Delegate or any person described in Clause 32.10 (Exclusion of liability), Clause 43.1 (Confidentiality) may, subject to this Clause 1.5 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.6	Meaning of outstanding

For the purposes of this Agreement and the Notes (but without prejudice to its status for any other purpose), a Note shall be considered to be outstanding unless one or more of the following events has occurred:

(a)	it has been redeemed in full, or purchased in accordance with Clause 9 (Redemption), and in either case has been cancelled in accordance with Clause 10 (Voluntary redemption and cancellation);

(b)	the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Agent and remain available for payment against presentation and surrender of the relevant Note Certificate;

(c)	proceedings to enforce a claim for principal and interest in respect of such Note have become barred; or

(d)	for the purposes of the definition of Majority Note Subscribers and Clause 42.3 (All Subscriber matters) only, it is held by, or by any person for the benefit of, the Issuer or any of its Affiliates (other than any Affiliate of the Subscriber).

1.7	Intercreditor Agreement

1.7.1	The provisions of this Agreement are subject to the terms of the Intercreditor Agreement.

1.7.2	To the extent that there is any inconsistency between the terms of this Agreement and the terms of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall prevail.

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Section  – The Notes

2	Authorisation of Notes and Guarantee

2.1	Authorisation of the Notes

(a)	The Issuer has authorised the creation and issue of:

(i)	Series A Notes in an aggregate principal amount equal to the Total Series A Commitments;

(ii)	Series B Notes in an aggregate principal amount equal to the Total Series B Commitments; and

(iii)	Series C Notes in an aggregate principal amount equal to the Total Series C Commitments.

(b)	The Notes will be in registered form and in the Authorised Denominations.

(c)	The Notes will be represented by Note Certificates.

(d)	Subject to the terms of this Agreement, each Subscriber has agreed to subscribe for Notes up to the aggregate amount of its Commitment.

2.2	Incremental Notes Series

One (and only one) Incremental Notes Series may be established and made available pursuant to Clause 7 (Establishment of Incremental Notes Series).

2.3	Authorisation of the Guarantee

Each of the Guarantors by its execution of this Agreement or an Accession Deed has authorised the giving of its guarantee in relation to the Notes.

2.4	Constitution of the Notes

On and from each Issue Date, the Issuer constitutes the relevant Notes and covenants in favour of each Subscriber that it will duly perform and comply with the obligations expressed to be undertaken by it in this Agreement and in each Note Certificate (and for this purpose any reference in any Note Certificate and/or in this Agreement to any obligation or payment under or in respect of the Notes shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

2.5	Increase

(a)	The Issuer may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Note Subscriber in accordance with Clause 10.5 (Right of cancellation in relation to a Defaulting Note Subscriber); or

(ii)	the Commitments of a Subscriber in accordance with:

(A)	Clause 11.1 (Illegality); or

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(B)	paragraph (a) of Clause 10.4 (Right of cancellation in relation to a single Subscriber),

request that the Commitments relating to any Series be increased (and the Commitments relating to that Series shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments relating to that Series so cancelled as follows:

(iii)	the increased Commitments will be assumed by one or more Eligible Institutions (each an Increase Subscriber) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Subscriber corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Subscriber in respect of those Commitments;

(iv)	each of the Obligors and any Increase Subscriber shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Subscriber would have assumed and/or acquired had the Increase Subscriber been an Original Subscriber in respect of that part of the increased Commitments which it is to assume;

(v)	each Increase Subscriber shall become a Party as a Subscriber and any Increase Subscriber and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Subscriber and those Finance Parties would have assumed and/or acquired had the Increase Subscriber been an Original Subscriber in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Subscribers shall continue in full force and effect; and

(vii)	any increase in the Commitments relating to a Series shall, subject to the conditions set out in paragraph (d) below, take effect on the date specified by the Issuer in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Subscriber.

(b)	The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)	The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Subscriber once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Subscriber.

(d)	An increase in the Commitments relating to a Series will only be effective if the Increase Subscriber enters into the documentation required for it to accede as a party to the Intercreditor Agreement.

(e)	Each Increase Subscriber, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Subscriber or Subscribers in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Subscriber.

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(f)	The Issuer shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.5.

(g)	The Increase Subscriber shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 29.5 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 29.7 (Procedure for assignment) and if the Increase Subscriber was a New Subscriber.

(h)	The Issuer may pay to the Increase Subscriber a fee in the amount and at the times agreed between the Issuer and the Increase Subscriber in a Fee Letter.

(i)	Neither the Agent nor any Subscriber shall have any obligation to find an Increase Subscriber and in no event shall any Subscriber whose Commitment is replaced by an Increase Subscriber be required to pay or surrender any of the fees received by such Subscriber pursuant to the Finance Documents.

(j)	Clause 29.6 (Limitation of responsibility of Existing Subscribers) shall apply mutatis mutandis in this Clause 2.5 in relation to an Increase Subscriber as if references in that Clause to:

(i)	an Existing Subscriber were references to all the Subscribers immediately prior to the relevant increase;

(ii)	the New Subscriber were references to that Increase Subscriber; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.6	Obligors' Agent

(a)	Each Obligor (other than the Issuer) by its execution of this Agreement or an Accession Deed irrevocably appoints the Issuer (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Issuer on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to agree any Incremental Notes Series Terms and to deliver any Incremental Notes Series Notice, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect any Obligor, without further reference to or the consent of any Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to the Obligor pursuant to the Finance Documents to the Issuer,

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and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it or received the relevant notice, demand or other communication. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3	Issue and Subscription of the Notes

3.1	Undertaking to issue

The Issuer and each Obligor undertakes to each Subscriber that, subject to and in accordance with the terms and conditions of this Agreement, Notes in the principal amount specified opposite such Subscriber's name in Schedule 1 (The Original Parties) or in any Assignment Agreement will be issued to such Subscriber on the applicable Issue Date specified in the relevant Subscription Request, in accordance with the provisions of this Agreement.

3.2	Undertaking to subscribe

Each Subscriber undertakes to the Issuer and each Guarantor that, subject to and in accordance with the terms and conditions of this Agreement, it will:

(a)	in the case of an Original Subscriber, subscribe for Notes in the principal amount specified opposite such Subscriber's name in Schedule 1 (The Original Parties) on the applicable Issue Date specified in any relevant Subscription Request at the Issue Price; and

(b)	in the case of any other Subscriber, subscribe for Notes in the principal amount specified opposite such Subscriber's name in the Assignment Agreement by which such Subscriber became a party to this Agreement on the applicable Issue Date specified in any relevant Subscription Request at the Issue Price.

3.3	Finance Parties' rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, the outstanding principal amount of any Note held by a Subscriber or any other amount owed by an Obligor which relates to that Note or that Finance Party's role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

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(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

4	Purpose

4.1	Purpose

The Issuer must apply all amounts received by it:

(a)	Under the Series on the Closing Date, towards:

(i)	financing or refinancing in full the discharge of:

(A)	all amounts outstanding under the Alcentra Facility; and

(B)	the Opus Bond Liabilities;

(ii)	paying fees and costs (other than any periodic fee) due under the Finance Documents or the Credit Facility Documents;

(iii)	in respect of any amount specified in the Funds Flow Statement to be used for discharging the Opus Buyback Liabilities:

(A)	financing that discharge; or

(B)	financing the purchase price for a Funded PC Acquisition and/or any related PC Acquisition Costs (but not any Deferred Consideration); and

(iv)	making such other payments as are set out in the Funds Flow Statement,

in each case, in accordance with the Funds Flow Statement and the Initial Subscription Request;

(b)	under the Series B Notes Re-Issuable Amount or under Series C Notes after the Closing Date, towards:

(i)	(or towards making an Equity Contribution to another Group Company for the purposes of that other Group Company):

(A)	financing or refinancing the purchase price for a PC Acquisition and/or any related PC Acquisition Costs (but not any Deferred Consideration), provided that any such refinancing shall be made within 12 Months from the relevant Completion Date (or, in the case of a refinancing of several PC Acquisitions through a single Subscription, from the first such Completion Date, and pending such refinancing the relevant Subscription proceeds will be blocked on the Distributions Account in accordance with clause 11.3 (Distributions Account) of the Intercreditor Agreement); and/or

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(B)	refinancing Permitted Financial Indebtedness (other than any Deferred Consideration) of any member of a PC Acquisition Target Group and outstanding at the Completion Date of the relevant PC Acquisition;

(ii)	any other purposes agreed by the Agent (on the instructions of all of the Subscribers); and/or

(iii)	paying fees and costs (other than any periodic fee) due under the Finance Documents; or

(c)	under the Incremental Series Notes for the purpose(s) specified in the Incremental Series Notes Notice,

provided that, for the avoidance of doubt, the Issuer shall not in any event apply the proceeds of any Notes issued by it towards financing or refinancing the payment of a Permitted Distribution.

4.2	Further application of proceeds of Notes

Each Obligor shall (and the Issuer shall ensure that each other Group Company will) apply the proceeds of any Equity Contribution received by it in accordance with Clause 4.1 (Purpose) in the manner contemplated in that Clause and (in the case of any Notes to be issued on the Closing Date) the Funds Flow Statement.

4.3	Deduction of fees and costs

The Issuer agrees that the Subscribers may (and hereby irrevocably authorises each Subscriber to):

(a)	deduct from the proceeds of any Note subscribed for under this Agreement the amount of any fees or costs referred to in paragraph Clause 4.1 (Purpose), to the extent reflected in the Funds Flow Statement (if applicable) and the relevant Subscription Request or otherwise pre-agreed with the relevant Finance Party (including in a Fee Letter); and

(b)	apply such proceeds directly against payment of such fees and costs.

4.4	Monitoring

No Finance Party is bound to monitor or verify the application of any monies received by the Issuer pursuant to this Agreement or the Notes.

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5	Issue of Notes

5.1	Closing

(a)	At a Closing, the Issuer will deliver to each Subscriber the Notes to be subscribed for by such Subscriber in the form of a single Note Certificate in respect of each relevant Series dated the Issue Date and registered in the Register in such Subscriber's name, against payment by the Subscriber to the Issuer of the net proceeds of the issue of such Notes (namely the Issue Price less the expenses that are to be deducted pursuant to Clauses 22.1 (Transaction Expenses) and 17 (Fees)) to such account of the Issuer as the Issuer designates in the Subscription Request.

(b)	The date of each Closing shall be specified in a Subscription Request.

(c)	If, at a Closing:

(i)	the Issuer fails to issue the Notes to any Subscriber in accordance with this Clause 5; or

(ii)	any of the conditions precedent specified in Clause 5.2 (Initial conditions precedent) have not been fulfilled to a Subscriber's satisfaction; or

(iii)	any of the conditions precedent specified in Clause 5.3 (Additional conditions precedent for PC Funded Acquisitions) have not been fulfilled to a Subscriber's satisfaction; or

(iv)	any of the conditions precedent specified in Clause 5.5 (Further conditions precedent) have not been fulfilled to a Subscriber's satisfaction,

such Subscriber shall, at its election, be relieved of all further obligations under this Agreement to subscribe for such Notes until such time as such conditions are satisfied.

(d)	An election by a Subscriber under paragraph (c) above shall not operate as a waiver of any rights such Subscriber may have by reason of such failure or such non-fulfilment.

5.2	Initial conditions precedent

(a)	The Issuer may not deliver a Subscription Request unless the Agent has received confirmation from the Subscribers that they have received all of (save to the extent they have waived receipt of any of) the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Subscribers, and the Agent shall (and is hereby authorised by the Subscribers to) notify the Issuer promptly upon the Subscribers being so satisfied (and shall confirm to the Subscribers that it has so notified the Issuer).

(b)	The Subscribers will only be obliged to subscribe for Notes if in relation to:

(i)	any Notes, prior to or at the applicable Closing, the Agent has received confirmation from the Subscribers that they have received all of (save to the extent they have waived receipt of any of) the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Subscribers; and

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(ii)	any Incremental Series Notes, if on or before the Closing for those Notes, the Agent has received confirmation from the Subscribers that they have received all of (save to the extent they have waived receipt of any of) the Incremental Series Notes Conditions Precedent relating to the relevant Incremental Series Notes (if any) in form and substance satisfactory to the Subscribers, and in each case the Agent shall (and is hereby authorised by the Subscribers to) notify the Issuer promptly upon the Subscribers being so satisfied (and shall confirm to the Subscribers that it has so notified the Issuer).

5.3	Additional conditions precedent for PC Funded Acquisitions

(a)	The Subscribers will be obliged to comply with Clause 6.4 (Subscribers' participation) in relation to any Note requested after the Closing Date to finance a PC Funded Acquisition only if, on or before the Closing for that Note, the Agent has received confirmation from the Subscribers that they have received the PC Acquisition Information Package for that acquisition, in form and substance satisfactory to the Subscribers, and the Agent shall notify the Issuer promptly upon the Subscribers being so satisfied (and shall confirm to the Subscribers that it has so notified the Issuer).

(b)	The Subscribers:

(i)	shall act reasonably and without undue delay in giving their confirmation under paragraph (a) above; and

(ii)	in the event they decline to give such confirmation, shall promptly provide the Issuer with written reasons for the same.

5.4	Agent notifications

The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any notification described in Clause 5.2 (Initial conditions precedent) or Clause 5.3 (Additional conditions precedent for PC Funded Acquisitions), provided it has actually received the relevant confirmation from the Subscribers.

5.5	Further conditions precedent

Subject to Clause 5.2 (Initial conditions precedent) and Clause 5.3 (Additional conditions precedent for PC Funded Acquisitions), the Subscribers will only be obliged to comply with Clause 6.4 (Subscriber's participation) if on the date of the Subscription Request and on the proposed Issue Date:

(a)	no Default is continuing or would result from the proposed issue of Notes;

(b)	in relation to:

(i)	any Notes to be issued on the Closing Date, all the representations and warranties in Clause 24 (Representations and warranties) are true in all respects; or

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(ii)	any other Notes, the Repeating Representations to be made by each Obligor are true in all material respects;

(c)	immediately following the issuance of the relevant Notes, the Issuer will be in compliance with the Financial Covenants tested on a pro forma basis taking into account the amount of the proposed issue of Notes (and, in the case of a Note issue being used to finance a PC Acquisition, assuming Completion of that acquisition); and

(d)	a Utilisation Request has been issued under the Credit Facilities Agreement for a Loan in the same amount as the Notes requested in the Subscription Request and the agent under the Credit Facilities Agreement has confirmed to the Agent that all conditions to that Utilisation have been satisfied (other than any conditions relating to the Notes to be issued pursuant to the Utilisation Request). Utilisation Request, Loan and Utilisation shall have the meaning given to such terms in the Credit Facilities Agreement.

5.6	Maximum number of Subscriptions

(a)	The Issuer may not deliver a Subscription Request if as a result of the proposed Note:

(i)	more than one Subscription under Series A would have been made;

(ii)	more than one Subscription under Series B would have been made (excluding any Series B Notes referred to in sub-paragraph (iii) below);

(iii)	more than three Subscriptions under Series B would have been made where such Series B Notes comprise an issuance in respect of the Series B Re-Issuable Amount; or

(iv)	more than two Subscriptions would have been made under that Series during the relevant Interest Period (other than any Subscription made on the Closing Date).

6	Subscription

6.1	Delivery of a Subscription Request

The Issuer may request that the Subscribers subscribe for Notes in respect of a Series by delivering a duly completed Subscription Request to the Agent not later than the Specified Time.

6.2	Completion of a Subscription Request

(a)	Each Subscription Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	in the case of the Subscriptions to be made on the Closing Date, it is the Initial Subscription Request;

(ii)	it identifies the Series under which the subscription will occur;

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(iii)	the proposed Issue Date is a Business Day within the Availability Period applicable to that Series;

(iv)	the currency and amount of the Notes comply with Clause 6.3 (Currency and amount);

(v)	it specifies the account to which the net proceeds of such Subscription are to be paid, being in relation to any Subscription to be made:

(A)	on the Closing Date, the account(s) specified for those purposes in the Funds Flow Statement; or

(B)	after the Closing Date, the Distributions Account;

(vi)	the proposed Interest Period complies with Clause 15 (Interest Periods); and

(vii)	in relation to any Subscription under Series C, Notes have been issued under Series A and Series B and the Availability Period in relation to Series A has expired.

(b)	Multiple Subscriptions may be requested in a Subscription Request where the proposed Issue Date is the Closing Date. Only one Subscription may be requested in each subsequent Subscription Request.

6.3	Currency and amount

(a)	The currency specified in a Subscription Request must be sterling.

(b)	The amount of the proposed Subscription must be:

(i)	in the case of Series A, equal to the Available Series;

(ii)	in the case of a Subscription under Series B to be made:

(A)	on the Closing Date, equal to the Available Commitment; or

(B)	on any subsequent date, not more than the Available Commitment, and a minimum of £2,500,000 (or, if less, the Available Commitment); or

(iii)	in the case of Series C or any Incremental Notes Series, not more than the Available Commitment, and a minimum of £2,500,000 (or, if less, the Available Commitment).

6.4	Subscribers' participation

(a)	If the conditions set out in this Agreement have been met, each Subscriber shall subscribe for Notes on the Issue Date through its Specified Office.

(b)	The principal amount of Notes subscribed for by a Subscriber in relation to a Subscription will be equal to the proportion borne by its Available Commitment to the Available Series immediately prior to subscribing for the Notes.

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(c)	The Agent shall notify each Subscriber of the amount of each Subscription and the principal amount of Notes to be subscribed for by that Subscriber by the Specified Time.

6.5	Limitations on Notes

(a)	The Closing Date must occur during the Availability Period for Series A, and the Issuer must issue each of Series A and Series B in full on the Closing Date.

(b)	The Issuer may not issue Notes in respect of any Incremental Notes Series unless:

(i)	it has complied with paragraph (a) above and Clause 27.39 (Conditions subsequent to Closing Date Subscriptions); and

(ii)	Series C has been fully subscribed (or will be fully subscribed together with that utilisation of the Incremental Notes Series).

(c)	The Series A Issue Date and the first Series B Issue Date shall be the same date.

6.6	Extension of Availability Period for Series C

(a)	The Issuer may request by notice to the Agent at least one month prior to the expiry of the Availability Period for Series C, that the Availability Period for Series C be extended by up to 18 months in respect of an aggregate amount of the Available Commitment for Series C not exceeding £25,000,000. The Agent shall notify the Subscribers promptly following receipt of such request.

(b)	If all the Subscribers under Series C agree in writing to the request of the Issuer, the original Availability Period for the relevant aggregate amount of the Available Commitment for Series C shall be extended in accordance with the notice from the Issuer (and such amount shall be allocated pro rata between the Available Commitments of each Subscriber under Series C).

6.7	Cancellation of Commitment

(a)	The Series A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Series A.

(b)	Subject to paragraph (c) below, the Series B Commitments as at the date of this Agreement which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Series B relating to Subscriptions on the Closing Date.

(c)	The Series B Commitments comprising the Series B Re-Issuable Amount which, at that time are unutilised shall be immediately cancelled at the end of the Availability Period for Series B relating to Subscriptions for the Series B Re-Issuable Amount.

(d)	The Series C Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Series C (such end date being that applicable to the relevant unutilised Series C Commitments in the event that there has been an extension pursuant to Clause 6.6 (Extension of Availability Period for Series C)).

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(e)	The Incremental Notes Series Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Notes Series.

7	Establishment of Incremental Notes Series

7.1	Incremental Notes Series definitions

In this Agreement:

Incremental Notes Series Proposal means a notice from the Issuer addressed to each Subscriber which:

(a)	invites each Subscriber to participate in a proposed Incremental Notes Series; and

(b)	sets out the proposed Incremental Notes Series Terms applicable to that Incremental Notes Series and any fee or commission proposed to be payable to subscribers under that proposed Incremental Notes Series.

Incremental Notes Series Shortfall means, in relation to a Proposed Series Size, any amount by which that Proposed Series Size exceeds the aggregate of the proposed Incremental Notes Series Commitments offered by the Participating Subscribers pursuant to paragraph (b) of Clause 7.2 (Selection of Incremental Notes Series Subscribers) (as adjusted, if applicable, pursuant to paragraph (d) of that Clause).

Incremental Notes Series Solicitation Period means, in relation to an Incremental Notes Series Proposal, the period of time starting on the date of that Incremental Notes Series Proposal and ending on the date which falls 30 Business Days after the date of that Incremental Notes Series Proposal.

Participating Subscriber means, in relation to an Incremental Notes Series Proposal, any Subscriber which makes an offer in respect of the Incremental Notes Series proposed in that Incremental Notes Series Proposal pursuant to paragraph (b) of Clause 7.2 (Selection of Incremental Notes Series Subscribers).

Proposed Series Size means, in relation to an Incremental Notes Series Proposal, the proposed Total Incremental Notes Series Commitments set out in that Incremental Notes Series Proposal.

7.2	Selection of Incremental Notes Series Subscribers

(a)	Invitation to all Subscribers: The Issuer shall solicit potential Incremental Notes Series Subscribers for any proposed Incremental Notes Series by delivery of an Incremental Notes Series Proposal to the Agent and each Subscriber.

(b)	Subscriber's offer: Any Subscriber which wishes to become an Incremental Notes Series Subscriber in respect of an Incremental Notes Series proposed in an Incremental Notes Series Proposal shall enter into discussions with the other Subscribers in order to agree the aggregate Incremental Notes Series Commitment to be offered by the Subscribers and notify the Issuer and the Agent of the proposed Incremental Notes Series Commitment that it unconditionally offers to make available in respect of that proposed Incremental Notes Series no later than 5:00 p.m. on the last day of the Incremental Notes Series Solicitation Period relating to that Incremental Notes Series Proposal. Incremental Notes Series Commitments may only be offered by a Subscriber if the aggregate Incremental Notes Series Commitment of that Subscriber together with its Affiliates and Related Funds is in an amount equal to the pro rata share of that such Subscriber's (together with those of its Affiliates and Related Funds) Commitments bears to the Total Commitments. A Subscriber shall be under no obligation to offer an Incremental Notes Series Commitment and may act in its absolute discretion when considering whether to offer an Incremental Notes Series Commitment.

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(c)	Expiry of Subscriber's offer: Each Participating Subscriber's offer under paragraph (b) above (as adjusted, if applicable, pursuant to paragraph (d) below) in respect of an Incremental Notes Series proposed in an Incremental Notes Series Proposal shall, unless otherwise agreed by all the Participating Subscribers under that Incremental Notes Series Proposal, expire on the earlier of:

(i)	the day falling 2 Business Days after the last day of the Incremental Notes Series Solicitation Period relating to that Incremental Notes Series Proposal; and

(ii)	the date of any Incremental Notes Series Notice delivered in respect of that proposed Incremental Notes Series.

(d)	Invitation to Participating Subscribers if shortfall: If there is an Incremental Notes Series Shortfall relating to a Proposed Series Size set out in an Incremental Notes Series Proposal, the Issuer shall invite each Participating Subscriber under that Incremental Notes Series Proposal to increase the proposed Incremental Notes Series Commitment offered by it in respect of the Incremental Notes Series proposed in that Incremental Notes Series Proposal by an amount no greater than its Incremental Notes Series Proportion of that Incremental Notes Series Shortfall.

(e)	Participating Subscriber's Incremental Notes Series Commitment: Each Participating Subscriber's Incremental Notes Series Commitment specified in any Incremental Notes Series Notice delivered in respect of an Incremental Notes Series proposed in an Incremental Notes Series Proposal shall, unless that Participating Subscriber agrees to be allocated an Incremental Notes Series Commitment in a lower amount, be in an amount equal to the amount of the proposed Incremental Notes Series Commitment offered by that Participating Subscriber in response to that Incremental Notes Series Proposal (as adjusted, if applicable, pursuant to paragraph (d) above).

(f)	Incremental Notes Series Terms: The Incremental Notes Series Terms specified in any Incremental Notes Series Notice delivered in respect of an Incremental Notes Series and any fee or commission payable to Incremental Notes Series Subscribers under that Incremental Notes Series shall be the same as those set out in the Incremental Notes Series Proposal relating to that Incremental Notes Series.

(g)	Amendment and withdrawal: The Issuer shall not amend any Incremental Notes Series Proposal but may withdraw an Incremental Notes Series Proposal at any time.

(h)	Effect of withdrawal: Withdrawal of an Incremental Notes Series Proposal shall terminate the process set out in this Clause 7.2 in respect of the Incremental Notes Series proposed in that Incremental Notes Series Proposal and that Incremental Notes Series shall not be established.

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7.3	Delivery of Incremental Notes Series Notice

On completion of the solicitation process set out in Clause 7.2 (Selection of Incremental Notes Series Subscribers), the Issuer and each relevant Incremental Notes Series Subscriber may request the establishment of an Incremental Notes Series by the Issuer delivering to the Agent a duly completed Incremental Notes Series Notice not later than 15 Business Days prior to the proposed Establishment Date specified in that Incremental Notes Series Notice.

(a)	No Incremental Notes Series Notice may be delivered on or before the Closing Date.

7.4	Completion of an Incremental Notes Series Notice

(a)	The Incremental Notes Series Notice is irrevocable and will not be regarded as having been duly completed unless:

(i)	it sets out the Incremental Notes Series Terms applicable to the Incremental Notes Series, which must be those Incremental Notes Series Terms set out in the Incremental Notes Series Proposal;

(ii)	each of:

(A)	the Incremental Notes Series Terms; and

(B)	any fees payable to the arranger of the Incremental Notes Series,

comply with Clause 7.6 (Restrictions on Incremental Notes Series Terms and fees); and

(iii)	the Incremental Notes Series Subscribers and the Incremental Notes Series Commitments set out in that Incremental Notes Series Notice have been selected and allocated in accordance with Clause 7.2 (Selection of Incremental Notes Series Subscribers).

(b)	Only one Incremental Notes Series may be requested in an Incremental Notes Series Notice.

7.5	Maximum number of Incremental Notes Series

The Issuer may not deliver an Incremental Notes Series Notice if as a result of the establishment of the proposed Incremental Notes Series two or more Incremental Notes Series would have been established under this Agreement.

7.6	Restrictions on Incremental Notes Series Terms and fees

(a)	Currency: Any Incremental Notes Series shall be denominated in sterling.

(b)	Size: The Total Incremental Notes Series Commitments shall not, at any time, exceed £50,000,000.

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(c)	Margin: The margin applicable to any Incremental Notes Series shall be equal to the Margin.

(d)	Commitment fee: The percentage rate per annum according to which the fee payable under Clause 17.1 (Commitment fee) in respect of an Incremental Notes Series is computed shall 1.5% per annum.

(e)	Arrangement fee: The aggregate of any fees payable to the Arranger in connection with any Incremental Notes Series shall be 1.5%.

(f)	Issuer: Any Incremental Notes Series shall be available only to the Issuer.

(g)	No procurement of breach: Satisfaction of any Incremental Notes Series Conditions Precedent shall not breach any term of any Finance Document.

(h)	The repayment terms for any Incremental Notes Series shall be such that it is repayable in a single instalment on the Termination Date.

(i)	The Termination Date for any Incremental Notes Series shall be the Termination Date.

7.7	Conditions to establishment

(a)	The establishment of an Incremental Notes Series will only be effected in accordance with Clause 7.8 (Establishment of Incremental ) if:

(i)	on the date of the Incremental Notes Series Notice and on the Establishment Date:

(A)	no Event of Default is continuing and no Default would result from the establishment of the proposed Incremental Notes Series; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects; and

(ii)	the Agent has received confirmation from the Subscribers that they have received, in form and substance satisfactory to the Subscribers:

(A)	such documents (if any) as are reasonably necessary as a result of the establishment of that Incremental Notes Series to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents; and

(B)	any applicable Incremental Notes Series Supplemental Security.

(b)	The Agent shall notify the Issuer promptly upon the Subscribers being satisfied under sub-paragraph (a)(ii) above (and shall confirm to the Subscribers that it has so notified the Issuer).

(c)	Other than to the extent that the Majority Note Subscribers notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Subscribers authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

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7.8	Establishment of Incremental Notes Series

(a)	If the conditions set out in this Agreement have been met the establishment of an Incremental Notes Series is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Incremental Notes Series Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Notes Series Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Notes Series Notice.

(b)	The Agent shall only be obliged to execute an Incremental Notes Series Notice delivered to it by the Issuer once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Notes Series.

(c)	On the Establishment Date:

(i)	subject to the terms of this Agreement the Incremental Notes Series Subscribers agree to subscribe for Notes in an aggregate amount equal to the Total Incremental Notes Series Commitments specified in the Incremental Notes Series Notice which will be available to the Issuer specified in the Incremental Notes Series Notice, subject always to the other terms of this Agreement;

(ii)	each Incremental Notes Series Subscriber shall assume all the obligations of a Subscriber corresponding to the Incremental Notes Series Commitment (the Assumed Incremental Notes Series Commitment) specified opposite its name in the Incremental Notes Series Notice as if it had been an Original Subscriber in respect of that Incremental Notes Series Commitment;

(iii)	each of the Obligors and each Incremental Notes Series Subscriber shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Notes Series Subscriber would have assumed and/or acquired had that Incremental Notes Series Subscriber been an Original Subscriber in respect of the Assumed Incremental Notes Series Commitment;

(iv)	each Incremental Notes Series Subscriber and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Notes Series Subscriber and those Finance Parties would have assumed and/or acquired had the Incremental Notes Series Subscriber been an Original Subscriber in respect of the Assumed Incremental Notes Series Commitment; and

(v)	each Incremental Notes Series Subscriber shall become a Party as a Subscriber.

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7.9	Notification of establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Notes Series notify the Issuer and the Subscribers of that establishment and the Establishment Date of that Incremental Notes Series.

7.10	Incremental Notes Series fees

(a)	The Issuer shall, on the date on which the establishment of an Incremental Notes Series becomes effective, pay to the Agent (for its own account) a fee of [***].

(b)	Subject to Clause 7.6 (Restrictions on Incremental Notes Series Terms and fees) the Issuer may:

(i)	pay to any Incremental Notes Series Subscriber a fee in the amount and at the times agreed between the Issuer and that Incremental Notes Series Subscriber in a Fee Letter; and

(ii)	pay to the Arranger a fee in the amount and at the times agreed between the Issuer and the Arranger in a Fee Letter.

7.11	Incremental Notes Series costs and expenses

The Issuer shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with the establishment of an Incremental Notes Series under this Clause 7.

7.12	Facilitation of establishment of Incremental Notes Series

(a)	This Clause 7.12 applies if an Incremental Notes Series is to be established.

(b)	Subject to paragraph (c) below, each Finance Party shall, at the request (and cost) of the Issuer, promptly:

(i)	execute any additional Transaction Security Documents creating Security for the Subscribers under that Incremental Notes Series;

(ii)	do all such things or acts or execute all such documents; and

(iii)	give such instructions to the Security Agent,

as are reasonably necessary:

(A)	as a result of the establishment of that Incremental Notes Series in order to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents; and

(B)	to provide the Subscribers under that Incremental Notes Series with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Subscribers under each other Series pursuant to the Finance Documents (other than any lack of equivalence directly consequent to being provided later in time).

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(c)	This Clause 7.12 shall not require any Finance Party to facilitate:

(i)	an amendment to any Security, guarantee, indemnity or other assurance against loss constituted pursuant to any Transaction Security Document; or

(ii)	a release of the Transaction Security.

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Section  – Registration and Title

8	Register and Title

8.1	Registration of Notes

(a)	The Issuer shall maintain at its registered office a Register in respect of the Notes in accordance with the regulations in Schedule 9 (Regulations concerning Transfers and Registration of the Notes).

(b)	A Note Certificate in respect of each Series will be issued to each Subscriber in respect of its registered holding.

(c)	Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register by the Issuer.

8.2	Title

(a)	The Subscriber of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest in such Note, any writing on the Note Certificate relating to such Notes or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Subscriber.

(b)	The Issuer shall promptly on demand by any Subscriber (and in any event by no later than two Business Days after demand) send to such Subscriber a complete and correct copy of the Register.

8.3	Registration and delivery of Note Certificates

Within five Business Days of the surrender of a Note Certificate in accordance with Clause 29.2 (Transfer of Notes) and, if applicable, subject to receiving the consent of the Issuer in accordance with (Clause 29.3 (Issuer consent)), the Issuer will register the transfer in question and deliver, at the Issuer's expense (except as provided below), a new Note Certificate of a like principal amount to the Notes transferred to each relevant Subscriber to the address specified for the purpose by such relevant Subscriber and, if applicable, a new Note Certificate to the Existing Subscriber in accordance with paragraph (c) of Clause 29.2 (Transfer of Notes).

8.4	Closed periods

Subscribers may not require transfers to be registered during the period of five Business Days ending on the due date for any payment of principal or interest in respect of the Notes.

8.5	Regulations concerning transfers and registration

All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer and registration of Notes set out in Schedule 9 (Regulations concerning Transfers and Registration of the Notes).

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8.6	Replacement of Note Certificates

Promptly following receipt by the Issuer at its registered office of evidence of the ownership of and the loss, theft, destruction or mutilation of any Note Certificate, and:

(a)	in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it (provided that if a Subscriber, an Affiliate of a Subscriber or a Subscriber provides an unsecured agreement of indemnity that shall be deemed to be satisfactory); or

(b)	in the case of mutilation, upon surrender and cancellation of such Note Certificate,

the Issuer shall, at its own expense, execute and deliver, a replacement Note Certificate.

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Section  – Redemption, Purchase and Cancellation

9	Redemption

9.1	Scheduled redemption

(a)	Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on the Termination Date.

(b)	The Issuer may not re-issue any part of a Series which is redeemed (other than pursuant Clause 12.3(b) (No re-issuing)).

9.2	Extension of Termination Date

(a)	The Issuer may, by delivering an Extension Request to the Agent:

(i)	not later than 30 Business Days prior to the Termination Date (or such later date as the Issuer and the Agent on the instructions of all of the Subscribers may agree); and

(ii)	not earlier than six months prior to the Termination Date (or such earlier date as the Issuer and the Agent on the instructions of all of the Subscribers may agree),

request an extension of the Termination Date in relation to all or any of the Series to the date specified in that Extension Request (the Extended Termination Date).

(b)	An Extension Request is irrevocable.

(c)	The Issuer may deliver no more than one Extension Request.

(d)	The Agent (acting on the instructions of all the Subscribers participating in that Series) must respond to an Extension Request not later than 20 Business Days (or such later date as the Issuer and the Agent on the instructions of the Subscribers may agree) after receipt of that Extension Request.

(e)	The Subscribers may agree to or reject an Extension Request in their sole and absolute discretion, and nothing will oblige a Subscriber to agree to an Extension Request.

(f)	If the Agent does not respond to an Extension Request by the date specified in paragraph (d) above, then the Subscribers will be deemed to have refused that Extension Request.

(g)	If a Subscriber (an Extending Subscriber) agrees to an Extension Request in accordance with this Clause 9.2, then the relevant extension of the Termination Date in relation to each Series specified for that Subscriber will take effect on the date falling 5 Business Days after the date of their acceptance under paragraph (e) above, provided that:

(i)	the Agent has notified the Issuer that it has received (in form and substance satisfactory to it, acting on the instructions of all Subscribers) any documents and other evidence the Agent has previously notified the Issuer it requires in order to ensure that the obligations of the Obligors under the Finance Documents, and the Transaction Security and any subordination expressed to be created under the Intercreditor Agreement or the SSO Subordination Agreement, will extend to the Total Commitments as amended by that extension;

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(ii)	no Event of Default is continuing and no Default would result from the extension;

(iii)	the Repeating Representations deemed to be made at that time by each Obligor are true in all respects; and

(iv)	the Issuer pays any extension fee agreed to the Extending Subscribers as agreed between it and the Extending Subscribers in full at the time and in the amount set out in any Fee Letter referred to in Clause 17.5 (Extension fee).

(h)	If the Termination Date in relation to each Series for an Extending Subscribers is extended under this Clause 9.2, then the Termination Date for such Series in relation to the Commitment of the relevant Extending Subscribers will be the Extended Termination Date (or, if such date is not a Business Day, the immediately preceding Business Day).

10	Voluntary redemption and cancellation

10.1	Voluntary cancellation

(a)	Subject to paragraph (b) below, the Issuer may, if it gives the Agent not less than 3 Business Days' (or such shorter period as all Subscribers may agree) prior notice, cancel the whole or any part (being a minimum amount of £1,000,000) of an Available Series. Any cancellation under this Clause 10.1 shall reduce the Commitments of the Subscribers rateably under that Series.

(b)	The Issuer shall not cancel any part of the Available Commitment with respect to a Series on or prior to the Closing Date.

10.2	Redemption at the option of the Issuer

(a)	Subject to paragraph (b) below, the Issuer may, if it gives the Agent not less than 3 Business Days' (or such shorter period as the Majority Note Subscribers may agree) prior notice, redeem the whole or any part of the Notes (but, if in part, being an amount that reduces the aggregate principal amount of the Notes then outstanding by a minimum amount of £5,000,000) at any time at a price equal to 100 per cent. of their principal amount together with interest accrued to such date.

(b)	Subject to paragraph (c) below and the provisions of the Intercreditor Agreement, a Note may be redeemed early only if all the Notes are:

(i)	redeemed at the same time; and

(ii)	redeemed in amounts which reduce the Notes by the same proportion.

(c)	A Series B De-SPAC Redemption shall be applied against Series B Notes only.

(d)	Any redemption notice given under this Clause 10.2 shall be irrevocable.

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10.3	Partial redemption

On a partial redemption of the Notes, the Issuer will note on the Register a memorandum of the amount and date of any redemption in part in respect of each Note.

10.4	Right of cancellation and redemption in relation to a single Subscriber

(a)	Subject always to the terms of the Intercreditor Agreement, if:

(i)	any sum payable to any Subscriber by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax gross-up)); or

(ii)	any Subscriber claims indemnification from the Issuer or an Obligor under Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased Costs);

the Issuer may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues and, in the case of paragraph (i) above, provided that it has complied with all its obligations under Clause 27.42 (Listing of the Notes), give the Agent notice of cancellation of the Commitment(s) of that Subscriber and its intention to procure the redemption of the Notes held by that Subscriber.

(b)	On receipt of a notice referred to in paragraph (a) above, the Available Commitment(s) of the relevant Subscriber shall be immediately reduced to zero.

(c)	On the last day of each Interest Period which ends after the Issuer has given notice under paragraph (a) above (or, if earlier, the date specified by the Issuer in that notice), the Issuer shall redeem the relevant Subscriber's Note(s) at their principal amount together with all interest and other amounts accrued under the Finance Documents and that Subscriber's corresponding Commitment(s) shall be immediately cancelled by the amount redeemed.

10.5	Right of cancellation in relation to a Defaulting Note Subscriber

(a)	If any Subscriber becomes a Defaulting Note Subscriber the Issuer may, at any time whilst the Subscriber continues to be a Defaulting Note Subscriber, give the Agent 3 Business Days' notice of cancellation of each Available Commitment of that Subscriber.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Note Subscriber shall be immediately reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Subscribers.

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11	Mandatory redemption and cancellation

11.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Subscriber to perform any of its obligations as contemplated by this Agreement or for any Subscriber to hold the Notes (or it becomes unlawful for any Affiliate of a Subscriber for that Subscriber to do so):

(a)	that Subscriber shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Issuer, each Available Commitment of that Subscriber will be immediately cancelled; and

(c)	to the extent that the Notes held by that Subscriber has not been transferred pursuant to Clause 42.7 (Replacement of Subscriber) the Issuer shall redeem the Notes held by that Subscriber on the last day of the Interest Period for each Note occurring after the Subscriber has notified the Issuer or, if earlier, the date specified by the Subscriber in the notice delivered to the Issuer (being no earlier than the last day of any applicable grace period permitted by law) at a price equal to 100 per cent. of their principal amount together with interest accrued to such date and the corresponding Commitment of the Subscriber shall be reduced by the amount of Notes so redeemed.

11.2	Sanctions Redemption Events

(a)	In this Clause 11.2, Sanctions Redemption Event means:

(i)	any representation or warranty made or deemed to be made in Clause 24.29 (Sanctions) (or in any equivalent provision of any other Finance Document) is or proves to have been incorrect or misleading when made or deemed to be made;

(ii)	a breach of any provision of Clause 27.35 (Sanctions – use and repayment of Notes) (or any equivalent provision of any other Finance Document); or

(iii)	any Subscriber determines that, as a result of performing any of its obligations as contemplated in the Finance Documents, or subscribing for or holding any Notes, it is or may become non-compliant with or in violation of any Sanctions, or a Sanctions Restricted Person, or subject to any restrictions, exclusions or penalties (or otherwise any secondary sanctions) imposed by a Sanctions Authority.

(b)	If a Sanctions Redemption Event occurs:

(i)	the Issuer shall promptly notify the Agent upon becoming aware of that event;

(ii)	no Subscriber will be obliged to subscribe for any Notes; and

(iii)	if a Subscriber so requires and notifies the Issuer (through the Agent), that Subscriber's Available Commitments will be immediately cancelled, and the Issuer will redeem that Subscriber's Notes on:

(A)	the last day of the Interest Period for each Note occurring after the Agent has notified the Issuer; or

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(B)	if earlier, the date specified by that Subscriber in the notice delivered to the Issuer (being no earlier than the date falling five Business Days prior to the last day of any applicable grace period permitted by law), and that Subscriber's corresponding Commitments will be cancelled in the amount of the Notes so redeemed.

11.3	Mandatory Redemption Events

(a)	In this Clause 11.3:

De-Listing means the shares of the De-SPAC Mergeco are not or cease to be listed, or are suspended from trading (for more than 90 days), on the New York Stock Exchange or another nationally recognised US stock exchange.

Mandatory Redemption Event means:

(i)	any Nationalisation;

(ii)	a Change of Control;

(iii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions; or

(iv)	on or following De-SPAC Completion, a De-Listing.

Nationalisation means the authority or ability of the Parent or any Group Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Parent or any Group Company or any of its assets, where (in the reasonable opinion of the Majority Note Subscribers) this has or is reasonably likely to have a Material Adverse Effect.

(b)	If a Mandatory Redemption Event occurs:

(i)	the Issuer shall promptly notify the Agent upon becoming aware of that event;

(ii)	no Subscriber shall be obliged to subscribe for Notes; and

(iii)	if a Subscriber so requires and notifies the Issuer (through the Agent):

(A)	that Subscriber's Available Commitment will be immediately cancelled and the Issuer shall redeem the Notes held by that Subscriber within 10 Business Days of that notice at a price equal to 100 per cent. of their principal amount together with interest accrued to such date; and

(B)	that Subscriber's corresponding Commitments will be cancelled in the amount of the Notes redeemed.

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11.4	PC Disposal Proceeds

(a)	The Issuer shall (unless the Subscribers agree otherwise) redeem Notes, and cancel Available Commitments, in amounts equal to any PC Disposal Proceeds:

(i)	if no Event of Default is continuing, and unless the Issuer makes an election under paragraph (c) below, at the end of the applicable PC Disposal Proceeds Spend Period to the extent not withdrawn during that period in accordance with clause 11.2.3 (Holding Account) of the Intercreditor Agreement; or

(ii)	if an Event of Default is continuing, upon the earlier of:

(A)	the end of the applicable PC Disposal Proceeds Spend Period, to the extent not withdrawn during that period in accordance with clause 11.2.3 (Holding Account) of the Intercreditor Agreement; and

(B)	the occurrence of an Acceleration Event,

in each case, in the order of application contemplated in paragraphs (b) to (d) inclusive below.

(b)	An early redemption under this Clause 11.4 shall redeem the Notes in amounts which reduce:

(i)	firstly, the Series B Notes by the same proportion; and

(ii)	secondly, once all outstanding Series B Notes have been redeemed in full, the Series A Notes, the Series C Notes and any Incremental Notes Series Notes by the same proportion,

and to the extent the relevant PC Disposal Proceeds exceed the above amounts:

(A)	firstly, the Available Commitments under Series B shall be cancelled and permanently reduced by the same proportion; and

(B)	secondly, the Available Commitments under Series A, Series C and any Incremental Notes Series shall be cancelled and permanently reduced by the same proportion.

(c)	Subject to paragraph (d) below, the Issuer:

(i)	may elect that any early redemption under this Clause 11.4 be applied in redemption of Notes on the last day of the Interest Period relating to such Notes; and

(ii)	if the Issuer makes that election in respect of Notes then Notes in an amount equal to the amount of the relevant redemption will be due and payable on the last day of their Interest Period.

(d)	If the Issuer has made an election under paragraph (c) above but an Event of Default is continuing, that election shall no longer apply and the Notes in respect of which the election was made shall be due and payable in accordance with sub-paragraph (a)(ii) above.

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12	Restrictions

12.1	Notices of cancellation or early redemption

Any notice of cancellation, early redemption, authorisation or other election given by any Party under Clause 10 (Voluntary redemption and cancellation) or Clause 11 (Mandatory redemption and cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or redemption is to be made and the amount of that cancellation or redemption.

12.2	Interest and other amounts

Any early redemption of Notes under this Agreement shall be made together with:

(a)	accrued interest on the amount prepaid; and

(b)	any applicable Make Whole Amount,

but otherwise without premium or penalty.

12.3	No re-issuing

(a)	Subject to paragraph (b) below, the Issuer may not re-issue any Notes forming part of a Series which is redeemed early (including any part of the Series B Re-Issuable Amount which is re-issued and subsequently redeemed early).

(b)	If the Issuer notifies the Agent pursuant to Clause 10.2 (Redemption at the option of the Issuer) that it will make a Series B De-SPAC Redemption, then on the date upon which such redemption occurs, the Series B Commitments shall be reinstated pro rata and be capable of being subscribed for in an amount equal to the amount of the Series B Notes so redeemed (the Series B Re-Issuable Amount).

12.4	Redemption in accordance with Agreement

The Issuer shall not redeem all or any part of the Notes or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

12.5	No reinstatement of Commitments

Subject to Clause 2.5 (Increase) and Clause 12.3 (No re-issuing), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

12.6	Agent's receipt of notices

If the Agent receives a notice under Clause 10 (Voluntary redemption and cancellation) or Clause 11 (Mandatory redemption and cancellation), or an election under paragraph (c) of Clause 11.4 (PC Disposal Proceeds), it shall promptly forward a copy of that notice or election to either the Issuer or the affected Subscriber, as appropriate.

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12.7	Effect of redemption on Commitments

If all or part of the Notes held by any Subscriber under a Series is redeemed, an amount of that Subscriber's Commitment (equal to the amount of the Notes which are redeemed) in respect of that Series will be deemed to be cancelled on the date of redemption.

12.8	Application of redemptions

Any redemption of Notes in a Series (other than a redemption pursuant to Clause 11.1 (Illegality), Clause 11.2 (Sanctions Early Redemption Events) or Clause 10.4 (Right of cancellation and redemption in relation to a single Subscriber)) shall be applied pro rata to each Subscriber's holding of those Notes in that Series.

12.9	Note Certificates

12.9.1	Any Note which is redeemed or any Note which is purchased and surrendered for cancellation by the Issuer or any of its Affiliates shall be cancelled and may not be reissued or resold.

12.9.2	Following any redemption of Notes in full pursuant to the provisions of this Agreement, the Subscriber of any Notes which have been redeemed in full, shall return the Note Certificates in relation to such Notes to the Issuer and the Issuer will update the Register accordingly.

13	Intentionally left blank

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Section  – Interest

14	Interest

14.1	Calculation of interest

(a)	The rate of interest applicable to each Note for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for a Note is not an RFR Banking Day, the rate of interest on that Note for that day will be the rate applicable to the immediately preceding RFR Banking Day.

(c)	The amount of interest payable on each Note for any day during an Interest Period is calculated as follows:

(i)	the outstanding amount of that Note; multiplied by

(ii)	the aggregate of the applicable:

(A)	Margin; and

(B)	Compounded Reference Rate for that day; multiplied by

(iii)	the Day Count Fraction

14.2	Payment of interest

(a)	The Issuer shall pay accrued interest on each Note on each Interest Payment Date.

(b)	Each Note will cease to bear interest from the due date for redemption unless payment of principal is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Clause 14.2 (both before and after judgment) until the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Subscriber.

(c)	If the Compliance Certificate received by the Agent which relates to the relevant Annual Financial Statements shows that a higher Margin should have applied during a certain period, then the Issuer shall promptly pay in accordance with the terms of paragraph (d) of Clause 14.3 (Margin ratchet) to the Agent any amounts necessary to put the Subscribers in the position they would have been in had the appropriate rate of the Margin applied during such period.

14.3	Margin ratchet

(a)	The initial Margin is the percentage rate per annum specified as such in the Reference Rate Terms.

(b)	The Margin shall subsequently be determined by reference to Group Leverage for each Relevant Period as shown in the Compliance Certificate for that Relevant Period delivered to the Agent pursuant to Clause 25.4 (Provision and contents of Compliance Certificates) and in the manner set out below in this Clause 13.3.

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(c)	Subject to paragraphs (c) to (e) below, the Margin will be the percentage rate per annum set out below opposite the applicable range for Group Leverage for the Relevant Period:

Group Leverage	Margin % p.a.
Greater than or equal to 3.0: 1	6.5%
Less than 3.0: 1 but greater than or equal to 2.5: 1	6.0%
Less than 2.5: 1 but greater than or equal to 1.5: 1	5.75%
Less than 1.5: 1	5.25%

(d)	Any change in the Margin for the Notes shall take effect on the date (the reset date) which is the first day of the next Interest Period for that Note following receipt by the Agent of the Compliance Certificate for the applicable Relevant Period pursuant to Clause 25.4 (Provision and contents of Compliance Certificate).

(e)	If, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis for a reduced Margin, then the provisions of paragraph (c) of Clause 14.2 (Payment of interest) shall apply and the Margin for each Note during the period when such reduced Margin was applied shall be the percentage per annum determined using the table above and the revised Group Leverage calculated using the figures in that Compliance Certificate.

(f)	While an Event of Default is continuing, the Margin will be the highest percentage per annum set out above.

14.4	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is three per cent per annum higher than the rate which would have been payable and as if the overdue amount had, during the period of non-payment, constituted a Note in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

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14.5	Notifications

(a)	The Agent shall promptly upon an Interest Payment being determinable, notify:

(i)	the Issuer of that Interest Payment;

(ii)	each relevant Subscriber of the proportion of that Interest Payment which relates to that Subscriber's holding in the relevant Notes; and

(iii)	the relevant Subscribers and the Issuer of:

(A)	each applicable rate of interest relating to the determination of that Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Note.

(b)	This paragraph 14.5 shall not apply to any Interest Payment determined pursuant to Clause 16.3 (Cost of funds).

(c)	The Agent shall promptly notify the Issuer of each Funding Rate relating to Notes.

(d)	The Agent shall promptly notify the Subscribers and the Issuer of the determination of a rate of interest relating to any Note to which Clause 16.3 (Cost of funds) applies.

(e)	This Clause 14.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

15	Interest Periods

15.1	Duration of Interest Periods

(a)	Each Interest Period for a Note will start:

(i)	on its Issue Date; or

(ii)	if that Note is already issued, on the last day of its preceding Interest Period,

and will end on the immediately following Interest Payment Date.

(b)	An Interest Period for a Note may not extend beyond the Termination Date.

15.2	Non-Business Days

Any rules specified as "Business Day Conventions" in the Reference Rate Terms shall apply to each Interest Payment Date as if that Interest Payment Date were the last day of a period of three Months.

16	Changes to the calculation of interest

16.1	Interest calculation if no RFR or Central Bank Rate

If:

(a)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Note; and

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(b)	Cost of funds will apply as a fallback is specified in the Reference Rate Terms,

Clause 16.3 (Cost of funds) shall apply to that Note for that Interest Period.

16.2	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms; and

(b)	before the Reporting Time, the Agent receives notifications from a Subscriber or Subscribers (holding Notes exceeding 35 per cent. of the principal amount of all Notes in issue) that its cost of funds relating to the Notes held by it would be in excess of that Market Disruption Rate, then Clause 16.3 (Cost of funds) shall apply to the Notes held by such Subscriber for the relevant Interest Period.

16.3	Cost of funds

(a)	If this Clause 16.3 applies to Notes for an Interest Period, Clause 14.1 (Calculation of interest) shall not apply to the Notes for that Interest Period and the rate of interest on each Subscriber's Notes for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Subscriber as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to the Notes held by it and, if any such rate is below 1.5%, such rate shall be deemed to be 1.5%.

(b)	If this Clause 16.3 applies and the Agent or the Issuer so requires, the Agent and the Issuer shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Subject to Clause 42.5 (Changes to reference rates), any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Subscribers and the Issuer, be binding on all Parties.

(d)	If this Clause 16.3 applies pursuant to Clause 16.2 (Market disruption) and:

(i)	a Subscriber's Funding Rate is less than the Market Disruption Rate; or

(ii)	a Subscriber does not notify a rate to the Agent by the Reporting Time,

that Subscriber's cost of funds relating to the Notes held by it for that Interest Period shall be deemed, for the purposes of paragraph (a)(ii) above, to be the Market Disruption Rate.

(e)	If this Clause 16.3 applies the Agent shall, as soon as is practicable, notify the Issuer

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17	Fees

17.1	Commitment fee

(a)	The Issuer shall pay to each Subscriber under Series B and each Subscriber under Series C for each day during an Interest Period a fee computed as follows:

(i)	that Subscriber's Available Commitment under the Series B Re-Issuable Amount or Series C (as applicable); multiplied by

(ii)	a commitment fee rate of 1.5% per annum; multiplied by

(iii)	the Day Count Fraction.

(b)	The Issuer shall pay each Incremental Notes Series Subscriber in relation to an Incremental Notes Series, the percentage rate per annum specified in the Incremental Notes Series Notice relating to that Incremental Notes Series on that Incremental Notes Series Subscriber's Available Commitment under that Incremental Notes Series for the Availability Period applicable to that Incremental Notes Series.

(c)	The accrued commitment fee is payable:

(i)	on each Interest Payment Date;

(ii)	on the last day of the relevant Availability Period; and

(iii)	if cancelled in full, on the cancelled amount of the relevant Subscriber's Commitment at the time the cancellation is effective.

(d)	No commitment fee is payable to a Subscriber on any Available Commitment of that Subscriber for any day on which that Subscriber is a Defaulting Note Subscriber.

17.2	Upfront fee

The Issuer shall pay to the Arranger an upfront fee in the amount and at the times agreed in a Fee Letter.

17.3	Agency fee

The Issuer shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

17.4	Security Agent fee

The Issuer shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

17.5	Extension fee

(a)	If the Termination Date is extended pursuant to Clause 9.2 (Extension of Termination Date), the Issuer shall, if so agreed between it and the Agent in a Fee Letter, pay to each Extending Subscriber (as such term is defined in that Clause 9.2) an extension fee in the amount set out in that Fee Letter.

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(b)	Any extension fee is payable on or before the date on which the extension becomes effective pursuant to paragraph (h) of Clause 9.2 (Extension of Termination Date).

17.6	Make Whole Amount

(a)	In this Clause 17.6:

Make Whole Calculation End Date means, in relation to all or part of a Note that is redeemed, the date falling 18 months after its Issue Date, provided that for these purposes any previous redemption payment that was applied pro rata to Notes under a Series or to reduce Notes under a Series in the same proportion will be treated as if it had been applied against those Notes in chronological order of their respective Issue Dates.

Make Whole Period means, in relation to a redemption of a Note, the period from (and including) the date of redemption through to (and including) the Make Whole Calculation End Date in respect of such Note.

(b)	Subject to paragraph (d) below, the Issuer shall, together with making any redemption of a Note under this Agreement for any reason (whether voluntary or mandatory), pay to each relevant Subscriber a make whole amount (the Make Whole Amount) in sterling in the amount determined pursuant to paragraph (c) below.

(c)	The Make Whole Amount is the amount determined by the Agent (acting on the instructions of the Majority Note Subscribers) to be equal to the aggregate of the amounts for each Interest Payment Date falling during the applicable Make Whole Period, such amounts calculated for each such Interest Payment Date as the product of:

(i)	the amount of the Note(s) redeemed;

(ii)	the Margin plus the Compounded Reference Rate, in each case, applicable to the redeemed Note(s) as at the date of redemption; and

(iii)	the Day Count Fraction for the Interest Period ending on that Interest Payment Date (or, if the relevant redemption occurred during that Interest Period, for the remainder of that Interest Period from (and including) the date of redemption).

(d)	No Make Whole Amount shall be payable in respect of:

(i)	a Series B De-SPAC Redemption;

(ii)	any early redemption occurring under Clause 11.1 (Illegality) or Clause 28.19 (Acceleration); or

(iii)	any early redemption occurring under Clause 10.4 (Right of cancellation and repayment in relation to a single Subscriber) so long as the Issuer has complied with its obligations under Clause 27.42 (Listing of Notes) and clause 3.2 (Permitted Payments: Credit Facility Liabilities and Note Liabilities) of the Intercreditor Agreement.

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Section  – Additional payment obligations

18	Tax gross-up and indemnities

18.1	Definitions

In this Agreement:

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Credit means a credit against, relief from, remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross-up) or a payment under Clause 18.3 (Tax indemnity).

18.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Issuer shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Subscriber shall notify the Agent on becoming so aware in respect of a payment payable to that Subscriber. If the Agent receives such notification from a Subscriber it shall notify the Issuer and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.3	Tax indemnity

(a)	The Issuer shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

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(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Specified Office is located, in respect of amounts received or receivable in that jurisdiction;

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 18.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Issuer.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.1, notify the Agent.

18.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

18.5	Stamp taxes

The Issuer shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, provided that the indemnity in this Clause 18.5 shall not apply in respect of any such Taxes payable in in respect of any assignment or transfer by a Subscriber of its rights and obligations under any Finance Documents except where any such assignment or transfer is made as a result of Clause 21 (Mitigation by Finance Parties) or otherwise at the request of the Issuer.

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18.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 18.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

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18.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

18.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

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(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Issuer and the Agent and the Agent shall notify the other Finance Parties.

19	Increased Costs

19.1	Increased Costs

(a)	Subject to Clause 19.3 (Exceptions) the Issuer shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	compliance with CRD IV or any law or regulation implementing it or Basel III.

(b)	In this Agreement:

Basel III means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity, risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated;

(c)	the agreements contained in "Basel III: Finalising post-crisis reforms" published by the Basel Committee on Banking Supervision in December 2017 as amended, supplemented or restated; and

(d)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

CRD IV means EU CRD IV and UK CRD IV.

EU CRD IV means

(a)	"Regulation (EU) No 575/2013 of the European Parliament and of the Council dated 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012", as amended from time to time; and

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(b)	"Directive 2013/36/EU of the European Parliament and of the Council dated 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC", as amended from time to time.

Increased Costs means:

(a)	a reduction in the rate of return from a Series or the Notes or on a Finance Party's (or its Affiliate's) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment, holding the Notes or funding or performing its obligations under any Finance Document.

UK CRD IV means:

(a)	"Regulation (EU) No 575/2013 of the European Parliament and of the Council dated 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012" as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the "Withdrawal Act"); and

(b)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(c)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

19.2	Increased Cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Issuer.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent or the Issuer, provide a certificate confirming the amount of its Increased Costs.

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19.3	Exceptions

(a)	Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 18.3 (Tax indemnity) (or would have been compensated for under Clause 18.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 19.3, a reference to a Tax Deduction has the same meaning given to the term in Clause 18.1 (Definitions).

20	Other indemnities

20.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between the rate of exchange used to convert that Sum from the First Currency into the Second Currency and  the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

(a)	The Issuer shall (or shall procure that another Obligor will), within five Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

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(iii)	funding, or making arrangements to fund, its subscription for the Notes requested by the Issuer in a Subscription Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	the Notes (or part of the Notes) not being redeemed in accordance with a notice of redemption given by the Issuer.

(b)	The Issuer shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of any Funded PC Acquisition or the funding of any Funded PC Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning a Funded PC Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate).

20.3	Indemnity to the Agent

The Issuer shall promptly indemnify the Agent against:

(a)	any cost, expense (including legal fees) loss or liability incurred by the Agent:

(i)	(acting reasonably) as a result of:

(A)	investigating any event which it reasonably believes is a Default; or

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(C)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(ii)	as a result of any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; and

(b)	any cost, expense (including legal fees), loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

(c)	This Clause 20.3 shall survive and continue in full force and effect notwithstanding the termination of this Agreement or the retirement or termination of the appointment of the Agent.

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20.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, expense (including legal fees), loss or liability incurred by any of them as a result of:

(i)	any failure by the Issuer to comply with its obligations under Clause 22 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

(c)	This Clause 20.4 shall survive and continue in full force and effect notwithstanding the termination of this Agreement or the retirement or termination of the appointment of the Agent.

21	Mitigation by Finance Parties

21.1	Mitigation

(a)	Subject always to the provisions of Clause 27.42 (Listing of the Notes), each Finance Party shall, in consultation with the Issuer, take all reasonable steps to mitigate any circumstances which arise and which would result in:

(i)	any Series ceasing to be available; or

(ii)	any amount becoming payable under or pursuant to, or cancelled,

pursuant to any of Clause 11.1 (Illegality), Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased costs), including transferring its rights and obligations under the Notes and Finance Documents to another Affiliate or Specified Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

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21.2	Limitation of liability

(a)	The Issuer shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22	Costs and expenses

22.1	Transaction expenses

The Issuer shall promptly on demand pay the Agent, the Arranger, the Subscribers and the Security Agent the amount of all costs and expenses (including legal fees up to any pre-agreed caps) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security (including in connection with the administration of the Transaction Security); and

(b)	any other Finance Documents executed after the date of this Agreement.

22.2	Amendment costs

Subject to Clause 22.4 (Reference rate transition costs), if:

(a)	an Obligor requests an amendment, waiver, release, or consent in relation to, any Finance Document;

(b)	an amendment is required pursuant to Clause 36.10 (Change of currency); or

(c)	the Issuer is required to replace the Account Bank pursuant to clause 11.4 (Account Bank) of the Intercreditor Agreement,

the Issuer shall, within five Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees up to any pre-agreed caps) reasonably incurred by it (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying (including in connection with any release of the Transaction Security) with that request or requirement.

22.3	Enforcement and preservation costs

The Issuer shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement or realisation (or attempted enforcement or realisation) of, or the preservation (or attempted preservation) of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security, or enforcing those rights.

22.4	Reference rate transition costs

The Issuer shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with any amendment or waiver requested or made pursuant to Clause 42.5 (Changes to reference rates).

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Section  – Guarantee

23	Guarantee and indemnity

23.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security, recovery or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 ( whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Company;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise, including pursuant to Clause 9.2 (Extension of Termination Date)), restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Finance Document or any other document or security, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor intent

Without prejudice to the generality of Clause 23.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension (whether of maturity or otherwise, including pursuant to Clause 9.2 (Extension of Termination Date)) or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

(a)	business acquisitions of any nature;

(b)	increasing working capital;

(c)	enabling investor distributions to be made;

(d)	carrying out restructurings;

(e)	refinancing existing facilities;

(f)	refinancing any other indebtedness;

(g)	making facilities available to new borrowers;

(h)	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)            any fees, costs and/or expenses associated with any of the foregoing.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

23.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

During the Liability Period, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, Security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of amounts which may be or become payable by the Obligors under or in connection with the Finance Documents, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Obligor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 23.

23.8	Deferral of Guarantors' rights

(a)	During the Liability Period, and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(i)	to receive or claim payment from or be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of, or provider of Security in respect of, any Obligor's obligations under the Finance Documents;

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Finance Party under any Finance Document or of any guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(b)	If an Obligor receives any benefit, payment or distribution in relation to any rights referred to in paragraph (a) above it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 36 (Payment mechanics).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

23.9	Release of Guarantors' right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.11	Guarantee limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Act and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Section  – Representations, warranties, undertakings and Events of Default

24	Representations and warranties

24.1	General

Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party.

24.2	Status

(a)	Each Obligor is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)	Each of its other Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

24.3	Binding obligations

Subject to the Legal Reservations and (in the case of the Transaction Security Documents) to completion of the Perfection Requirements:

(a)	the obligations expressed to be assumed by it and the Parent in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates (or will, upon its execution and delivery, create) the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

24.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it or a CorpAcq Holdco;

(b)	the constitutional documents of any Group Company or a CorpAcq Holdco; or

(c)	any Material Contract (other than any Minority Shareholders Agreement not relating to a Charged Group Company); or

(d)	any agreement or instrument binding upon it, a CorpAcq Holdco or any Group Company or any of its or any Group Company's assets (including any Minority Shareholders Agreement not relating to a Charged Group Company) or constitute a default or termination event (however described) under any such agreement or instrument, where this has or is reasonably likely to have a Material Adverse Effect, or could result in a liability for a Finance Party.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

24.5	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

24.6	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations, all Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;

have been obtained or effected and are in full force and effect, except any Authorisation referred to in Clause 24.9 (No filing or stamp taxes).

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Group Companies and the CorpAcq Holdcos have been obtained or effected and are in full force and effect, except where this does not have and is not reasonably likely to have a Material Adverse Effect.

24.7	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of each Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

24.8	Insolvency

(a)	No:

(i)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.7 (Insolvency proceedings); or

(ii)	creditors' process described in Clause 28.8 (Creditors' process),

has been taken or, to the knowledge of the Parent or the Issuer, threatened in writing in relation to a Group Company or a CorpAcq Holdco; and none of the circumstances described in Clause 28.6 (Insolvency) applies to a Group Company or a CorpAcq Holdco.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	Save as expressly disclosed to the Subscribers in writing prior to the date of this Agreement, the value of the assets of each Obligor and each other Group Company is not less than its liabilities (taking into account contingent and prospective liabilities).

(c)	The Issuer has no reasonable grounds to believe that any Obligor or Group Company (other than a Dormant Subsidiary) in respect of which it has made disclosure under paragraph (b) above will, as a result of the disclosed situation, become subject to any corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.7 (Insolvency proceedings).

24.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that:

(a)	any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction; or

(b)	any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any of the Finance Documents or any of the transactions contemplated by the Finance Documents,

except for registration of particulars of the Transaction Security Documents at Companies House in England and Wales under section 859A of the Act and payment of associated fees, which registrations and fees will be made and paid promptly after the date of the relevant Finance Document.

24.10	Deduction of Tax

It is not required to make any Tax Deduction (as defined in Clause 18.1 (Definitions) from any payment it may make under any Finance Document to a Subscriber provided that the Notes are Listed at the time of such payment.

24.11	No default

(a)	No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the issuing of any Note or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it, any of its Subsidiaries or a CorpAcq Holdco or to which its (or any of its Subsidiaries' or a CorpAcq Holdco's) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

24.12	No misleading information

Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement (or, in the case of PC Acquisition Information Package for a Funded PC Acquisition, to the Agent prior to the relevant Issue Date):

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(a)	any factual information contained in an Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)	the Base Case Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements of the Issuer and the Accountants' Report, and the financial projections contained in the Base Case Model have been prepared on the basis of recent (as at the time it was prepared) historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Issuer;

(c)	any financial projection or forecast contained in an Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

(d)	the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of an Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(e)	no event or circumstance has occurred or arisen and no information has been omitted from an Information Package, and no information has been given or withheld, that may reasonable be expected to result in the information, opinions, intentions, forecasts or projections contained in that Information Package being untrue or misleading in any material respect;

(f)	all material information provided to a Finance Party by or on behalf of the Issuer in connection with the De-SPAC, the Parent or the Group on or before the date of this Agreement (whether or not contained in the Initial Information Package), and not superseded by other information so provided before that date, is accurate and not misleading in any material respect, and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(g)	all other written information provided by the Parent or any Group Company (including its advisers) to a Finance Party or the provider of any Report (including in a PC Acquisition Information Package or otherwise in connection with a PC Acquisition) was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

24.13	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	Its unaudited Original Financial Statements (if applicable) fairly present its financial condition and its results of operations as at the end of and for the relevant Financial Quarter.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(c)	Its audited Original Financial Statements fairly present its financial condition and its results of operations during the relevant financial year.

(d)	Its and the De-SPAC Mergeco’s (if applicable) most recent financial statements delivered pursuant to Clause 25.3 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to its Original Financial Statements (if applicable) and (in the case of a Group Member) the Base Case Model; and

(ii)	fairly present its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable (in the reasonable opinion of the Issuer) as at the date they were prepared and supplied.

24.14	No proceedings

(a)	No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect (taking into account any reserves made and the benefit of any applicable warranties, indemnification or insurance cover) have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it, any of its Subsidiaries or any CorpAcq Holdco.

(b)	No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect (taking into account any reserves made and the benefit of any applicable warranties, indemnification or insurance cover) has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it, any of its Subsidiaries or any CorpAcq Holdco.

24.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has and nor has any CorpAcq Holdco) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened in writing against any Group Company or any CorpAcq Holdco which have or are reasonably likely to have a Material Adverse Effect.

24.16	Environmental Laws

(a)	Each Group Company is in compliance with Clause 27.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect (taking into account any reserves made and the benefit of any applicable warranties, indemnification or insurance cover).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any Group Company where that claim has a Material Adverse Effect or is reasonably likely to be adversely determined and, if adversely determined, is reasonably likely to have a Material Adverse Effect (taking into account any reserves made and the benefit of any applicable warranties, indemnification or insurance cover).

24.17	Taxation

(a)	It is not (and none of its Subsidiaries is and nor is any CorpAcq Holdco) materially overdue in the filing of any Tax returns, and it is not (and none of its Subsidiaries is and no CorpAcq Holdco is) overdue in the payment of any amount in respect of Tax of £1,000,000 (or its equivalent in any other currency) or more.

(b)	Subject to paragraph (c) below, no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries or any CorpAcq Holdco) with respect to Taxes, such that a liability of, or claim against, any Group Company of £1,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)	Paragraph (b) above does not apply to the ongoing (as at the date of this Agreement) tax investigation and related claim (the SSO Tax Claim) against the Issuer by HMRC in respect of consultancy fees charged by SSO to the Issuer for the period April 2009 through December 2013 in the total amount of [***].

(d)	The total liability of the Issuer in respect of the SSO Tax Claim will not exceed [***].

(e)	It is resident for Tax purposes only in its Original Jurisdiction.

24.18	Anti-corruption law and anti-money laundering

(a)	It, each CorpAcq Holdco and each Group Company has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)	No director or officer of a CorpAcq Holdco or the Issuer has engaged in any activity or conduct which could violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations.

24.19	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Group Company other than as permitted by this Agreement.

(b)	No Group Company has any Financial Indebtedness outstanding other than as permitted by this Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

24.20	Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security, subject to:

(a)	the Legal Reservations and completion of the Perfection Requirements;

(b)	the existence of the Alcentra Security, the Opus Security and the Prefequity Security prior to its discharge on the relevant date specified in Clause 27.39 (Conditions subsequent to Closing Date Subscriptions); and

(c)	any Security granted by CorpAcq Properties Limited over Real Property or any interest in Real Property falling within paragraph (k) of the definition of “Permitted Security”.

24.21	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, save where failure to do so does not have and is not reasonably likely to have a Material Adverse Effect.

24.22	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

24.23	Shares

(a)	The Charged Shares are each fully paid.

(b)	Save as expressly disclosed to and approved by the Subscribers prior to the creation of the Transaction Security over the shares in the relevant Charged Group Company:

(i)	the shares in each Charged Group Company and each of its Subsidiaries are not subject to any option to purchase or similar rights; and.

(ii)	the Constitutional Documents of each Charged Group Company and the Constitutional Documents of each of its Subsidiaries do not and could not, and there is no agreement or other arrangement between any Group Company and any other person that does or could, restrict or inhibit the creation or enforcement of the Transaction Security over any of the Charged Shares in that Charged Group Company; and

(iii)	there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Charged Group Company (including any option or right of pre-emption or conversion).

(c)	To the extent any Minority Shareholder in a Minority Group Company (other than a Dormant Subsidiary) has any rights referred to in paragraph (b) above, that Minority Shareholder has irrevocably and effectively waived such rights in a Minority Shareholder Waiver Letter.

(d)	As of the date of this Agreement Pyrogen Services Limited is a Dormant Subsidiary.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

24.24	Intellectual Property

It and each of its Subsidiaries:

(a)	is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is required by it in order to carry on its business as it is being conducted; and

(b)	has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it,

where failure to do so has or is reasonably likely to have a Material Adverse Effect, and it does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect where this has or is reasonably likely to have a Material Adverse Effect.

24.25	Group Structure Chart

The Group Structure Chart most recently delivered to the Agent in accordance with this Agreement is true, complete and accurate in all material respects as at the date it was delivered, and shows the following information:

(a)	each Obligor and Group Company, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a Group Company which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is or is not a company with limited liability;

(b)	in respect of each Group Structure Chart delivered after De-SPAC Completion, the shareholding structure in the Parent up to and including the De-SPAC Mergeco, including current name and company registration number, jurisdiction of incorporation and/or jurisdiction of establishment, and indicating whether a company is or is not a company with limited liability;

(c)	all minority interests in any Group Company and any person in which any Group Company holds shares in its issued share capital or equivalent ownership interest of such person; and

(d)	all outstanding Adverse Share Rights.

24.26	Accounting Reference Date

The last day of the Financial Year of the Issuer is 31 December.

24.27	Material Contracts and other documents

(a)	The Constitutional Documents of each Charged Group Company (together with, in the case of a Charged Group Company that is a Minority Group Company, the relevant Minority Shareholders' Agreement and the relevant Minority Shareholder Waiver Letter, if applicable) (as amended to the extent permitted under this Agreement) contain all the material terms of all the agreements and arrangements between any Group Company and any other person in relation to the Charged Shares.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

(b)	The Parent Investment Agreement and the Constitutional Documents of the Parent (as amended to the extent required or permitted under this Agreement) contain all the terms of the Preference Shares and the other shares issued by the Parent.

(c)	As at the Closing Date:

(i)	save for the SSO Invoices, the agreements listed in Schedule 11 (Material Contracts) contain all the material terms of all the agreements and arrangements between any Group Company and any Parent Affiliate (other than another Group Company;

(ii)	the Minority Shareholders’ Agreements listed in Schedule 11 (Material Contracts) are the only such agreements relating to a Charged Group Company that is not a Dormant Subsidiary;

(iii)	save for the SSO Invoices, the Shareholder Loan Agreements and the agreements or other documents relating to the Investor Loans listed in Schedule 11 (Material Contracts), are the only loan agreements or agreements evidencing Financial Indebtedness of the Issuer to any Parent Affiliate;

(iv)	the Adverse Share Rights and the Adverse Terms (where applicable) described in the relevant summary delivered to the Agent under Part 1 of Schedule 2 (Conditions precedent) are the only such rights relating to any shares in a Group Company (save for any such rights contained in a Minority Shareholders’ Agreement relating to a Charged Group Company that is not a Dormant Subsidiary and delivered to the Agent under that Schedule 2);

(v)	the Adverse Terms described in the relevant summary delivered to the Agent under Part 1 of Schedule 2 (Conditions precedent) are the only such terms of any Financial Indebtedness of a Portfolio Group Company, where the amount of such Financial Indebtedness exceeds £2,500,000; and

(vi)	TH Opus S.à r.l. is the sole holder of Opus Warrants and Opus Bonds.

(d)	There are no restrictions (whether contained in a Material Contract or in any other document) on the ability of an Obligor to assign or otherwise grant Transaction Security over its rights and interest under its Material Contracts pursuant to the Transaction Security Documents, other than in any Minority Shareholders Agreement:

(i)	relating to a Dormant Subsidiary; or

(ii)	where such rights have been irrevocably and effectively waived in a Minority Shareholder Waiver Letter.

(e)	Except as disclosed to the Agent prior to the date the relevant Material Contract is first delivered to the Agent under this Agreement or another Finance Document, or as subsequently notified to the Agent pursuant to this Agreement or another Finance Document:

(i)	each of its and its Subsidiaries' Material Contracts (other than any Minority Shareholders Agreement not relating to a Charged Group Company):

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(A)	is in full force and effect (and any condition precedent to its coming into force was satisfied by the date specified for the same in that Material Contract), and has not been terminated, cancelled, suspended (including, without limitation, by reason of force majeure) or repudiated by any party thereto, except as permitted by this Agreement or another Finance Document; and

(B)	has not been amended, waived or varied from the form first delivered to the Agent under this Agreement, except as permitted by this Agreement or another Finance Document; and

(ii)	there are no written or oral agreements or arrangements between it or any of its Subsidiaries and any counterparty to any of its Material Contracts (other than any Minority Shareholders Agreement not relating to a Charged Group Company), which derogate from the material obligations of such counterparty under that Material Contract.

(f)	In relation to any Minority Shareholders Agreement not relating to a Charged Group Company, save as disclosed in the summary of the Adverse Terms of that Minority Shareholders Agreement delivered to the Agent under this Agreement or as subsequently notified to the Agent pursuant to this Agreement:

(i)	that Minority Shareholders Agreement:

(A)	is in full force and effect (and any condition precedent to its coming into force was satisfied by the date specified for the same in that Minority Shareholders Agreement), and has not been terminated, cancelled, suspended (including, without limitation, by reason of force majeure) or repudiated by any party thereto, except as permitted by this Agreement or another Finance Document; and

(B)	has not been amended, waived or varied from the form first delivered to the Agent under this Agreement, except as permitted by this Agreement or another Finance Document; and

(ii)	there are no written or oral agreements or arrangements between it or any of its Subsidiaries and any Minority Shareholder, which derogate from the material obligations of such Minority Shareholder under that Minority Shareholders Agreement

24.28	Pensions

Neither it nor any of its Subsidiaries is or has at any time been:

(a)	an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or

(b)	"connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

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24.29	Sanctions

(a)	Subject to paragraph (b) below, no Obligor, Group Company, CorpAcq Holdco or any directors of any of them:

(i)	is a Sanctions Restricted Person;

(ii)	is listed, or is owned or controlled, directly or indirectly, by any Sanctions Restricted Person;

(iii)	has knowingly colluded in any money laundering activity;

(iv)	has at any time entered into transactions with any Sanctions Restricted Person or knowingly breached any Sanctions;

(v)	is or ever has been subject to any claim, proceeding, formal notice or investigation with respect to Sanctions;

(vi)	is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, or with the object or effect of circumventing directly or indirectly, any Sanctions applicable to it; or

(vii)	has engaged or is engaging, directly or knowingly indirectly, in any trade, business, dealings or other activities with or for the benefit of any Sanctions Restricted Person,

and the internal procedures and controls of it, each of its Subsidiaries and each CorpAcq Holdco are sufficient to ensure compliance with Sanctions.

(b)	The representations and warranties in paragraphs(a) above shall not apply to the extent it would cause a Finance Party to breach any Anti-Boycott Law.

24.30	NSI Act acquisitions

No Original Obligor has made, or been the subject of, a "notifiable acquisition" for the purposes of the NSI Act or entered into or been the subject of any other transaction that could reasonably be expected to be subject to review under the NSI Act, save where any required consent of the Secretary of State or any other person has been obtained and all applicable provisions of the NSI Act have otherwise been complied with.

24.31	PSC Regime

(a)	Each Obligor that owns shares in a Charged Group Company incorporated in England and Wales, the Issuer, the Parent and the shareholders in the Parent has complied in full with any obligations it has to provide information to the relevant Charged Group Company, the Issuer or the Parent under the PSC Regime.

(b)	No Obligor, the Issuer, the Parent or the shareholders in the Parent that owns shares in a Charged Group Company incorporated in England and Wales, the Issuer or the Parent has received a "warning notice" nor a "restrictions notice" (each as defined in Schedule 1B to the Companies Act 2006) in connection with its ownership of shares in that company which remains in effect.

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24.32	Private Offering

(a)	Neither the Issuer nor anyone acting on its behalf has offered or sold the Notes or any similar securities to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect of the Notes or any similar securities with, any person other than the Subscribers, which has been offered the Notes privately for investment.

(b)	Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or subscription of the Notes to the registration requirements of the Securities Act or to the registration, filing or qualification requirements of any securities or blue sky laws of any applicable jurisdiction and the issuance and subscription is exempt from the registration requirements of any such laws.

(c)	Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would require the Issuer to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or Article 3 of the UK Prospectus Regulation in respect of the issuance or sale of any of the Notes.

24.33	Times when representations and warranties made

(a)	All the representations and warranties in this Clause 24 are made by each Original Obligor on the date of this Agreement, except for the representations and warranties set out in:

(i)	paragraphs (a) to (e) of Clause 24.12 (No misleading information), which are deemed to be made by each Obligor:

(A)	with respect to the Base Case Model, on the date of this Agreement and on the Closing Date;

(B)	with respect to the Initial Information Package (other than the Base Case Model), on the date of this Agreement; and

(C)	with respect to any PC Acquisition Information Package, on the Completion Date for the relevant PC Acquisition or (if later) the date of delivery to the Agent of that PC Acquisition Information Package.

(b)	All the representations and warranties in this Clause 24 are deemed to be made by each Obligor on the Closing Date.

(c)	Subject to paragraph (d) below, the Repeating Representations are deemed to be made by each Obligor:

(i)	on the date of each Subscription Request;

(ii)	on each Issue Date;

(iii)	on the first day of each Interest Period;

(iv)	on the date of delivery of an Extension Request;

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(v)	on the date of each Incremental Series Notice;

(vi)	on each Establishment Date; and

(vii)	on the date on which an extension of the Termination Date becomes effective pursuant to Clause 9.2 (Extension of Termination Date).

(d)	The Repeating Representations contained in paragraphs (a) to (c) of Clause 24.13 (Financial statements) will cease to be deemed to be made by each Obligor once subsequent financial statements have been delivered under this Agreement.

(e)	All the representations and warranties in this Clause 24 except Clause 24.12 (No misleading information) and Clause 24.25 (Group Structure Chart) are deemed to be made by each Additional Guarantor on the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor.

(f)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

25	Information undertakings

25.1	Duration

The undertakings in this Clause 25 remain in force from the date of this Agreement until the expiry of the Liability Period.

25.2	Definitions

In this Clause 25:

Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to paragraph (a) or paragraph (b) of Clause 25.3 (Financial statements).

Quarterly Financial Statements means the financial statements delivered pursuant to paragraph (d) of Clause 25.3 (Financial statements).

Semi-Annual Financial Statements means the financial statements delivered pursuant to paragraph (c) of Clause 25.3 (Financial statements).

25.3	Financial statements

The Issuer shall supply to the Agent in sufficient copies for all the Subscribers:

(a)	as soon as they are available, but in any event within 180 days (after the end of each of its Financial Years:

(i)	its audited consolidated financial statements for that Financial Year; and

(ii)	if De-SPAC Completion has not occurred prior to or during that Financial Year, the reviewed financial statements of the Parent for that Financial Year, beginning with the Financial Year ending 31 December 2023; or

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(iii)	if De-SPAC Completion has occurred prior to or during that Financial Year, the audited consolidated financial statements of the De-SPAC Mergeco for that Financial Year;

(b)	as soon as they are available, but in any event within 270 days after the end of each Financial Year, the audited financial statements of each Guarantor (other than the Parent) and each Operating Company for that Financial Year;

(c)	as soon as they are available, but in any event within 90 days after the end of each Financial Half-Year:

(i)	the semi-annual consolidated financial statements of the Parent for that Financial Half-Year (provided that the Issuer shall be obliged to do so only once the Parent starts producing such financial statements), reviewed by the Issuer's Auditors; and

(ii)	if De-SPAC Completion has occurred prior to or during that Financial Half-Year, the semi-annual consolidated financial statements of the De-SPAC Mergeco for that Financial Half Year, reviewed by the auditors; and

(d)	as soon as they are available, but in any event within 30 days after the end of each Financial Quarter:

(i)	the consolidated management accounts of the Issuer for that Financial Quarter; and

(ii)	the management accounts of each Operating Company for that Financial Quarter.

25.4	Provision and contents of Compliance Certificate

(a)	The Issuer shall supply a Compliance Certificate to the Agent with each set of Annual Financial Statements and each set of Quarterly Financial Statements.

(b)	Each Compliance Certificate shall, amongst other things, set out (in reasonable detail):

(i)	computations as to compliance with the Group Interest Cover Covenant and the Group Leverage Covenant (if supplied with financial statements of the Issuer) or the LTV Covenant (if supplied with financial statements of the Guarantors and Portfolio Companies) as at the last day of the Financial Quarter or Financial Year to which it relates;

(ii)	a list of Eligible Operating Companies as at the last day of the Financial Quarter or Financial Year to which it relates, showing the computations of PC EBITDA, PC Leverage and PC Interest Cover for each such Eligible Operating Company;

(iii)	if supplied with Annual Financial Statements of the Issuer, confirmation of the computations of the LTV Covenant in respect of the last Financial Quarter of the relevant Financial Year shown in the relevant Compliance Certificate supplied for that Financial Quarter;

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(iv)	if supplied with the Quarterly Financial Statements of the Issuer, for each Operating Company:

(A)	the percentage of its shares, if any, held (directly or indirectly) by Minority Shareholders during the relevant Financial Quarter, and any change to such percentage during that Financial Quarter (including the date of change and the corresponding impact on the calculation of the PC EBITDA of that Operating Company); and

(B)	in the case of an Operating Company that was (or the Holding Company of which was) the subject of a PC Acquisition or PC Disposal during that Financial Quarter, the date of closing and the corresponding impact on the calculation of the PC EBITDA of that Operating Company; and

(v)	if supplied with the Quarterly Financial Statements of the Issuer a report on the Transaction Accounts for the relevant Financial Quarter, showing :

(A)	the balance of each Transaction Account as at the end of that Financial Quarter;

(B)	the amount of any PC Disposal Proceeds withdrawn from the Holding Account during that Financial Quarter, referencing the applicable PC Disposal Proceeds Spend Period, the PC Acquisition against which they were applied and the date of application;

(C)	the remaining amount of any PC Disposal Proceeds standing to the credit of the Holding Account as at the end of that Financial Quarter, in each case referencing the PC Disposal from which they derive, and the start and end date of the applicable PC Disposal Proceeds Spend Period; and.

(D)	in respect of any amounts withdrawn from the Distributions Account during that Financial Quarter, and:

1)	representing the proceeds of a Subscription made to fund a Funded PC Acquisition and related PC Acquisition Costs, the amounts so withdrawn, the Funded PC Acquisition against which they were applied and the date of application; or

2)	representing Permitted Issuer Costs or Cure Deposits, the amounts so withdrawn.

(c)	Each Compliance Certificate shall be accompanied by an updated Group Structure Chart (unless there has been no change since the date the previous Group Structure Chart was delivered under this Agreement, and the Issuer certifies in that Compliance Certificate that this is the case).

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(d)	Each Compliance Certificate shall be signed by two directors of the Issuer.

25.5	Requirements as to financial statements

(a)	The Issuer shall procure that:

(i)	each set of Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement;

(ii)	each set of its Annual Financial Statements is audited by the Issuer's Auditors;

(iii)	each set of the Parent’s Annual Financial Statements or Semi-Annual Financial Statements required to be delivered under this Agreement is reviewed by the Issuer's Auditors;

(iv)	each set of Quarterly Financial Statements for the Issuer is accompanied by:

(A)	a statement by the directors of the Issuer commenting on the performance of the Group for the Financial Quarter to which the financial statements relate and the Financial Year to date, and any material developments or proposals affecting the Group or its business (including without limitation any PC Acquisitions or PC Disposals made during the relevant Financial Quarter);

(B)	a list of the contact details (name; position; email address; telephone number) for the chief executive officer (or equivalent) and finance director (or equivalent) of each Portfolio Company; and

(v)	each set of Monthly Financial Statements contains reporting in reasonable details on the PC EBITDA of each Operating Company.

(b)	In addition, the Issuer shall procure that each set of financial statements delivered pursuant to Clause 25.3 (Financial statements):

(i)	shall be:

(A)	certified by a director of the Issuer or relevant Group Company (as applicable) as fairly presenting its financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up; and

(B)	in the case of the Annual Financial Statements, accompanied by any letter addressed to the management of the Parent or relevant Group Company (as applicable) by the auditors of those Annual Financial Statements and accompanying those Annual Financial Statements;

(ii)	in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Issuer comparing actual performance for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

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(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group, and

(iii)	in the case of the De-SPAC Mergeco, shall be prepared using the Accounting Principles, and in all other cases shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied:

(A)	in the case of the Issuer, in the preparation of the Base Case Model; and

(B)	in the case of any Obligor, in the preparation of the Original Financial Statements for that Obligor,

unless, in relation to any set of financial statements, the Issuer notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Issuer's Auditors (or, if appropriate, the auditors of the relevant Obligor or the De-SPAC Mergeco) deliver to the Agent:

1)	a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices upon which the Base Case Model or, as the case may be, that Obligor's or the De-SPAC Mergeco’s (as applicable) Original Financial Statements were prepared; and

2)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Subscribers to determine whether Clause 26 (Financial covenants) has been complied with, to determine the Margin as set out in the definition of Margin, and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model (in the case of the Issuer) or that Obligor's Original Financial Statements (in the case of an Obligor other than the Issuer) or the De-SPAC Mergeco’s Original Financial Statements (in the case of the De-SPAC Mergeco).

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model, or, as the case may be, the Original Financial Statements were prepared.

(c)	The Issuer shall notify the Agent promptly of any change to the Issuer’s Auditors.

25.6	Budget

(a)	The Issuer shall supply to the Agent in sufficient copies for all the Subscribers, as soon as the same become available but in any event by 1 March of each of its Financial Years, an annual Budget for that Financial Year.

(b)	The Issuer shall ensure that each Budget for a Financial Year:

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(i)	is in a form reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group for that Financial Year and for each calendar month of that Financial Year;

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to its financial statements under Clause 25.3 (Financial statements); and

(iii)	has been approved by the board of directors of the Issuer.

(c)	If the Issuer updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Subscribers, such updated or changed Budget, together with a written explanation of the main changes in that Budget.

25.7	Operating Company information

(a)	The Issuer shall, promptly upon becoming aware of the same, notify the Agent if an Operating Company has ceased to be an Eligible Operating Company.

(b)	The Issuer shall, at the request of the Agent (acting on the instructions of a Subscriber or the Majority Note Subscribers), promptly supply to the Agent a certificate signed by two directors of the Issuer:

(i)	confirming the aggregate PC EBITDA of the Guarantors as the most recent Quarter Date as a percentage of Adjusted Group EBITDA as at that Quarter Date; and

(ii)	stating which of the Operating Companies has:

(A)	PC Leverage for the Relevant Period ended on the most recent Quarter Date of less than 5.0: 1; and

(B)	PC Interest Cover for the Relevant Period ended on the most recent Quarter Date of more than 1.5: 1.

(c)	The Agent may request a certificate under paragraph (b) above no more than once per Financial Quarter, unless an Event of Default is continuing.

25.8	Year-end

The Issuer shall not change its Accounting Reference Date and shall, where commercially reasonable to do so, procure that the end of each annual accounting period of each other Group Company falls on 31 December.

25.9	De-SPAC information

(a)	The Issuer shall supply to the Agent in sufficient copies for all the Subscribers, promptly upon it or the Parent becoming aware of the same:

(i)	notice of the De-SPAC Mergeco becoming the indirect Holding Company of the Parent as contemplated by the definition of “De-SPAC”, and notice of the occurrence of De-SPAC Completion;

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(ii)	notice of any deferral of the timing for closing the De-SPAC beyond 30 June 2024, or any decision not to proceed with the De-SPAC;

(iii)	details of any change to the structure of, or the entities involved in, the De-SPAC;

(iv)	details of any reduction in the minimum De-SPAC Proceeds required to be paid on completion of the De-SPAC; and

(v)	details of the date and actual amount of De-SPAC Proceeds received by the Parent,

(b)	The Issuer shall supply to the Agent (in sufficient copies for all the Subscribers, if the Agent so requests), promptly following De-SPAC Completion:

(i)	an updated Group Structure Chart, reflecting the new ownership of the Parent; and

(ii)	copies of the De-SPAC Documents.

25.10	Material Contract information

Each Obligor shall supply to the Agent in sufficient copies for all the Subscribers, promptly:

(a)	upon execution or receipt of the same, a certified copy of any amendment to or variation or waiver of any provision of any of its or its Subsidiaries' Material Contracts (other than in respect of a minor or technical aspect);

(b)	upon request, a certified copy of the documentation evidencing any Issuer Intra-Group Loan;

(c)	upon request (but no more than once per Financial Quarter, unless a Default is continuing), a summary of:

(i)	the Adverse Terms relating to the shares in, or the Financial Indebtedness of, any Group Company (in the latter case, where the amount of that Financial Indebtedness exceeds £2,500,000); and/or

(ii)	any Adverse Share Terms; and

(d)	upon becoming aware of the same:

(i)	details of any suspension (including by reason of force majeure), repudiation or termination of any of its or its Subsidiaries' Material Contracts; and

(ii)	details of any payment or performance under any of its or its Subsidiaries' Material Contracts which is contested,

and otherwise, promptly, such information about its or its Subsidiaries' Material Contracts as the Agent may reasonably request.

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25.11	Information: miscellaneous

The Issuer shall supply to the Agent in sufficient copies for all the Subscribers:

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Issuer or any other Obligor to its creditors generally (or any class of them);

(b)	promptly upon it or the Parent becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against the Parent or any Group Company and which:

(i)	are reasonably likely to be adversely determined, if adversely determined, are reasonably likely to have a Material Adverse Effect; or

(ii)	when aggregated with all actual, potential or alleged liabilities under other such proceedings would involve actual, potential or alleged liabilities exceeding £25,000,000 (or its equivalent in other currencies);

(c)	promptly upon it or the Parent becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against the Parent or any Group Company and which:

(i)	is reasonably likely to have a Material Adverse Effect; or

(ii)	when aggregated with all actual, potential or alleged liabilities under other such judgments or orders would involve actual, potential or alleged liabilities exceeding £25,000,000 (or its equivalent in other currencies);

(d)	promptly upon becoming aware of the same, the details of any PC Disposal;

(e)	promptly upon request, the details of any PC Acquisition, PC Acquisition Target and/or PC Acquisition Target Group, as any Finance Party (through the Agent) may reasonably request;

(f)	promptly upon it or the Parent becoming aware of the same, notice of the redemption by the Parent of any Preference Share, together with certification that no proceeds from any Subscription were used by the Parent for the same;

(g)	notice of any Adverse Terms contained in Financial Indebtedness of a Group Company in excess of £2,500,000, promptly upon incurring or committing to incur, or amending the existing terms of, the same;

(h)	promptly upon it or the Parent becoming aware of the same, details of any circumstances which give rise, or could reasonably be expected to give rise, to a claim on or in relation to any Charged Property or other Material Asset (including without limitation any alleged or actual Security, Quasi-Security or other interest or right of any person in or to any Charged Property or other Material Asset), where this is not expressly permitted under the terms of this Agreement;

(i)	promptly, such information as the Security Agent may reasonably require about the Charged Property and other Material Assets, and compliance of the Obligors with the terms of any Transaction Security Documents; and

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(j)	promptly on request, such further information regarding the financial condition, assets and operations of the Parent, the Group and/or any Group Company (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Parent or the Group, and an up to date copy of its shareholders' register (or equivalent in its Original Jurisdiction)), as any Finance Party (through the Agent) may reasonably request.

25.12	Notification of default

(a)	Each Obligor shall notify the Agent of:

(i)	any Value Deficiency Event; or

(ii)	any other Default,

(and in each case the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Issuer shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Value Deficiency Event or other Default is continuing (or if a Value Deficiency Event or other Default is continuing, specifying the Value Deficiency Event or Default and the steps, if any, being taken to remedy it).

25.13	Know your customer checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Subscriber of any of its rights and/or obligations under this Agreement to a party that is not a Subscriber prior to such assignment or transfer,

obliges the Agent, the Security Agent or any Subscriber (or, in the case of paragraph (iii) above, any prospective new Subscriber) to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Subscriber supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Subscriber), the Security Agent or any Subscriber (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Subscriber) in order for the Agent, the Security Agent or such Subscriber or, in the case of the event described in paragraph (iii) above, any prospective New Subscriber to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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(b)	Each Subscriber shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (in each case, for itself) in order for the Agent or the Security Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Issuer shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Subscribers) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 31 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent, the Security Agent or any Subscriber to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Issuer shall promptly upon the request of the Agent, the Security Agent or any Subscriber supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Subscriber), the Security Agent or any Subscriber (for itself or on behalf of any prospective New Subscriber) in order for the Agent, the Security Agent or such Subscriber or any prospective New Subscriber to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

26	Financial covenants

The undertakings in this Clause 26 remain in force from the date of this Agreement until the expiry of the Liability Period.

26.1	Financial definitions

In this Agreement:

Adjusted Group EBITDA means, in relation to a Relevant Period, Group EBITDA for that Relevant Period adjusted by:

(a)	including the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as Group EBITDA) of a Group Company (or attributable to a business or assets) acquired during the Relevant Period) for that part of the Relevant Period prior to its becoming a Group Company or (as the case may be) prior to the acquisition of the business or assets; and

(b)	excluding the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as Group EBITDA) attributable to any Group Company (or to any business or assets) disposed of during the Relevant Period for the entire Relevant Period.

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Borrowings means, at any time and without double counting, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness, other than any Financial Indebtedness for or in respect of Treasury Transactions.

Business Acquisition means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

Capital Expenditure means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Business Acquisitions) which, in accordance with the Accounting Principles, is treated as capital expenditure, and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).

Capped Sector means any of the following sectors:

(a)	air transportation;

(b)	automotive;

(c)	food or drug retail;

(d)	retail (other than food or drugs);

(e)	hotels and lodgings; or

(f)	oil and gas extraction or production.

Current Assets means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each Group Company including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within twelve months from the date of computation, but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	insurance claims; and

(d)	any interest owing to any Group Company.

Current Liabilities means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each Group Company expected to be settled within twelve months from the date of computation, but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non-operating items;

(d)	insurance claims; and

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(e)	liabilities in relation to dividends declared but not paid by the Issuer or by a Group Company in favour of a person which is not a Group Company.

Eligible Operating Company means any Operating Company agreed by the Agent (acting on the instructions of all Subscribers), and in addition any Operating Company:

(a)	that has PC Leverage for the Relevant Period ended on the most recent Quarter Date of less than 5.00: 1.00;

(b)	that has PC Interest Cover for the Relevant Period ended on the most recent Quarter Date of more than 1.50: 1.00;

(c)	more than 50% of the shares in which are owned (directly or indirectly) by the Issuer;

(d)	that is incorporated with limited liability under the laws of an Acceptable Jurisdiction;

(e)	that conducts its business operations solely in Acceptable Jurisdictions;

(f)	that does not conduct business operations in any of the following industries:

(i)	arms production, shipping or trading;

(ii)	coal production, processing, shipping or trading, or coal-fired production of electricity;

(iii)	gambling;

(iv)	mining or trading of crypto currencies or other crypto assets;

(v)	adult entertainment;

(vi)	banking, insurance or other financial services;

(vii)	cannabis production, processing, shipping or trading;

(viii)	tobacco production, processing, shipping or trading;

(ix)	mining or extraction of commodities or other natural resources (other than oil and gas); and

(x)	any other industry agreed between the Issuer and the Agent; and

(g)	that does not meet any of the criteria set out in Clause 28.5 (Cross default) in respect of its Financial Indebtedness (replacing for these purposes any minimum threshold specified in that Clause with a threshold of £20,000); and

(h)	that is not:

(i)	the subject of an Excluded Default under any Compliance Provision; or

(ii)	a Disregarded Operating Company by virtue of a Relevant Default under any of:

(A)	Clause 28.6 (Insolvency);

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(B)	Clause 28.7 (Insolvency proceedings);

(C)	Clause 28.8 (Creditors' process); and/or

(D)	Clause 28.11 (Cessation of business).

Exceptional Items means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write-down or impairment; and

(c)	disposals of assets associated with discontinued operations.

Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability.

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

Financial Year means the annual accounting period of the Group ending on the Accounting Reference Date.

Group EBITDA means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (excluding the results from discontinued operations):

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Group Company in respect of that Relevant Period;

(b)	not including any accrued interest owing to any Group Company;

(c)	after adding back any amount attributable to the amortisation or depreciation or impairment (and taking no account of the reversal of any previous impairment charge made in that Relevant Period) of assets of Group Companies;

(d)	before taking into account any Exceptional Items;

(e)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(f)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after 31 December 2022;

(g)	before taking into account any Pension Items; and

(h)	excluding the charge to profit represented by the expensing of stock options,

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in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

Group Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any Group Company (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(a)	including any upfront fees or costs which are included as part of the effective interest rate adjustments;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Company under any interest rate hedging arrangement;

(d)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes;

(e)	taking no account of any unrealised gains or losses on any financial instruments, other than any derivative instruments which are accounted for on a hedge accounting basis; and

(f)	excluding any interest (capitalised or otherwise) in respect of the Subordinated Loans,

and so that no amount shall be added (or deducted) more than once.

Group Interest Cover means the ratio of Group Operating Cashflow to Group Net Finance Charges in respect of any Relevant Period.

Group Interest Cover Covenant means the undertaking of the Issuer set out in paragraph (b) of Clause 26.2 (Financial condition).

Group Leverage means, in respect of any Relevant Period, the ratio of Group Net Debt on the last day of that Relevant Period to Adjusted Group EBITDA in respect of that Relevant Period.

Group Leverage Covenant means the undertaking of the Issuer set out in paragraph (a) of Clause 26.2 (Financial condition).

Group Net Debt means, at any time, the aggregate amount of all obligations of Group Companies for or in respect of Borrowings at that time but:

(a)	excluding any such obligations under Issuer Intra-Group Loans, PC Group Loans or Subordinated Loans;

(b)	including, in the case of Finance Leases only, their capitalised value; and

(c)	deducting the aggregate amount of Cash, Cash Equivalent Investments and Trapped Cash and CEI held by any Group Company at that time,

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and so that no amount shall be included or excluded more than once.

Group Net Finance Charges means, for any Relevant Period, Group Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any Group Company (except by another Group Company) on any Cash, Cash Equivalent Investment or Trapped Cash and CEI.

Group Operating Cashflow means, in respect of any Relevant Period, Adjusted Group EBITDA for that Relevant Period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(b)	adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating Adjusted Group EBITDA for any Relevant Period (other than, in the case of cash receipts, PC Disposal Proceeds);

(c)	adding (to the extent not already taken into account in determining Adjusted Group EBITDA) the amount of any dividends or other profit distributions received in cash by any Group Company during that Relevant Period from any entity which is itself not a Group Company, and deducting (to the extent not already deducted in determining Adjusted Group EBITDA) the amount of any dividends paid in cash during the Relevant Period to Minority Shareholders;

(d)	adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities), and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities), in each case to the extent taken into account in establishing Adjusted Group EBITDA; and

(e)	deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing Adjusted Group EBITDA,

and so that no amount shall be added (or deducted) more than once.

Loan has the meaning given to that term in the Credit Facilities Agreement.

Loan to Value means, on any date:

(a)	the total principal amount of outstanding Notes and Loans, less the balances (if any) standing to the credit of the Transaction Accounts over which the Security Agent has sole signing rights; as a percentage of

(b)	the PC Collateral Value.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

LTV Covenant means the undertaking of the Issuer set out in Clause 26.2(c) (Financial condition).

PC Collateral Value means the sum of the PC Equity Value of all Eligible Operating Companies:

(a)	after deducting the aggregate amount of any such PC Equity Value which is attributable to Minority Shareholders (whether of a particular Eligible Operating Company or of any of its Holding Companies in its PC Group); and

(b)	after deducting the aggregate amount of any Financial Indebtedness of Group Holding Companies (other than the Issuer) of an Eligible Operating Company, to the extent not already taken into account in calculating the PC Equity Value of the relevant Eligible Operating Company (but excluding any Financial Indebtedness arising under the Finance Documents or an Issuer Intra-Group Loan).

PC EBITDA means, in respect of any Operating Company and any Relevant Period, its operating profit before taxation (calculated (i) on an unconsolidated basis and excluding all intra-Group items with and investments in Subsidiaries, and (ii) excluding the results from discontinued operations):

(a)	before deducting any management fees or charges paid or payable to the Issuer;

(b)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by that Operating Company in respect of that Relevant Period;

(c)	not including any interest owing to such Operating Company;

(d)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of that Operating Company (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(e)	before taking into account any Exceptional Items;

(f)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(g)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after 31 December 2022;

(h)	before taking into account any Pension Items; and

(i)	excluding the charge to profit represented by the expensing of stock options,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of that Operating Company before taxation, but:

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(i)	in the case of an Operating Company acquired (or a business or undertaking acquired by an Operating Company) during the Relevant Period, where such Operating Company (or business or undertaking):

(A)	has been trading for less than 12 months and at least 6 months prior to the date of the relevant calculation, annualising on a straight line basis its operating profit (or the operating profit of that business or undertaking); or

(B)	has been trading for less than 6 months prior to the date of the relevant calculation (or it has not produced quarterly and monthly financial statements for its relevant period of trading), its PC EBITDA for the Relevant Period will be deemed to be zero; and

(ii)	ignoring any amount of that PC EBITDA to the extent exceeding 25% of the aggregate PC EBITDA of all Eligible Operating Companies for that Relevant Period.

PC Equity Value means, on any date and in respect of an Eligible Operating Company:

(a)	PC EBITDA for that Operating Company in respect of the most recently ended Relevant Period, multiplied by:

(i)	if De-SPAC Completion has occurred, 10; or

(ii)	otherwise, 9; less

(b)	PC Net Debt of that Operating Company,

and provided that for these purposes if the aggregate PC EBITDA attributable to Eligible Operating Companies operating in a Capped Sector exceeds 25% of the aggregate PC EBITDA of all Eligible Operating Companies, the excess shall be ignored and the PC EBITDA (and a corresponding amount of the PC Net Debt) of each such Eligible Operating Company shall be reduced proportionately.

PC Finance Charges means, in respect of any Operating Company and any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by that Operating Company in cash or capitalised in respect of that Relevant Period:

(a)	including any upfront fees or costs which are included as part of the effective interest rate adjustments;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) that Operating Company under any interest rate hedging arrangement;

(d)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes;

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(e)	excluding any interest, fees and finance payments payable under any Issuer Intra-Group Loan; and

(f)	taking no account of any unrealised gains or losses on any financial instruments, other than any derivative instruments which are accounted for on a hedge accounting basis,

and so that no amount shall be added (or deducted) more than once.

PC Interest Cover means, in respect of an Operating Company and any Relevant Period, its PC Operating Cashflow for that Relevant Period, divided by its PC Net Finance Charges for that Relevant Period.

PC Leverage means, in respect of an Operating Company and any Relevant Period, the ratio of its PC Net Debt on the last day of that Relevant Period to its PC EBITDA for that Relevant Period.

PC Net Debt means, on any date and in respect of an Operating Company, the aggregate amount of all obligations of that Operating Company for or in respect of Borrowings at that date, but:

(a)	including, in the case of Finance Leases only, their capitalised value;

(b)	excluding any Financial Indebtedness arising under the Finance Documents or an Issuer Intra-Group Loan; and

(c)	deducting the aggregate amount of Cash, Cash Equivalent Investments and Trapped Cash and CEI held by that Operating Company,

and so that no amount shall be included or excluded more than once, but ignoring, if any PC EBITDA of that Operating Company is to be ignored pursuant to the definition of “PC EBITDA” for the purposes of calculating its PC EBITDA on that date, an equivalent amount of its PC Net Debt.

PC Net Finance Charges means, in respect of any Operating Company and any Relevant Period, PC Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to that Operating Company on any Cash, Cash Equivalent Investment or Trapped Cash and CEI.

PC Operating Cashflow means, in respect of any Operating Company and any Relevant Period, PC EBITDA for that Relevant Period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(b)	adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating PC EBITDA for that Relevant Period (other than, in the case of cash receipts, PC Disposal Proceeds);

(c)	adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities), and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities), in each case to the extent taken into account in establishing PC EBITDA; and

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(d)	deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing PC EBITDA, and so that no amount shall be added (or deducted) more than once.

Pension Items means any income or charge attributable to a post-employment benefit scheme, other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

Relevant Period means each period of twelve months ending on or about the last day of each Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter.

Trapped Cash and CEI means any cash, security or investment of an Operating Company that does not qualify as Cash or a Cash Equivalent Investment due solely to that cash, security or investment being subject to Permitted Security granted by that Operating Company to persons other than the Security Agent to secure Borrowings of that Operating Company.

Working Capital means, on any date, Current Assets less Current Liabilities.

26.2	Financial condition

The Issuer shall ensure that:

(a)	Group Leverage

Group Leverage shall not exceed 3.50: 1.00 in respect of each Relevant Period.

(b)	Group Interest Cover

Group Interest Cover shall exceed 2.2: 1.00 in respect of each Relevant Period.

(c)	Loan to Value

The Loan to Value shall at no time exceed 30%.

26.3	Financial testing

The Financial Covenants shall be calculated in accordance with the Accounting Principles and tested by reference to:

(a)	in the case of the Group Leverage Covenant and the Group Interest Cover Covenant, each set of Quarterly Financial Statements and Annual Financial Statements of the Issuer delivered pursuant to Clause 25.3 (Financial statements);

(b)	in the case of the LTV Covenant, each set of Quarterly Financial Statements and Annual Financial Statements of the Portfolio Companies delivered pursuant to Clause 25.3 (Financial statements); and/or

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(c)	each Compliance Certificate delivered pursuant to this Agreement or (to the extent applicable) the Intercreditor Agreement.

26.4	Exceptional calculations

(a)	The Subscribers (at their sole discretion) may agree in writing with the Issuer that any calculation to be made in respect of an Operating Company for the purposes of any definition in Clause 26.1 (Financial definitions) may be made on a different basis to that provided in the relevant definition, for one or more Relevant Periods, and subject to such additional reporting as the Subscribers may require in respect of the same, in which case the same will be binding on the Parties.

(b)	Without limiting paragraph (a) above, the Subscribers agree with the Issuer that, for the purposes of calculating Group Finance Charges for:

(i)	the first Relevant Period to end after the date of this Agreement; and

(ii)	each of the immediately following three Relevant Periods to end after the date of this Agreement (unless the Subscribers notify the Issuer otherwise not less than 10 Business Days prior to the last day of the Relevant Period), interest accrued and payable by Maddox Bidco Limited in respect of the Opus Bonds will be excluded.

26.5	LTV Covenant cure

If the LTV Covenant is not complied with on any date (a Value Deficiency Event), this will not be a Default if:

(a)	the Issuer notifies the Agent within 5 Business Days of such date that it wishes to effect a cure of the LTV Covenant in accordance with this Clause 26.5; and

(b)	within 15 Business Days of that date (the Value Deficiency Cure Period) the Issuer:

(i)	redeems the Notes in accordance with Clause 10.2 (Redemption at the option of the Issuer) and subject always to the terms of the Intercreditor Agreement; or

(ii)	places a deposit on the Distributions Account (a Cure Deposit),

in each case applying funds sourced from accounts other than the Transaction Accounts and in an amount in sterling (the Value Deficiency Amount) sufficient to ensure that the LTV Covenant, if retested immediately following such prepayment or deposit (and taking account of the same) is complied with, as confirmed by a Compliance Certificate delivered by the Issuer to the Agent on the date of such prepayment or the placement of such Cure Deposit.

27	General undertakings

The undertakings in this Clause 27 remain in force from the date of this Agreement until the expiry of the Liability Period.

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Authorisations and compliance with laws

27.1	Authorisations

Each Obligor shall (and the Issuer shall ensure that each Group Company will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)	enable it to carry on its business, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.2	Compliance with laws

Each Obligor shall (and the Issuer shall ensure that each Group Company will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect or if failure so to comply would impair its ability to perform its obligations under the Transaction Documents.

27.3	Environmental compliance

Each Obligor shall (and the Issuer shall ensure that each Group Company will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.4	Environmental Claims

Each Obligor shall (through the Issuer), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against it or any Group Company which is current, pending or threatened in writing; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any Group Company,

where the claim, if determined against that Obligor or Group Company, has or is reasonably likely to have a Material Adverse Effect.

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27.5	Anti-corruption law

(a)	No Obligor shall (and the Issuer shall ensure that no other Group Company will) directly or indirectly use the proceeds of the Noes for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Issuer shall ensure that each other Group Company will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

(iii)	not engage in any conduct which could reasonably be expected to cause it or any member of the Group or any Finance Party to be in breach of the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(c)	Each Obligor shall ensure that no Note nor the proceeds from a Subscription are directly or indirectly used, lent, paid to, contributed or otherwise made available in any manner that results or could reasonably be expected to result in any member of the Group or any Finance Party being in breach of the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

27.6	Taxation

(a)	Each Obligor shall (and the Issuer shall ensure that each Group Company will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 25.3 (Financial statements); and

(iii)	such payment can be lawfully withheld, and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Group Company may change its residence for Tax purposes.

Restrictions on business focus

27.7	Merger

(a)	No Obligor shall (and the Issuer shall ensure that no other Group Company will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

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(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Transaction;

(ii)	any sale, lease, transfer or other disposal permitted by Clause 27.16 (Disposals); or

(iii)	any other transaction entered into with the prior written consent of the Agent.

27.8	Change of business

The Parent and the Issuer shall procure that no substantial change is made to the general nature of the business of the Issuer or the Group taken as a whole from that carried on by it at the date of this Agreement.

27.9	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other Group Company will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition.

27.10	Joint ventures

(a)	No Obligor shall (and the Issuer shall ensure that no other Group Company will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Paragraph (a) above does not apply to:

(i)	the MorCor Joint Venture or the MorCor Loan; or

(ii)	any other relevant transaction made with the prior written approval of the Agent (acting on the instructions of the Majority Note Subscribers).

27.11	Holding Companies

Neither the Issuer nor CorpAcq Finance shall become an Operating Company or otherwise trade, carry on any business, own any assets or incur any liabilities, except for:

(a)	the provision of administrative services to other Group Companies (in the case of the Issuer) of a type customarily provided by a Holding Company to its Subsidiaries;

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(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments, provided that the same:

(i)	are permitted by this Agreement; and

(ii)	are subject to the Transaction Security;

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company;

(d)	in the case of the Issuer only:

(i)	any activities consistent with the day-to-day management by a Holding Company of its Subsidiaries, including operational support provided pursuant to management agreements entered into in the ordinary course of business;

(ii)	any rights or liabilities under service contracts with any of its directors, executives or consultants customarily agreed by a holding company; and

(iii)	any arrangements in connection with an employee share scheme or employee incentive plan; and

(e)	any Permitted Acquisition, Permitted Disposal, Permitted Distribution, Permitted Guarantee, Permitted Security or Permitted Transaction.

27.12	Dormant Subsidiaries

No Obligor shall (and the Issuer shall ensure no other Group Company will) cause or permit any Dormant Subsidiary that is:

(a)	a Minority Group Company; and

(b)	a Charged Group Company,

to commence trading or cease to satisfy the criteria for a Dormant Subsidiary, unless a Minority Shareholder Waiver Letter has been entered into in relation to such Dormant Subsidiary.

Restrictions on dealing with assets and security

27.13	Preservation of assets

Each Obligor shall (and the Issuer shall ensure that each other Group Company will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business, save where this does not and would not reasonably be expected to have a Material Adverse Effect.

27.14	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

27.15	Negative pledge

In this Clause 27.15, Quasi-Security means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Issuer shall ensure that no other Group Company will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Issuer shall ensure that no other Group Company will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other Group Company;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

27.16	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other Group Company will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

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27.17	Arm's length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Issuer shall ensure no other Group Company will) enter into any transaction with any person except on arm's length terms (or, in the case of a transaction with a non-Group Company, terms that are better from the Group’s perspective), and for full market value.

(b)	The following transactions shall not be a breach of this Clause 27.17:

(i)	Issuer Intra-Group Loans and Shareholder Loans permitted under Clause 27.18 (Loans or credit);

(ii)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 5.2 (Initial conditions precedent) or agreed by the Agent;

(iii)	any charitable or pro bono activities carried out or donations made by a member of the Group, provided that:

(A)	the total value of such activities and donations does not exceed:

1)	£500,000 (or its equivalent in any other currency) in any Financial Year; or

2)	£2,500,000 (or its equivalent in any other currency) over the life of the Series; and

(B)	in the case of a donation in cash, there would be no Default upon or immediately following the making of such donation; and

(iv)	any payment of a political donation by a member of the Group, provided that:

(A)	the payment is made in cash;

(B)	the aggregate amount of such payments does not exceed:

1)	£150,000 (or its equivalent in any other currency) in any Financial Year; or

2)	£750,000 (or its equivalent in any other currency) over the life of the Series; and

(C)	there would be no Default upon or immediately following the making of such payment.

Restrictions on movement of cash – cash out

27.18	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other Group Company will) be a creditor in respect of any Financial Indebtedness.

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(b)	Paragraph (a) above does not apply to a Permitted Loan.

27.19	No guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other Group Company will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

27.20	Distributions

(a)	Except as permitted under paragraph (b) below, the Issuer shall not (and the Issuer shall ensure that no other Group Company will):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any Group Company to pay any management, advisory or other fee or charge to or to the order of any other Group Company, shareholder of a Group Company or Parent Affiliate;

(iv)	make any payment of principal or interest under or otherwise any amount in respect of any Investor Loan, Shareholder Loan, Issuer Intra-Group Loan or PC Group Loan or otherwise any loan or other liability owing to the Parent or any Parent Affiliate; or

(v)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to a Permitted Distribution.

(c)	The Parent may not:

(i)	make a Distribution to the Preference Shareholders constituting a Cash Sweep Distribution (as that term is defined in the Constitutional Documents of the Parent); or

(ii)	procure that a Group Company makes (and the Issuer shall ensure that no Group Company makes) a Distribution for the purposes of the Parent making any such Cash Sweep Distribution,

and the Parent shall ensure that the terms of its Constitutional Documents do not otherwise conflict with the terms of the Finance Documents (save for the provisions of its articles relating to the above Cash Sweep Distributions, until its Constitutional Documents are amended as required under Clause 26.39 (Conditions subsequent to Closing Date Utilisations).

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27.21	Permitted Credit Facility Payments

Except for a Permitted Credit Facility Payment, no Obligor shall and the Issuer shall ensure that no Group Company will:

(a)	repay or prepay any principal amount (or capitalised interest) outstanding under the Credit Facilities Agreement or the Loans;

(b)	pay any interest or any other amounts payable in connection with the Credit Facilities Agreement or the Loans; or

(c)	purchase, redeem, defease or discharge any amount outstanding with respect to the Credit Facilities Agreement or the Loans.

Restrictions on movement of cash - cash in

27.22	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, the Issuer shall not (and the Issuer shall ensure that no other Group Company will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

27.23	Share capital

No Obligor shall (and the Issuer shall ensure no other Group Company will) issue any shares except pursuant to a Permitted Share Issue.

Miscellaneous

27.24	Insurance

(a)	Each Obligor shall (and the Issuer shall ensure that each Group Company will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

27.25	Pensions

The Parent and the Issuer shall ensure that neither it nor any other Group Company is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

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27.26	People with Significant Control regime

Each Obligor, the Issuer and the Parent shall (and the Issuer shall ensure that each other Group Company will):

(a)	within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Act from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

27.27	Access

Each Obligor shall, and the Issuer shall ensure that each other Group Company will, (not more than once in every Financial Year unless the Agent (acting on the instructions of the Majority Note Subscribers) reasonably suspects an Event of Default is continuing) permit the Agent, each Subscriber and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent, each Subscriber or the Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Group Company:

(a)	to the premises, assets, books, accounts and records of it and each Group Company; and

(b)	to meet and discuss matters with senior management of it and each Group Company.

27.28	Intellectual Property

Each Obligor shall (and the Issuer shall ensure that each other Group Company will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for its business or the business of the relevant Group Company;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of it or any Group Company to use such property; and

(e)	not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a) to (c) above, or, in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

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27.29	Amendments

(a)	Subject to paragraph (b) below, no Obligor shall (and the Issuer shall ensure that no other Group Company will):

(i)	amend, vary, novate, supplement, supersede, waive or terminate any term of an Issuer Intra-Group Loan, a Shareholder Loan, an Investor Loan or a Transaction Document or any other document delivered to the Agent pursuant to Clause 5.2 (Initial conditions precedent) or 31 (Changes to the Obligors); or

(ii)	enter into any agreement with the Parent or any Parent Affiliate which is not a Group Company.

(b)	Paragraph (a) above does not apply to any amendment, variation, novation, supplement, superseding, waiver or termination that is made in writing:

(i)	in accordance with Clause 42 (Amendments and waivers);

(ii)	to the extent this is permitted by the Intercreditor Agreement or the SSO Subordination Agreement;

(iii)	prior to or on the Closing Date, with the prior written consent of the Subscribers; or

(iv)	after the Closing Date:

(A)	with the prior written consent of the Agent or as otherwise permitted or required under this Agreement; or

(B)	(in the case of a Transaction Document other than a Finance Document) in a way which:

1)	could not reasonably be expected adversely to affect the interests of the Subscribers; and

2)	in the case of the Parent Investment Agreement and the Constitutional Documents of the Parent, does not and will not conflict with any of the terms of this Agreement relating to Permitted Distributions, or otherwise the terms of any Finance Document; or

3)	in the case of the terms of a Subordinated Loan, would not change the date, amount or method of payment of interest or principal under the same; or

4)	in the case of the terms of an Unsubordinated Investor Loan, would not increase the amount or method of payment of interest or principal under the same.

(c)	The Issuer shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in sub-paragraphs (b)(ii) to (iv) above.

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(d)	No Obligor nor the Parent shall (and the Issuer shall ensure that no other Group Company will) amend, vary, novate, supplement, supersede, waive or terminate any term of any Credit Facility Document unless expressly permitted by the Intercreditor Agreement.

27.30	Material Contracts

(a)	Each Obligor shall (and the Issuer shall procure that each Group Company will):

(i)	comply in all material respects with all provisions of each Material Contract;

(ii)	take all reasonable and practical steps to preserve and enforce its rights arising under each Material Contract and pursue any claims and remedies;

(iii)	not, without the prior written consent of the Agent or as otherwise permitted or required under this Agreement, take any steps or actions to terminate or suspend or to permit any other person to terminate or suspend any Material Contract, except where, in the case of a Minority Shareholders Agreement relating to a non-Charged Group Company, failure to do so does not and is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall (and the Issuer shall procure that no Group Company will), without the prior written consent of the Agent:

(i)	in the case of the Issuer only, borrow any Shareholder Loan except pursuant to a Shareholder Loan Agreement; or

(ii)	in all cases, enter into any Minority Shareholders Agreement in relation to any Charged Group Company.

27.31	Financial assistance

Each Obligor shall (and the Issuer shall procure each other Group Company will) comply in all respects with sections 678 and 679 of the Act and any equivalent legislation in other jurisdictions, including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

27.32	Treasury Transactions

No Obligor shall (and the Issuer will procure that no other Group Company will) enter into any Treasury Transaction, other than:

(a)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(b)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a Group Company for a period of not more than 24 Months and not for speculative purposes.

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27.33	Portfolio Companies

The Issuer shall ensure that at all times from (and including) the Closing Date:

(a)	there are not fewer than 25 Eligible Operating Companies, provided that this number may be reduced as a result of a merger of two Eligible Operating Companies which are not Guarantors, subject to there being not less than 20 Eligible Operating Companies following any such merger;

(b)	there are not fewer than 6 Eligible Operating Companies generating a minimum PC EBITDA of £4,000,000 each; and

(c)	there are not fewer than 12 Eligible Operating Companies (including the Eligible Operating Companies referred to in sub-paragraph (b) above) generating a minimum PC EBITDA of £2,000,000 each.

27.34	Guarantor coverage

(a)	The Issuer shall ensure that, at all times from the Closing Date, the aggregate PC EBITDA of the Guarantors represents not less than 60 per cent. of Adjusted Group EBITDA, provided that the Issuer will not be in breach of this obligation if:

(i)	this is due to it being excused under paragraph (b) below from procuring that an Eligible Operating Company become a Guarantor; and

(ii)	each Obligor has complied with paragraph (c) below in respect of that Eligible Operating Company.

(b)	The Issuer need not procure that an Eligible Operating Company become a Guarantor for the purposes of complying with paragraph (a) above if:

(i)	it is unlawful for that Eligible Operating Company to become a Guarantor;

(ii)	that Eligible Operating Company becoming a Guarantor would result in personal liability for its directors or other management; or

(iii)	that Eligible Operating Company is prohibited from becoming a Guarantor by the terms of:

(A)	any of its Permitted Financial Indebtedness;

(B)	any of its Permitted Security; or

(C)	if acquired after the Closing Date pursuant to a PC Acquisition:

1)	any Permitted Financial Indebtedness anticipated to be incurred by it as at the Completion Date of that acquisition, and actually incurred by it within 3 months of that Completion Date; or

2)	any refinancing of such Permitted Financial Indebtedness anticipated to be incurred by it as at the date on which such Permitted Financial Indebtedness is repaid, and actually incurred by it within 3 months of that date.

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(c)	Each Obligor must use, and must procure that the relevant Eligible Operating Company uses, all reasonable endeavours lawfully available to avoid any unlawfulness or personal liability referred to in sub-paragraphs (b)(i) or (b)(ii) above. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.

27.35	Sanctions – use and repayment of Notes

(a)	Subject to paragraph (b) below, each Obligor shall ensure that:

(i)	none of the proceeds of any Note or Subscription are:

(A)	paid directly or indirectly to a Sanctions Restricted Person or any other person in a Sanctioned Territory;

(B)	used to facilitate business with a Sanctions Restricted Person or otherwise facilitate business in a Sanctioned Territory; or

(C)	otherwise applied in a manner that would be reasonably likely to result in any Obligor or any Finance Party being in breach of any Sanctions applicable to it; and

(ii)	no payment in connection with a Finance Document is made (in whole or part):

(A)	out of proceeds derived from any business with a Sanctions Restricted Person or otherwise in a Sanctioned Territory; or

(B)	otherwise in a manner that would be reasonably likely to result in any Obligor or any Finance Party being in breach of any Sanctions applicable to it or becoming a Sanctions Restricted Person.

(b)	The undertakings in paragraph (a) above shall not apply to the extent they would cause a Finance Party to breach any Anti-Boycott Law.

27.36	Further assurance

(a)	Each Obligor shall (and the Issuer shall procure that each other Group Company will), at that Obligor’s or the Issuer’s own cost, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to extend the Transaction Security to any shares or other assets acquired after the date of this Agreement by an Obligor that is party to the Debenture (which may include the execution of a Share Pledge over any such shares);

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(ii)	to perfect the Transaction Security (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(iii)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iv)	following the occurrence of an Acceleration Event, to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall (and the Issuer shall procure that each other Group Company will), at that Obligor’s or the Issuer’s own cost, take all such action as is available to it (including making all filings and registrations and otherwise completing all Perfection Requirements within any applicable statutory time limits) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

27.37	NSI Act

No Obligor may make a notifiable acquisition for the purposes of the NSI Act, or enter into any other transaction that could reasonably be expected to be subject to review under the NSI Act, unless the Secretary of State has approved that notifiable acquisition or other transaction (as the case may be) in accordance with the NSI Act by giving notice that no further action will be taken under the NSI Act in relation to it.

27.38	Preference Shares

(a)	The Parent shall not redeem the Preference Shares using the proceeds of any Note or Subscription.

(b)	Promptly following redemption in full of the Preference Shares the Parent shall:

(i)	notify the Agent of the same; and

(ii)	procure that its articles of association are amended to remove any reference to the Preference Shares.

27.39	Conditions subsequent to Closing Date Subscriptions

(a)	The Issuer shall, on the Closing Date:

(i)	prepay the loans outstanding, together with all other accrued and unpaid interest, fees, costs and other amounts, under the Alcentra Facility; and

(ii)	ensure that (and the Issuer shall procure that each other Group Company will ensure that) all Alcentra Security is fully and finally released and discharged,

and provide the Agent with evidence, in form and substance satisfactory to the Agent, that this has been done.

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(b)	The Issuer shall, within 3 Business Days of the Closing Date:

(i)	procure that Maddox Bidco Limited redeems the Opus Bonds;

(ii)	discharge the Opus Bond Liabilities (on behalf of Maddox Bidco Limited) in full; and

(iii)	ensure that (and the Issuer shall procure that each other Group Company will ensure that) all Opus Security is fully and finally released and discharged,

and provide the Agent with evidence, in form and substance satisfactory to the Agent, that this has been done

(c)	The Issuer shall, within 5 Business Days of the Closing Date, provide the Agent with evidence, in form and substance satisfactory to the Agent, that the Parent Investment Agreement and the Constitutional Documents of the Parent have been amended in the agreed form to avoid any conflict between the terms of those documents and the terms of the Finance Documents.

(d)	The Parent shall provide to the Agent, as soon as they are available, but in any event on or before 29 February 2024, a copy of its first financial statements (including all additional information and notes to the accounts), together with the relevant directors' report and auditors' report.

(e)	The Issuer shall, by not later than 29 February 2024, procure the execution of the Prefequity Pay-off Letter and the Prefequity Deed of Release by the parties thereto, and in accordance with those documents ensure that (and the Issuer shall procure that each other Group Company will ensure that):

(i)	the Prefequity Liabilities are discharged in full; and

(ii)	the Prefequity Security is fully and finally released and discharged,

and provide the Agent with evidence, in form and substance satisfactory to the Agent, that this has been done.

(f)	CorpAcq Finance shall, promptly and not later than 2 Business Days following the discharge of the Prefequity Liabilities and release of the Prefequity Security in accordance with paragraph (e) above:

(i)	grant and perfect a supplemental equitable mortgage over the shares in CaviTech (Holding) Solutions Limited in favour of the Security Agent, and in form and substance satisfactory to the Agent (including procuring that the Agent receives equivalent documents and evidence to those listed in paragraph 1 of Part 1 and paragraphs 2 and 3 of Part 2 of Schedule 2 (Conditions precedent) in relation to that mortgage, its execution by CorpAcq Finance and the shares in CaviTech (Holding) Solutions Limited); and

(ii)	provide the Agent with evidence, in form and substance satisfactory to the Agent, that this has been done.

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(g)	Each Obligor shall (and the Issuer shall procure that each other Group Company will) ensure that as soon as possible following the relevant required release date under this Clause 27.39, all Alcentra Security, Opus Security and Prefequity Security is de-registered from all relevant registers.

(h)	The Issuer shall procure that, by not later than 29 February 2024, the Agent receives from English legal counsel to the Original Subscribers, at the Issuer's cost, a summary of any Adverse Terms contained in the Constitutional Documents of the Minority Group Companies that are not Charged Group Companies.

27.40	Conditions subsequent to PC Acquisitions

The Issuer and CorpAcq Finance shall ensure that, if any PC Acquisition is being made by an Obligor that is a party to the Debenture or a Share Pledge, within:

(a)	15 Business Days, in the case of a PC Acquisition Vehicle incorporated in the United Kingdom or Ireland; or

(b)	30 Business Days, in the case of a PC Acquisition Vehicle incorporated in any other Acceptable Jurisdiction,

of the Completion Date for the acquisition:

(i)	the shares in the relevant PC Acquisition Target are made subject to perfected Transaction Security under the Debenture by way of a supplemental equitable mortgage or under a Share Pledge (as appropriate), including procuring that to the extent applicable the Agent receives equivalent documents and evidence to those listed in paragraph 1 of Part 1 and paragraphs 2 and 3 of Part 2 of Schedule 2 (Conditions precedent) in relation to that mortgage or Share Pledge, its execution by the relevant Obligor and the shares in the relevant PC Acquisition Target; and

(ii)	if following the Completion Date the relevant PC Acquisition Target is or will be a Minority Group Company, its Minority Shareholders enter into a Minority Shareholder Waiver Letter in respect of that PC Acquisition Target, in each case, in form and substance satisfactory to the Agent.

27.41	Issuer re-registration

(a)	The Issuer hereby acknowledges that for so long as it is a private company limited by shares, it is prohibited by Section 755 of the Act from making an “offer to the public” of the Notes as defined by Section 756 of the Act unless it undertakes to re-register as a public company within 6 months of any such offer to the public and that undertaking is complied with.

(b)	Accordingly, the Issuer hereby undertakes that it will promptly re-register as a public limited company if ordered by any court of competent jurisdiction to do so in relation to any contravention of Section 755 of the Act and in any event, in accordance with the time limits specified in the terms of any such order.

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27.42	Listing of Notes

(a)	Subject to the provisions of paragraph (b) below, the Issuer shall use its reasonable endeavours to obtain and maintain the admission to listing of all of the Notes then in issue on the official list of listed securities maintained by The International Stock Exchange (TISE) so that each Note qualifies as a “quoted Eurobond” within the meaning of section 987 of the ITA (a Quoted Eurobond) as soon as reasonably practicable following the Closing Date and in any event prior to 30 June 2024.

(b)	If the Notes then in issue:

(i)	have not been Listed on or before 30 June 2024; or

(ii)	are listed on TISE on or before 30 June 2024 but, due to a change in law or an order by HMRC occurring after the date of this Agreement, do not qualify as Quoted Eurobonds or do not benefit from the exemption from withholding tax on payments of interest pursuant to section 882 of the ITA (the Quoted Eurobond Exemption), within 30 days of 30 June 2024 (in respect of paragraph (i) above) or such change of law or order by HMRC occurring (in respect of paragraph (ii) above) (the Gross-up Date):

(A)	the Issuer will use its reasonable endeavours to: (x) select an alternative “recognised stock exchange” within the meaning of section 1005 of the ITA and which is approved by all of the Subscribers (an Alternative Exchange) and (y) list the Notes on such Alternative Exchange within three Months of the Gross-up Date;

(B)	the Issuer and the Subscribers will agree such changes to the Finance Documents as the Issuer and the Subscribers may reasonably consider to be required (subject always to the terms of the Intercreditor Agreement) in order for the Notes then in issue to be listed on TISE within one Month of the Gross-up Date; or

(C)	the Issuer and the Subscribers shall, where applicable, agree (to the extent possible and acting reasonably and subject to the agreement of the Lenders as required by the Intercreditor Agreement) such other changes to the Finance Documents so that the Notes qualify as Quoted Eurobonds or otherwise fall within the Quoted Eurobond Exemption, and to the extent that is not possible or otherwise reasonably achievable they shall (acting reasonably) explore the availability of other exemptions from UK withholding tax on interest payments under the Notes.

Each of the periods set out in this paragraph (b) may be extended by agreement between the Issuer and the Subscribers.

(c)	If the Issuer is obliged to gross-up payments of interest in accordance with the provisions of Clause 18.2 (Tax gross-up) on any of the Notes, provided that the Issuer has complied with all its obligations under paragraphs (a) and (b) above the Issuer may redeem such Notes in accordance with the provisions of Clause 10.4 (Right of cancellation and redemption in relation to a single Subscriber) so long as it complies with the relevant provisions of the Intercreditor Agreement.

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(d)	The Issuer must obtain the prior written approval of the Agent before disclosing any confidential information relating to the Notes to any such Alternative Exchange.

28	Events of Default

Each of the events or circumstances set out in this Clause 28 is an Event of Default (save for Clause 28.19 (Acceleration), Clause 28.20 (Portfolio-wide Materiality) and Clause 28.21 (Clean-Up Periods), and subject to Clause 28.20 (Portfolio-wide Materiality)).

28.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 5 Business Days of its due date.

28.2	Financial covenants and other obligations

(a)	Any requirement of Clause 26 (Financial covenants) is not satisfied (subject to Clause 26.5 (LTV Covenant cure)), or an Obligor does not comply with any Compliance Provision or the provisions of any of:

(i)	Clause 27.7 (Merger);

(ii)	Clause 27.34 (Guarantor coverage);

(iii)	paragraph (b) of Clause 27.36 (Further assurance), or any provision of a Transaction Security Document requiring the delivery of share certificates, transfers and stock transfer forms or equivalent or other documents of title; or

(iv)	Clause 27.39 (Conditions subsequent to Closing Date Subscriptions).

(b)	The Issuer fails to cure a Value Deficiency Event within the applicable Value Deficiency Cure Period.

28.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Non-payment) and Clause 28.2 (Financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within:

(i)	in the case of a breach of Clause 25.3 (Financial statements) or Clause 25.4 (Provision and contents of Compliance Certificate), 5 Business Days; or

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(ii)	in any other case, 14 Business Days,

of the earlier of (A) the Agent giving notice to the Issuer or other relevant Obligor and (B) the Issuer or another Obligor becoming aware of the failure to comply.

28.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if:

(i)	the representation or statement was not made under or in relation to a Compliance Provision; and

(ii)	the events or circumstances which resulted in the misrepresentation are, in the opinion of the Agent, capable of remedy and are remedied within 14 Business Days of the earlier of (A) the Agent giving notice to the Issuer or other relevant Obligor, and (B) the Issuer or another Obligor becoming aware of the misrepresentation.

28.5	Cross default

(a)	Any Financial Indebtedness of any CorpAcq Holdco or any Obligor or Portfolio Company is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any CorpAcq Holdco or any Obligor or Portfolio Company is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any CorpAcq Holdco or any Obligor or Portfolio Company is cancelled or suspended by a creditor of any CorpAcq Holdco or any Obligor or Portfolio Company as a result of an event of default (however described).

(d)	Any creditor of any CorpAcq Holdco or any Obligor or Portfolio Company becomes entitled to declare any Financial Indebtedness of any CorpAcq Holdco or any Obligor or Portfolio Company due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 28.5:

(i)	in respect of any CorpAcq Holdco, the Issuer or the Parent if the aggregate amount of that company’s Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £10,000,000 (or its equivalent in any other currency or currencies); or

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(ii)	in respect of another Obligor or a Portfolio Company, if the aggregate amount of:

(A)	that Obligor or Portfolio Company’s Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £10,000,000 (or its equivalent in any other currency or currencies); and

(B)	Financial Indebtedness or commitment for Financial Indebtedness of all such Obligors and Portfolio Companies falling within paragraphs (a) to (d) above is less than £15,000,000 (or its equivalent in any other currency or currencies).

(f)	For the avoidance of doubt, references to “Financial Indebtedness” in this Clause 28.5 include any Financial Indebtedness incurred under the Credit Facility Documents, save that paragraph (e) above will not apply to such Financial Indebtedness

28.6	Insolvency

(a)	Any CorpAcq Holdco or any Obligor or other Group Company:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any CorpAcq Holdco or any Obligor or other Group Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

28.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any CorpAcq Holdco or any Obligor or other Group Company;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any CorpAcq Holdco or any Obligor or other Group Company;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of any CorpAcq Holdco or any Obligor or other Group Company or any of its assets; or

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(iv)	enforcement of any Security over any assets of any CorpAcq Holdco or any Obligor or other Group Company, where the aggregate value of all assets so affected exceeds £1,000,000, or any analogous procedure or step is taken in any jurisdiction.

(b)	No Event of Default under paragraph (a) above will occur in relation to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of its presentation and in any event before it is advertised; or

(ii)	any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction.

28.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution, or any analogous process in any jurisdiction, affects any asset or assets of any CorpAcq Holdco or any Obligor or other Group Company, where:

(a)	the aggregate value of all assets so affected exceeds £1,000,000; and

(b)	the relevant process is not discharged within 14 days.

28.9	Unlawfulness and invalidity

(a)	Subject to the Legal Reservations, it is or becomes unlawful for an Obligor or any other Group Company that is a party to the Intercreditor Agreement or the SSO Subordination Agreement to perform any of its obligations under the Finance Documents, or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective, or any subordination created under the Intercreditor Agreement or the SSO Subordination Agreement is or becomes unlawful.

(b)	Any obligation or obligations of any Obligor under any Finance Documents or of any other Group Company under the Intercreditor Agreement or the SSO Subordination Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Subscribers under the Finance Documents.

(c)	Subject to the Legal Reservations, any Finance Document ceases to be in full force and effect, or any Transaction Security, any subordination created under the Intercreditor Agreement or the SSO Subordination Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

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28.10	Documents with third parties

(a)	Any party to the Intercreditor Agreement, the SSO Subordination Agreement, a Minority Shareholder Waiver Letter or a Pay-off Letter (other than a Finance Party or (in the case of a Finance Document) an Obligor) fails to comply with the provisions of, or does not perform its obligations under, that agreement or instrument.

(b)	A representation or warranty given by any party to the Intercreditor Agreement, the SSO Subordination Agreement, a Minority Shareholder Waiver Letter, or a Pay-off Letter (other than a Finance Party or an Obligor) in that Finance Document is incorrect in any material respect.

(c)	No Event of Default under:

(i)	paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within; or

(ii)	paragraph (b) above will occur if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, and are remedied within,

14 Business Days of the earlier of (A) the Agent giving notice to the relevant party and (B) the relevant party becoming aware of the failure to comply or non-compliance or misrepresentation (as applicable).

28.11	Cessation of business

Any Obligor or other Group Company (or, following De-SPAC Completion, the De-SPAC Mergeco) suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, except as a result of a Permitted Disposal.

28.12	Change of ownership

(a)	CorpAcq Finance ceases to be a wholly-owned direct Subsidiary of the Issuer.

(b)	An Obligor ceases to own:

(i)	directly at least the same percentage of shares in a Charged Group Company as on the Closing Date (or, in the case of a Charged Group Company that is acquired after the Closing Date, as on the Completion Date for that acquisition); or

(ii)	directly or indirectly at least the same percentage of shares in an Operating Company as on the Closing Date (or, in the case of an Operating Company that is acquired after the Closing Date, as on the Completion Date for that acquisition);

in each case, except as a result of a Permitted PC Disposal or a Permitted Share Issue.

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28.13	Audit qualification

(a)	The Issuer's Auditors qualify the audited annual consolidated financial statements of the Issuer for any Financial Year ending on or after 31 December 2023.

(b)	The statutory auditors to the De-SPAC Mergeco qualify the audited annual consolidated financial statements of the De-SPAC Mergeco.

(c)	The statutory auditors to the Parent qualify the audited annual consolidated financial statements of the Parent.

(d)	No Event of Default under any of paragraphs (a) to (c) above will occur as a result of a “going concern” qualification due solely to the need to refinance the Notes on maturity.

28.14	Repudiation and rescission of agreements

(a)	An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)	Any party to the Intercreditor Agreement, the SSO Subordination Agreement, a Minority Shareholder Waiver Letter, a Pay-off Letter or a Credit Facility Document (other than a Finance Party or (in the case of a Finance Document) an Obligor) rescinds or purports to rescind or repudiates or purports to repudiate, or evidences an intention to rescind or repudiate, any of those agreements or instruments in whole or in part where, in the reasonable opinion of the Majority Note Subscribers, to do so has or is reasonably likely to have a material adverse effect on the interests of the Subscribers under the Finance Documents.

28.15	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened in writing, or any judgment or order of a court, arbitral body or agency is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or Group Company or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

28.16	Charged Property and other Material Assets

(a)	Any of the following events occurs, save with the prior written consent of the Subscribers or as expressly permitted under a Finance Document:

(i)	an Obligor or any other Group Company that is a party to the Intercreditor Agreement or the SSO Subordination Agreement does not own, or ceases to own, any of its Material Assets, free from any claims, third party rights or competing interests;

(ii)	any Material Asset is subject to any Security or Quasi-Security, other than as permitted under Clause 27.15 (Negative pledge), or is disposed of, other than as permitted under Clause 27.16 (Disposals);

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(iii)	any Charged Shares are cancelled, mandatorily redeemed or required to be sold or otherwise transferred to a third party, or otherwise are not or cease to be validly issued and fully paid up, or any restriction exists or is imposed on the transfer of any Charged Shares on enforcement of the Transaction Security, or any third party has or claims to have an interest in any Charged Shares; or

(iv)	any Transaction Account is closed or requested to be closed, or any amount is debited from a Transaction Account.

(b)	Any of the following events occurs, save with the prior written consent of the Subscribers or as expressly permitted under a Finance Document:

(i)	any party to a Material Contract breaches its obligations under that contract;

(ii)	any Material Contract is amended, varied, waived, suspended, terminated, frustrated, cancelled or otherwise ceases to be in full force and effect, or is alleged by a party to it to be ineffective; or

(iii)	any event or circumstance referred to any of Clause 28.6 (Insolvency) to Clause 28.8 (Creditors' process) or Clause 28.11 (Cessation of business) occurs or exists in relation to a counterparty to a Material Contract (for these purposes treating references in those Clauses to any Obligor as a reference to that counterparty), in each case where, in the reasonable opinion of the Majority Note Subscribers, this has or is reasonably likely to have a material adverse effect on the interests of the Subscribers under the Finance Documents.

28.17	Material adverse change

Any events or circumstances occur or exist which (whether taken individually or cumulatively) have a Material Adverse Effect.

28.18	Remedial Order

A court makes a remedial order in relation to section 755 of the Companies Act 2006 requiring the Issuer to redeem the Notes or for any person connected with the issue of the Notes to purchase the Notes from the Subscribers.

28.19	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Note Subscribers:

(i)	by notice to the Issuer:

(A)	cancel the Available Commitment of each Subscriber, at which time each such Available Commitment shall immediately be cancelled and each Commitment shall immediately cease to be available for further subscription;

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(B)	declare that all or part of the Notes, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(C)	declare that all or part of the Notes be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Note Subscribers; and/or

(ii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)	Each Obligor undertakes that, if the Agent has exercised or has been directed to exercise any of it rights under paragraph (a) above, it will assist and cooperate with the Finance Parties and/or any Delegate or Receiver or other insolvency officer appointed by any of them under any Finance Document:

(i)	in the exercise of any powers, rights, remedies or discretions available to the relevant Finance Party under the Finance Documents;

(ii)	by exercising any rights available to that Obligor against any other party under the terms of the relevant Minority Shareholders' Agreement in the manner directed by the Agent; and/or

(iii)	in connection with the disposal of any of its assets, in the manner directed by the Finance Parties or (as applicable) any Delegate or Receiver or other insolvency officer appointed by them (including through the Security Agent) under any Finance Document, provided that nothing in this paragraph (b) obliges an Obligor to take any action that would (A) cause any of its directors to breach their director’s duties or (B) breach any applicable law.

28.20	Portfolio-wide Materiality

(a)	In this Clause 28.20:

Disregarded Operating Company means an Operating Company that is a Disregarded Portfolio Company or a Disregarded PC Group Member.

Disregarded PC Group Member means, in relation to a Disregarded Portfolio Company:

(i)	any of its Subsidiaries;

(ii)	any other member of its PC Group that has given a PC Group Loan to, or a PC Group Guarantee in respect of liabilities of, that Disregarded Portfolio Company; or

(iii)	any other member of its PC Group has received a PC Group Loan from, or benefitted from a PC Group Guarantee in respect of its liabilities given by, that Disregarded Portfolio Company.

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Excluded Default means an Event of Default (as well as any related Default) under any of the following:

(i)	any Compliance Provision;

(ii)	Clause 27.16 (Disposals) to the extent it arises due to the disposal of all or part of a legal entity, or a business or undertaking; and

(iii)	Clause 28.3 (Other obligations) or Clause 28.4 (Misrepresentation) in relation to any obligation, representation or statement that is expressly qualified by reference to a Material Adverse Effect.

Relevant Default means any Event of Default (as well as any related Default) under any of the following:

(i)	Clause 28.3 (Other obligations), other than any Excluded Default;

(ii)	Clause 28.4 (Misrepresentation), other than any Excluded Default;

(iii)	Clause 28.6 (Insolvency);

(iv)	Clause 28.7 (Insolvency proceedings);

(v)	Clause 28.8 (Creditors' process); and/or

(vi)	Clause 28.11 (Cessation of business).

(b)	No Relevant Default will be considered a Default (save for the purposes of the definition of “Relevant Default”) if it:

(i)	arises in relation to a Portfolio Company (a Disregarded Portfolio Company); and

(ii)	affects only that Disregarded Portfolio Company and members of its PC Group,

and provided that the conditions in paragraph (c) below are being met.

(c)	Paragraph (c) above will apply to a Relevant Default for so long as that Relevant Default would otherwise be continuing, provided that:

(i)	the aggregate PC EBITDA of all Disregarded Operating Companies does not exceed 10 per cent. of Adjusted Group EBITDA; and

(ii)	each Compliance Certificate delivered under this Agreement:

(A)	identifies:

1)	each Disregarded Portfolio Company as such; and

2)	if different, each Disregarded PC Group Member as such,

as well as the Relevant Defaults applicable to it or them;

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(B)	certifies that Disregarded Operating Company has been excluded from all calculations of PC Collateral Value, PC Interest Cover and PC Leverage in that Compliance Certificate;

(C)	certifies that the aggregate PC EBITDA of all Disregarded Operating Companies does not exceed 10 per cent. of Adjusted Group EBITDA; and

(D)	certifies the percentage of Adjusted Group EBITDA, Group Operating Cashflow, Group Finance Charges and Group Net Debt attributable to all Disregarded Portfolio Companies and other Disregarded PC Group Members.

28.21	Clean-Up Periods

At any time during a Clean-Up Period for the acquisition of a PC Acquisition Target, notwithstanding any other provision of any Finance Document:

(a)	any breach of an applicable Clean-Up Representation or a Clean-Up Undertaking; or

(b)	any Event of Default constituting an applicable Clean-Up Default,

will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default (as the case may be) if:

(i)	it would have been (if it were not for this Clause 28.21) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to that Permitted Acquisition Target or (if applicable) any other member of its PC Acquisition Target Group (or any obligation to procure or ensure in relation to that PC Acquisition Target or other member of its PC Acquisition Target Group);

(ii)	it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)	the circumstances giving rise to it have not been procured by or approved by the Parent or any Group Company that is not that PC Acquisition Target or (if applicable) a member of its PC Acquisition Target Group; and

(iv)	it does not have and is not reasonably likely to have a Material Adverse Effect.

If the relevant circumstances are continuing on or after the Clean-Up End Date, there shall be immediately be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

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Section – Changes to Parties

29	Changes to the Subscribers

29.1	Assignments and transfers by the Subscribers

Subject to this Clause 29 and to Clause 30 (Restriction on Debt Purchase Transactions), a Subscriber (the Existing Subscriber) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Subscriber).

29.2	Transfer of Notes

(a)	Subject to Clauses 8.4 (Closed periods), 8.5 (Regulations concerning transfers and registration), 29.3 (Issuer consent) and 29.4 (Other conditions of assignment or transfer), a Note may be transferred by an Existing Subscriber to a New Subscriber upon surrender of the relevant original Note Certificate, together with an Assignment Agreement duly completed and duly executed by the Existing Subscriber and the New Subscriber, at the registered office of the Issuer, together with such evidence as the Issuer may reasonably require to prove the title of the Existing Subscriber and the authority of the individuals who have executed the Assignment Agreement.

(b)	A Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Subscriber are being transferred) the principal amount of the balance of Notes not transferred are Authorised Denominations.

(c)	Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the Existing Subscriber.

29.3	Issuer consent

(a)	The consent of the Issuer is required for an assignment or transfer by an Existing Subscriber, unless the assignment or transfer is:

(i)	to another Subscriber or its Affiliate;

(ii)	to a fund which is a Related Fund of that Existing Subscriber; or

(iii)	made at a time when an Event of Default is continuing.

(b)	The consent of the Issuer to an assignment or transfer must not be unreasonably withheld or delayed. The Issuer will be deemed to have given its consent five Business Days after the Existing Subscriber has requested it unless consent is expressly refused by the Issuer within that time.

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(c)	Paragraph (b) above does not apply to an assignment or transfer to a Competitor or Distressed Fund.

29.4	Other conditions of assignment or transfer

(a)	Save for an assignment or transfer made at any time when an Event of Default is continuing, an assignment or transfer of the Commitment of a Subscriber and of Notes by a Subscriber must be in an amount such that the aggregate amount of Notes held by that Subscriber and the Commitments of that Subscriber (when aggregated with that of its Affiliates' and Related Funds') is together in a minimum amount of £5,000,000.

(b)	A transfer of Notes and Commitment by way of assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Subscriber (in form and substance satisfactory to the Agent) that the New Subscriber will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Subscriber;

(ii)	the New Subscriber entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)	performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Subscriber, the completion of which the Agent shall promptly notify to the Existing Subscriber and the New Subscriber.

(c)	A transfer of Notes will be effective only if the New Subscriber enters into the documentation required for it to accede as a party to the Intercreditor Agreement, and the procedure set out in Clause 29.7 (Procedure for assignment) is complied with.

(d)	If:

(i)	a Subscriber assigns or transfers any of its rights or obligations under the Finance Documents or changes its Specified Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Subscriber or Subscriber acting through its new Specified Office under Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased Costs), then the New Subscriber or Subscriber acting through its new Specified Office is only entitled to receive payment under those Clauses to the same extent as the Existing Subscriber or Subscriber acting through its previous Specified Office would have been if the assignment, transfer or change had not occurred.

(e)	Each New Subscriber, by executing the relevant Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Subscriber or Subscribers in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Subscriber would have been had it remained a Subscriber.

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29.5	Assignment or transfer fee

(a)	Subject to paragraph (b) below, the New Subscriber shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of [***].

(b)	No fee is payable pursuant to paragraph (a) above if:

(i)	the Agent agrees (in its absolute discretion) that no fee is payable; or

(ii)	the assignment or transfer is made by an Existing Subscriber:

(A)	to an Affiliate of that Existing Subscriber;

(B)	to a fund which is a Related Fund of that Existing Subscriber; or

(C)	in connection with primary syndication of any Series.

29.6	Limitation of responsibility of Existing Subscribers

(a)	Unless expressly agreed to the contrary, an Existing Subscriber makes no representation or warranty and assumes no responsibility to a New Subscriber for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other Group Company of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Subscriber confirms to the Existing Subscriber and the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Subscriber or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

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(c)	Nothing in any Finance Document obliges an Existing Subscriber to:

(i)	accept a re-transfer or re-assignment from a New Subscriber of any of the rights and obligations assigned or transferred under this Clause 29; or

(ii)	support any losses directly or indirectly incurred by the New Subscriber by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

29.7	Procedure for assignment

(a)	Subject to the conditions set out in Clause 29.3 (Issuer Consent) and Clause 29.4 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Subscriber and the New Subscriber. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Subscriber and the New Subscriber once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Subscriber.

(c)	Subject to Clause 29.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Subscriber will assign absolutely to the New Subscriber the Notes held by it that are being transferred together with all the rights under the Finance Documents and in respect of the Transaction Security relating to such Notes expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Subscriber will be released by each Obligor and the other Finance Parties from the obligations owed by it which relate to the Notes and the other obligations under the Finance Documents which are being transferred (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Subscriber shall become a Party as a "Subscriber" (if it will be holding any Notes) and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Subscribers may utilise procedures other than those set out in this Clause 29.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor to obtain a release by that Obligor from the obligations owed to that Obligor by the Subscribers nor the assumption of equivalent obligations by a New Subscriber) provided that they comply with the conditions set out in Clause 29.3 (Issuer Consent) and Clause 29.4 (Other conditions of assignment or transfer).

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29.8	Copy of Assignment Agreement or Increase Confirmation to Issuer

The Agent shall, as soon as reasonably practicable after it has executed an Assignment Agreement or Increase Confirmation, send to the Issuer a copy of that Assignment Agreement or Increase Confirmation.

29.9	Security over Subscribers' rights

In addition to the other rights provided to Subscribers under this Clause 29.9, each Subscriber may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Subscriber including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Subscriber as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Subscriber from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Subscriber as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Subscriber under the Finance Documents.

29.10	Pro rata interest settlement

(a)	If the Agent has notified the Subscribers that it is able to distribute interest payments on a "pro rata basis" to Existing Subscribers and New Subscribers then (in respect of any assignment pursuant to Clause 29.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Subscriber up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Subscriber (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Subscriber will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Subscriber; and

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(B)	the amount payable to the New Subscriber on that date will be the amount which would, but for the application of this Clause 29.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.10 references to Interest Period shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Subscriber which retains the right to the Accrued Amounts pursuant to this Clause 29.10 but which does not have a Commitment shall be deemed not to be a Subscriber for the purposes of ascertaining whether the agreement of any specified group of Subscribers has been obtained to approve any request for a consent, waiver, amendment or other vote of Subscribers under the Finance Documents.

30	Restriction on Debt Purchase Transactions

30.1	Prohibition on Debt Purchase Transactions

The Issuer shall not, and shall procure that each other Group Company shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Subscriber or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

30.2	Disenfranchisement of Parent Affiliates

(a)	For so long as a Parent Affiliate:

(i)	beneficially owns a Commitment;

(ii)	holds any Notes; or

(iii)	has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

in ascertaining:

(A)	the Majority Note Subscribers; or

(B)	whether:

1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or outstanding Notes; or

2)	the agreement of any specified group of Subscribers

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

such Commitment shall be deemed to be zero and such Parent Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Subscriber for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Parent Affiliate it is a Subscriber by virtue otherwise than by beneficially owning the relevant Commitment).

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(b)	Each Subscriber shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Parent Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 13 (– Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Subscriber shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Parent Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 13 (– Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Parent Affiliate that is a Subscriber agrees that:

(i)	in relation to any meeting or conference call to which all the Subscribers are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	in its capacity as Subscriber, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Subscribers.

30.3	Parent Affiliates' notification to other Subscribers of Debt Purchase Transactions

Any Parent Affiliate which is or becomes a Subscriber and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Subscribers.

31	Changes to the Obligors

31.1	Assignments and transfers by Obligors

No Obligor may (and the Issuer shall procure that no other Group Company will) assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

31.2	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 25.13 ("Know your customer" checks), the Issuer may request that any Eligible Operating Company become an Additional Guarantor and accede to the Intercreditor Agreement as a Debtor:

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(b)	An Operating Company shall, if so requested by the Issuer in accordance with paragraph (a) above, become an Additional Guarantor if:

(i)	the Issuer has confirmed that such Operating Company is an Eligible Operating Company;

(ii)	the Issuer and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(iii)	the Agent has received all of the documents and other evidence listed in Part 3 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)	The Agent shall notify the Issuer and the Subscribers promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 3 of Schedule 2 (Conditions precedent).

(d)	Other than to the extent that the Majority Note Subscribers notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Subscribers authorise (but do not require) the Agent:

(i)	to make its own determination as to whether the documents and other evidence it has received are satisfactory for the purpose of paragraph (iii) of paragraph (b) above; and

(ii)	to give the notification described in paragraph (c) above if it determines that they are.

The Agent shall not be liable for any damages, costs or losses whatsoever as a result of making any such determination or giving any such notification.

31.3	Resignation of a Guarantor

(a)	The Issuer may request that a Guarantor ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Portfolio Company (or its Holding Company) is being disposed of by way of a PC Disposal and the Issuer has confirmed this is the case; or

(ii)	all the Subscribers have consented to the resignation of that Guarantor.

(b)	The Agent shall accept a Resignation Letter and notify the Issuer and the Subscribers of its acceptance if:

(i)	in the case of a resignation under paragraph (a)(ii) above, the Issuer has confirmed that no Default is continuing or would result from the acceptance of the Resignation; and

(ii)	no payment is due from the Guarantor under Clause 23.1 (Guarantee and indemnity); and

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(iii)	the Issuer has confirmed that it shall ensure that the PC Disposal Proceeds will be paid to the Holding Account as required by clause 11.2 (Holding Account) of the Intercreditor Agreement.

(c)	The resignation of that Guarantor shall not be effective until the date of the relevant PC Disposal, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

31.4	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Portfolio Company that the representations and warranties referred to in paragraph (e) of Clause 24.33 (Times when representations and warranties made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

31.5	Resignation and release of security on disposal or winding up

(a)	If:

(i)	a Portfolio Company or its Holding Company is being disposed of by way of a PC Disposal; or

(ii)	any Real Property or any interest in Real Property is being disposed of pursuant to a Permitted Sale and Leaseback; and

(iii)	in each case, the Issuer has confirmed this is the case,

the Security Agent shall (and is irrevocably authorised by the Subscribers to), at the cost and request of the Issuer, release any of the assets, business or shares of that Portfolio Company (or any of its Subsidiaries) from the Transaction Security and (if applicable) issue certificates of non-crystallisation, provided that any such release of Transaction Security shall become effective only on the making of the relevant disposal.

(b)	If:

(i)	a Portfolio Company is being wound up pursuant to paragraph of the definition “Permitted Transaction”; and

(ii)	the Issuer has confirmed this is the case,

the Security Agent shall (and is irrevocably authorised by the Subscribers to), at the cost and request of the Issuer, release any of the shares of that Portfolio Company from the Transaction Security and (if applicable) issue certificates of non-crystallisation, provided that any such release of Transaction Security under paragraph (a) above shall become effective only on the winding up of that Portfolio Company.

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Section – The Finance Parties

32	Role of the Agent and the Arranger

32.1	Appointment of the Agent

(a)	Each of the Arranger and the Subscribers appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranger and the Subscribers authorises the Agent:

(i)	to perform the duties, obligations and responsibilities; and

(ii)	to exercise the rights, powers, authorities and discretions,

specifically given to the Agent under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions.

32.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority, duty, determination, designation, instruction, approval, demand, requirement, appointment, request or discretion vested in it as Agent (including any duty to consult with any other person in relation to any matter vested in it as Agent) in accordance with any instructions given to it by:

(A)	all Subscribers if the relevant Finance Document stipulates the matter is an all Subscriber decision;

(B)	in all other cases, the Majority Note Subscribers;

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above; and

(iii)	be obliged to act (or refrain from acting) on any instructions or directions received in accordance with this Clause 32.2 only to the extent that it, acting reasonably (on its own initiative and not on the instructions of any of the Subscribers), considers such instructions or directions to be incidental to the exercise of the express rights, powers, authorities, duties, determinations, designations, instructions, approvals, demands, requirements, appointments, requests and discretions given to it under the Finance Documents.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Note Subscribers (or, if the relevant Finance Document stipulates the matter is a decision for any other Subscriber or group of Subscribers, from that Subscriber or group of Subscribers) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion, and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

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(c)	Save in the case of decisions stipulated to be a matter for any other Subscriber or group of Subscribers under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Note Subscribers shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent to act in a specified manner or to take a specified action; or

(iii)	in respect of any provision that protects the Agent's own position in its personal capacity as opposed to its role of Agent for the relevant Finance Parties, including Clause 32.5 (No fiduciary duties) to Clause 32.10 (Exclusion of liability), Clause 32.14 (Confidentiality) to Clause 32.16 (Credit appraisal by the Subscribers), and Clause 32.19 (Amounts paid in error).

(e)	If giving effect to instructions given by the Majority Note Subscribers would (in the Agent's reasonable opinion) have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and waivers), the Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	The Agent may refrain from acting in accordance with any instructions of any Subscriber or group of Subscribers until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(g)	In the absence of instructions (including as to how to exercise a discretion, right, power or authority under the Finance Documents) the Agent may (but need not) act (or refrain from acting) as it considers to be in the best interest of the Subscribers.

(h)	The Agent is not authorised to act on behalf of a Subscriber (without first obtaining that Subscriber's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (h) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

32.3	Duties of the Agent

(a)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

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(c)	Without prejudice to Clause 29.7 (Procedure for assignment), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

32.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Subscriber for any sum or the profit element of any sum received by it for its own account.

32.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Company.

32.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication notice or document (including any notice given by a Subscriber pursuant to paragraphs (b) or (c) of Clause 30.2 (Disenfranchisement of Parent Affiliates)) believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Note Subscribers, any Subscribers or any group of Subscribers are duly given in accordance with the terms of the Finance Documents; and

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(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person or within that person’s power to verify; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Subscribers) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Subscribers has not been exercised;

(iii)	any notice or request made by the Issuer (other than a Subscription Request) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Parent Affiliate.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Subscribers) if the Agent in its reasonable opinion deems this to be desirable.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Issuer or the Majority Note Subscribers shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Note Subscriber to the Issuer and to the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for (or under an obligation to verify):

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or any Information Package or otherwise any Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

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(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

whether any other event specified in any Finance Document has occurred.

32.10	Exclusion of liability

(a)	Without limiting paragraph (b) below, (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Agent will not be liable (including for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document (including when acting as attorney for an Obligor or other party under any Finance Document), the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall that arises on the enforcement of the Transaction Security or realisation of the Charged Property; or

(iv)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.5 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Subscriber or for any Affiliate of any Subscriber,

on behalf of any Subscriber and each Subscriber confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

32.11	Subscribers' indemnity to the Agent

(a)	Each Subscriber shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents, and including when acting as attorney for an Obligor or other party under any Finance Document, (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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(b)	Subject to paragraph (c) below, the Issuer shall immediately on demand reimburse any Subscriber for any payment that Subscriber makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Subscriber claims reimbursement relates to a liability of the Agent to an Obligor.

32.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Subscribers and the Issuer.

(b)	Alternatively, the Agent may resign by giving 30 days' notice to the Subscribers and the Issuer, in which case the Majority Note Subscribers (after consultation with the Issuer) may appoint a successor Agent.

(c)	If the Majority Note Subscribers have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Issuer) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)	If the Agent wishes to resign because (acting reasonably, on its own initiative) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably, on its own initiative) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 32.12 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees, together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates, and those amendments will bind the Parties.

(e)	The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Issuer shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 32.12 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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(h)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 18.7 (FATCA information) and a Subscriber reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to 18.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Issuer and the Subscribers that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Subscriber reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Subscriber, by notice to the Agent, requires it to resign.

(i)	The Agent shall not be obliged to provide any reason for its resignation under this Clause 32.12.

32.13	Replacement of the Agent

(a)	After consultation with the Issuer, the Majority Note Subscribers may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Note Subscribers) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Subscribers) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Note Subscribers to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 32.13 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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32.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person:

(i)	any confidential information (other than Confidential Information it is permitted to disclose to that person in accordance with the terms of this Agreement); or

(ii)	any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

32.15	Relationship with the Subscribers

(a)	Subject to Clause 29.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Subscriber at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Subscriber acting through its Specified Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Subscriber to the contrary in accordance with the terms of this Agreement.

(b)	Any Subscriber may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Subscriber under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 38.7 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Subscriber for the purposes of Clause 38.3 (Addresses) and paragraph (ii) of Clause 38.7(a) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Subscriber.

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(c)	Each Finance Party shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent.

32.16	Credit appraisal by the Subscribers

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Subscriber confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a)	the financial condition, status and nature of each Group Company and any surety for, or provider of Security in respect of, any Obligor's obligations under any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Subscriber has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)	the adequacy, accuracy or completeness of any Information Package, any Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

32.17	Agent's management time

(a)	Any amount payable to the Agent under Clause 20.3 (Indemnity to the Agent), Clause 22 (Costs and expenses) and Clause 32.11 (Subscribers' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Issuer and the Subscribers, and is in addition to any fee paid or payable to the Agent under Clause 17 (Fees).

(b)	Any cost of utilising the Agent's management time or other resources shall include any such costs in connection with Clause 30.2 (Disenfranchisement of Parent Affiliates).

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32.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

32.19	Amounts paid in error

(a)	If the Agent pays an amount to another Party and within 5 Business Days of the date of payment the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this Clause 32.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)	All payments to be made by a Party to the Agent (whether made pursuant to this Clause 32.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

32.20	Reliance and engagement letters

Each Finance Party and each Secured Party which is a Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to any PC Acquisition Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those PC Acquisition Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

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33	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

34	Sharing among the Finance Parties

34.1	Definitions

In this Clause 34:

(a)	Recovering Finance Party means a Finance Party that receives or recovers a Recovered Amount or a Lender that receives a Received Amount.

(b)	Sharing Payment means an amount referred to in sub-paragraph (a)(iii) or (b)(iii) of Clause 34.2 (Payments to Finance Parties).

34.2	Payments to Finance Parties

(a)	If a Finance Party receives or recovers any amount from an Obligor other than in accordance with Clause 36 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 36 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent (or to another Finance Party, as the Agent shall direct in accordance with this Clause 34) an amount equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with paragraph (a) of Clause 36.6 (Partial payments).

(b)	If any Subscriber (a Shortfall Subscriber) does not receive in full any amount (a Shortfall Amount) due to it from an Obligor in accordance with paragraph (c) of Clause 36.1 (Payments to the Agent), and that Shortfall Subscriber notifies the Agent of the same within three Business Days of the due date for payment (the Relevant Payment Date):

(i)	the Agent shall determine the total Shortfall Amounts owing to Subscribers in respect of the Relevant Payment Date (and each other Subscriber shall, at the Agent’s request, confirm to the Agent the amount, if any, it received from that Obligor on the Relevant Payment Date (the Received Amount), and any relevant Shortfall Amount);

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(ii)	the Agent shall determine whether any Subscriber’s Received Amount is in excess of the amount that Subscriber would have been paid had all Received Amounts been received by the Agent in accordance with paragraph (a) of Clause 36.1 (Payments to the Agent) and distributed by the Agent in accordance with Clause 36.6 (Partial payments), without taking account of any Tax which would be imposed on the Agent in relation to the receipt or distribution; and

(iii)	each Subscriber shall, within three Business Days of demand by the Agent, pay to the Agent (or to another Subscriber, as the Agent shall direct in accordance with this Clause 34) to each Shortfall Subscriber an amount equal to its Received Amount less any amount which the Agent determines may be retained by that Subscriber as its share of the total Received Amounts had these been received by the Agent in accordance with paragraph (a) of Clause 36.1 (Payments to the Agent) and distributed by the Agent in accordance with Clause 36.6 (Partial payments), without taking account of any Tax which would be imposed on the Agent in relation to the receipt or distribution.

34.3	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor to the Agent in accordance with paragraph (a) of Clause 36.1 (Payments to the Agent) and shall distribute it (or direct that it be distributed) between:

(a)	in the case of a Recovered Amount, the Finance Parties (other than the Recovering Finance Party); or

(b)	in the case of a Received Amount, the Subscribers (other than the Recovering Finance Party),

(in each case, the Sharing Finance Parties) in accordance with paragraph (a) of Clause 36.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

34.4	Recovering Finance Party's rights

On a distribution by (or instructed by) the Agent under Clause 34.2 (Redistribution of payments) of a payment received or recovered by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

34.5	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

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(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

34.6	Exceptions

(a)	This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

35	Representations by the Subscribers

35.1	Purchase for Investment

Each Subscriber represents that it is subscribing for the Notes for its own account and not with a view to the distribution of the Notes.

35.2	Securities Act

Each Subscriber understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

35.3	No intention to transfer or assign

Each Subscriber acknowledges that it has been offered the Notes privately for investment and, accordingly represents as at the date of this Agreement that neither it nor anyone acting on its behalf has offered or sold any Note, or intends to offer or sell any Notes, or has solicited or intends to solicit any offer to buy any Notes, to or with any person.

35.4	Non-reliance

The Issuer, the Parent and each other Obligor acknowledges and agrees that:

(a)	it may not rely on the representations of the Subscribers made in this Clause 35 (each a Subscriber Representation); and

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(b)	in the event that any Subscriber Representation is incorrect or misleading in any respect, it shall have no recourse to, and shall not be able to take any action against, any Subscriber in respect of any such incorrect or misleading Subscriber Representation.

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Section  – Administration

36	Payment mechanics

36.1	Payments to the Agent

(a)	Subject to paragraph (c) below, on each date on which an Obligor or a Subscriber is required to make a payment under a Finance Document, that Obligor or that Subscriber shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

(c)	For so long as Oxane Partners Limited acts as Agent:

(i)	an Obligor or a Subscriber which is required to make a payment under the Finance Documents to the Agent in accordance with this Clause 33.1, shall pay such amount directly to the relevant Obligor (in the case of a payment by a Subscriber) or the relevant Subscriber (in the case of a payment by an Obligor) on the due date for payment under the Finance Documents; and

(ii)	notwithstanding the other terms of the Finance Documents (but subject to Clause 32 (Sharing among the Finance Parties)), an Obligor or a Subscriber which has made a payment in accordance with this paragraph (c) shall be discharged of the relevant payment obligation under the Finance Documents.

36.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to an Obligor) and Clause 36.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Subscriber, for the account of its Specified Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

36.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 37 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

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(b)	Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Subscribers that it is willing to make available amounts for the account of the Issuer before receiving funds from the Subscribers then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Subscriber in respect of a sum which it paid to the Issuer:

(i)	the Agent shall notify the Issuer of that Subscriber's identity and the Issuer shall on demand refund that sum to the Agent; and

(ii)	the Subscriber by whom those funds should have been made available or, if that Subscriber fails to do so, the Issuer, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Subscriber.

36.5	Impaired Agent

(a)	If, at any time, the Agent becomes (and for so long as it is) an Impaired Agent, an Obligor or a Subscriber which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 36.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Subscriber making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 36.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

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(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 32.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 36.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

36.6	Partial payments

(a)	If the Agent or the Security Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to, the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued and unpaid Financing Amounts and Make Whole Amounts;

(iii)	thirdly, in or towards payment pro rata of any accrued interest and fees due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment pro rata of any principal due but unpaid to the Subscribers under the Finance Documents; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	If a Subscriber receives a payment in accordance with paragraph (c) of Clause 36.1 (Payments to the Agent) for application against amounts due to it in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable to that Subscriber by an Obligor under those Finance Documents, that Subscriber shall apply that payment towards the obligations of that Obligor to that Subscriber under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any accrued and unpaid Financing Amounts and Make Whole Amounts due to it;

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(ii)	secondly, in or towards payment pro rata of any other accrued interest, fee or commission due to it but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due to it but unpaid under the Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to it but unpaid under the Finance Documents.

(c)	The Agent, the Security Agent or a Subscriber shall, if so directed by all the Majority Note Subscribers, vary, the order set out in paragraphs (a)(ii) to (a)(v) above.

(d)	Each Subscriber shall, if so directed by the Majority Subscribers (provided that such direction must be given to all Subscribers), vary the order set out in paragraph (b) above

(e)	Paragraphs (a) to (d) above will override any appropriation made by an Obligor.

36.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

36.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.9	Currency of account

(a)	Subject to paragraphs (b) and (c) below, sterling is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.

36.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Issuer); and

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(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Issuer) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

36.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Issuer that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Issuer, consult with the Issuer with a view to agreeing with the Issuer such changes to the operation or administration of this Agreement as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Issuer in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Issuer shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

37	Set-off

Following the occurrence of an Acceleration Event, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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38	Notices

38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

38.2	Security Agent's communications with other Finance Parties

The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Agent, and may give to the Agent any notice, document or other communication required to be given by the Security Agent to another Finance Party.

38.3	Addresses

(a)	The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(i)	in the case of the Issuer, that identified with its name below;

(ii)	in the case of each Subscriber or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(iii)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

(b)	The addresses referred to in paragraph (a)(i) and paragraph (a)(iii) above are as follows:

(i)	The Issuer:

Corpacq House, 1 Goose Green, Altrincham, Cheshire, WA14 1DW

Attention:      The Directors

Email:	[***]

(ii)	The Agent:

Oxane Partners Limited
Suite 1.03, Spaces
77 New Cavendish Street
London W1W 6XB
United Kingdom

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Attention:      [***]

Email:	[***]

(iii)	The Security Agent:

Oxane Partners Limited
Suite 1.03, Spaces
77 New Cavendish Street
London W1W 6XB
United Kingdom

Attention:      [***]

Email:	[***]

38.4	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	when it has been left at the relevant address; or

(ii)	two Business Days (or, in the case of airmail, five Business Days) after being deposited in the post postage prepaid (or, as the case may be, airmail postage prepaid), in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 38.3 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or (as the case may be) the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in paragraph (b) of Clause 38.3 (Addresses) (or any substitute department or officer as the Agent or (as the case may be) the Security Agent shall specify for this purpose).

(c)	All notices under this Agreement from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Issuer in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.5	Notification of address

Promptly upon changing its address, the Agent shall notify the other Parties.

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38.6	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

38.7	Electronic communication

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)	Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)	Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(d)	Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 38.7.

38.8	Direct electronic delivery by Issuer

The Issuer may satisfy its obligation under this Agreement to deliver any information in relation to a Subscriber by delivering that information directly to that Subscriber in accordance with Clause 38.7 (Electronic communication) to the extent that Subscriber and the Agent agree to this method of delivery.

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38.9	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39	Calculations and certificates

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the Day Count Fraction (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

40	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

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42	Amendments and waivers

42.1	Intercreditor Agreement

This Clause 42 is subject to the terms of the Intercreditor Agreement.

42.2	Required consents

(a)	Subject to Clause 42.3 (All Subscriber matters) and Clause 42.4 (Other exceptions) any term of the Finance Documents may be amended or waived only with the written consent of the Majority Note Subscribers and the Issuer and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42.

(c)	The Security Agent may effect any amendment or waiver of a Transaction Security Document permitted by this Clause 42.

(d)	Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 32.7 (Rights and discretions) the Agent or the Security Agent (as the case may be) may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(e)	Each other Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Issuer. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(f)	Paragraph (c) of Clause 29.10 (Pro rata interest settlement) shall apply to this Clause 42.

42.3	All Subscriber matters

Subject to Clause 42.5 (Changes to reference rates), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Note Subscribers" in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents other than in relation to Clause 9.2 (Extension of Termination Date) and Clause 11 (Mandatory redemption and cancellation);

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

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(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period (other than in accordance with Clause 6.6 (Extension of Availability Period for Series C) in respect of Series C) or any requirement that a cancellation of Commitments reduces the Commitments of the Subscribers rateably under the relevant Series;

(f)	the issue of any additional notes under this Agreement;

(g)	a change to the Issuer or Guarantors other than in accordance with Clause 31 (Changes to the Obligors);

(h)	any provision which expressly requires the consent of all the Subscribers;

(i)	Clause 3 (Finance Parties' rights and obligations), Clause 2.4 (Constitution of the Notes), Clause 6.1 (Delivery of a Subscription Request), Clause 11 (Mandatory redemption and cancellation), the definition of Change of Control in Clause 1.1 (Definitions), Clause 12.8 (Application of prepayments), Clause 29 (Changes to the Subscribers), Clause 31 (Changes to the Obligors), this Clause 42, Clause 48 (Governing law) or Clause 49.1 (Jurisdiction of the English courts);

(j)	Clause 2.6 (Obligors' Agent) and Clause 5.1 (Closing) or any defined term used in such Clauses;

(k)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 23 (Guarantee and indemnity);

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed except in the case of paragraphs  (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

(l)	the release of any guarantee and indemnity granted under Clause 23 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document;

(m)	any amendment to the order of priority or subordination under the Intercreditor Agreement or the SSO Subordination Agreement; or

(n)	any Compliance Provision, Clause 11.2 (Sanctions Redemption Events), or the definition in Clause 1.1 (Definitions) of any defined term used in, or relevant to, those Clauses, shall not be made, or given, without the prior consent of all the Subscribers.

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42.4	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger or a Subscriber (each in their capacity as such) may not be effected without the consent of the Agent or the Security Agent (in each case, acting on its own initiative and not on the instructions of any of the Subscribers) or the Arranger, or the Subscribers, as the case may be.

42.5	Changes to reference rates

(a)	Subject to Clause 40.3 (Other exceptions if an RFR Replacement Event has occurred, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in place of the RFR; and

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Note Subscribers) and the Issuer.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on any Note under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Note Subscribers) and the Issuer.

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(c)	If any Subscriber fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within 15 Business Days (or such longer time period in relation to any request which the Issuer and the Agent may agree) of that request being made:

(i)	its Commitments shall not be included for the purpose of calculating the Total Commitments under the relevant Series when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Subscriber shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Subscribers has been obtained to approve that request.

(d)	In this Clause 42.5:

RFR Replacement Event means:

(a)	the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Note Subscribers and the Issuer, materially changed;

(b)

(i)

(A)	the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

(ii)	the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

(iii)	the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or

(c)	the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

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(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Note Subscribers and the Issuer) temporary; or

(ii)	the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "RFR Contingency Period" in the Reference Rate Terms; or

(d)	in the opinion of the Majority Note Subscribers and the Issuer, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)	formally designated. nominated or recommended as the replacement for the RFR by:

(i)	the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Note Subscribers and the Issuer, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or

(c)	in the opinion of the Majority Note Subscribers and the Issuer, an appropriate successor to the RFR.

42.6	Excluded Commitments

If:

(a)	any Defaulting Note Subscriber fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Subscribers under the terms of this Agreement within 5 Business Days of that request being made; or

(b)	any Subscriber which is not a Defaulting Note Subscriber or an Exempt Subscriber fails to respond to such a request or such a vote within 15 Business Days of that request being made,

(unless, in either case, the Issuer and the Agent agree to a longer time period in relation to any request):

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Series when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

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(b)	its status as a Subscriber shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Subscribers has been obtained to approve that request.

42.7	Replacement of Subscriber

(a)	If:(i) any Subscriber becomes a Non-Consenting Subscriber (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay or redeem any amount in accordance with Clause 11.1 (Illegality) or to pay additional amounts pursuant to Clause 19 (Increased Costs) or, subject always to the provisions of Clause 27.42 (Listing of the Notes), Clause 18.2 (Tax gross-up) or Clause 18.3 (Tax indemnity) to any Subscriber, then the Issuer may, on 10 Business Days' prior written notice to the Agent and such Subscriber, replace such Subscriber by requiring such Subscriber to (and, to the extent permitted by law, such Subscriber shall) transfer pursuant to Clause 29 (Changes to the Subscribers) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a Replacement Subscriber) which confirms its willingness to assume and does assume all the obligations of the transferring Subscriber (in accordance with Clause 29 (Changes to the Subscribers)) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Subscriber's participation in the outstanding Notes and all accrued interest (to the extent that the Agent has not given a notification under Clause 29.10 (Pro rata interest settlement) and other amounts payable in relation thereto under the Finance Documents.(b) The replacement of a Subscriber pursuant to this Clause 42.7 shall be subject to the following conditions,

(i)	the Issuer shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Subscriber shall have any obligation to the Issuer to find a Replacement Subscriber;

(iii)	in no event shall the Subscriber replaced under this Clause 42.7 be required to pay or surrender to such Replacement Subscriber any of the fees received by such Subscriber pursuant to the Finance Documents; and

(iv)	the Subscriber shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Subscriber shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Issuer when it is satisfied that it has complied with those checks.

(d)	In the event that:

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(i)	the Issuer or the Agent (at the request of the Issuer) has requested the Subscribers to give a consent in relation to, or to agree to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Subscribers; and

(iii)	Subscribers whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Subscriber (other than an Exempt Subscriber) who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Subscriber.

42.8	Disenfranchisement of Defaulting Note Subscribers

(a)	For so long as a Defaulting Note Subscriber has any Available Commitment, in ascertaining:

(i)	the Majority Note Subscribers; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Series; or

(B)	the agreement of any specified group of Subscribers,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Subscribers under the Finance Documents,

that Defaulting Note Subscriber's Commitments under the relevant Series will be reduced by the amount of its Available Commitments under the relevant Series and, to the extent that that reduction results in that Defaulting Note Subscriber's Total Commitments being zero, that Defaulting Note Subscriber shall be deemed not to be a Subscriber for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 42.8, the Agent may assume that the following Subscribers are Defaulting Note Subscribers:

(i)	any Subscriber which has notified the Agent that it has become a Defaulting Note Subscriber;

(ii)	any Subscriber in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Note Subscriber has occurred,

unless it has received notice to the contrary from the Subscriber concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Subscriber has ceased to be a Defaulting Note Subscriber.

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42.9	Replacement of a Defaulting Note Subscriber

(a)	The Issuer may, at any time a Subscriber has become and continues to be a Defaulting Note Subscriber, by giving 5 Business Days' prior written notice to the Agent and such Subscriber, replace such Subscriber by requiring such Subscriber to (and, to the extent permitted by law, such Subscriber shall) transfer pursuant to Clause 29 (Changes to the Subscribers) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a Replacement Subscriber) which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Subscriber in accordance with Clause 29 (Changes to the Subscribers) for a purchase price in cash payable at the time of transfer which is either

(A)	in an amount equal to the outstanding principal amount of such Subscriber's participation in the outstanding Notes and all accrued interest (to the extent that the Agent has not given a notification under Clause 29.10 (Pro rata interest settlement)) and other amounts payable in relation thereto under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Note Subscriber, the Replacement Subscriber and the Issuer and which does not exceed the amount described in sub-paragraph (A) above.

(b)	Any transfer of rights and obligations of a Defaulting Note Subscriber pursuant to this Clause 42.9 shall be subject to the following conditions:

(i)	the Issuer shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Note Subscriber shall have any obligation to the Issuer to find a Replacement Subscriber;

(iii)	the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Note Subscriber be required to pay or surrender to the Replacement Subscriber any of the fees received by the Defaulting Note Subscriber pursuant to the Finance Documents; and

(v)	the Defaulting Note Subscriber shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Subscriber.

The Defaulting Note Subscriber shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Issuer when it is satisfied that it has complied with those checks

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

43	Confidential Information

43.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates (including head offices and branches) and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners (as well as any investors or potential investors in it or its Affiliates or Related Funds) and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (b) of Clause 32.15 (Relationship with the Subscribers);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii);

(v)	in connection with the enforcement of the Transaction Security;

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(vi)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.9 (Security over Subscribers' rights);

(ix)	who is a Party; or

(x)	with the consent of the Issuer;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking, except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to sub-paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to sub-paragraphs (b)(v), (b)(vii) and (b)(viii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including, in relation to the trading of the Notes, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Issuer and the relevant Finance Party; and

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(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Provision of Confidentiality Undertakings to Issuer

A Finance Party must, on request, provide the Issuer with a copy of any Confidentiality Undertaking it requires a person to enter into pursuant to sub-paragraph (b)(A) of Clause 43.2 (Disclosure of Confidential Information) if:

(a)	the Issuer is required to disclose such Confidentiality Undertaking for the purposes of any litigation, arbitration, administrative or other investigations, proceedings or disputes, or the Issuer (acting reasonably) considers disclosure necessary for the purposes of potentially bringing proceedings against the person who provided such Confidentiality Undertaking for breach of such Confidentiality Undertaking; and

(b)	the Issuer certifies to that Finance Party that this is the case.

43.4	Entire agreement

This Clause 43 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Issuer:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43.6.

43.7	Continuing obligations

The obligations in this Clause 43 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

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(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	Confidentiality of Funding Rates

44.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Issuer pursuant to Clause 14.5 (Notifications); and

(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Subscriber.

(c)	The Agent may disclose any Funding Rate and each Obligor may disclose any Funding Rate to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

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(iv)	any person with the consent of the relevant Subscriber.

44.2	Related obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Subscriber:

(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44.

44.3	No Event of Default

No Event of Default will occur under Clause 28.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 44.

45	Disclosure of Subscriber details by Agent

45.1	Supply of Subscriber details to Issuer

The Agent shall (and is irrevocably authorised by the Subscribers to) provide to the Issuer, within 10 Business Days of a request by the Issuer (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Subscribers as at the date of that request, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Subscriber for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Subscriber to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Subscriber for any payment to be distributed by the Agent to that Subscriber under the Finance Documents.

45.2	Supply of Subscriber details at Issuer's direction

(a)	The Agent shall (and is irrevocably authorised by the Subscribers to), within 10 Business Days of a request by the Issuer, disclose the identity of the Subscribers and the value of the Subscribers' Notes to any:

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(i)	other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	Obligor or Group Company.

(b)	Subject to paragraph (c) below, the Issuer shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient's own confidential information.

(c)	The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

45.3	Supply of Subscriber details to other Subscribers

(a)	If a Subscriber (a Disclosing Subscriber) indicates to the Agent that the Agent may do so, the Agent shall disclose that Subscriber's name and the amount of Notes and Commitments held by Subscribers to any other Subscriber that is, or becomes, a Disclosing Subscriber.

(b)	The Agent shall, if so directed by the Requisite Subscribers, request each Subscriber to indicate to it whether it is a Disclosing Subscriber.

45.4	Subscriber enquiry

If any Subscriber believes that any entity is, or may be, a Subscriber and:

(a)	that entity ceases to have an Investment Grade Rating; or

(b)	an Insolvency Event occurs in relation to that entity;

the Agent shall, at the request of that Subscriber, indicate to that Subscriber the extent to which that entity holds Notes.

45.5	Subscriber details definitions

In this Clause 45:

Investment Grade Rating means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

Requisite Subscribers means a Subscriber or Subscribers whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

46	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

47	Bail-In

47.1	Definitions

In this Clause 44:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

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(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

47.2	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including:

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Section  – Governing law and enforcement

48	Governing law

This Agreement, the Notes and their respective interpretation and any non-contractual obligations arising out of or in connection with them are governed by English law.

49	Enforcement

49.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding paragraphs (a) and (b) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and the Secured Parties may take concurrent proceedings in any number of jurisdictions.

49.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints the Issuer as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	the Issuer irrevocably accepts (for the benefit of the Secured Parties) its appointment as process agent pursuant to paragraph (a)

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1 – The Original Parties

Part 1 – The Original Obligors

Name of Issuer	Original Jurisdiction	Registration number (or equivalent, if any)

CorpAcq Limited	England and Wales	05896676

Name of Original Guarantor	Original Jurisdiction	Registration number (or equivalent, if any)

CorpAcq Holdings Limited	England and Wales	13690959

CorpAcq Finance Limited	England and Wales	08668819

Carrylift Group Finance Limited	England and Wales	09400210

CorpAcq Properties Limited	England and Wales	08224887

Carrylift Holdings Limited	England and Wales	07092774

Carrylift Group (Holdings) Limited	England and Wales	03542310

Carrylift Materials Handling Limited	England and Wales	02221891

FMG (Holdings) Limited	England and Wales	10075222

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Part 2 – The Original Subscribers

Name of Subscriber	Series A Commitment	Series B Commitment	Series C Commitment
Crestline Maple Operating Trust (Financing II)	[***]	[***]	[***]
Crestline Maple Operating Trust (Co-invest) – Series II	[***]	[***]	[***]
CL Cardiff, L.P.	[***]	[***]	[***]
CL Life and Annuity Insurance Company, for and on behalf of the CL RE SP2 MC account	[***]	[***]	[***]
American Life & Security Corp., for and on behalf of the ALSC CL Re 1 MC account	[***]	[***]	[***]
Total	£50,000,000	£50,000,000	£50,000,000

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Schedule 2 – Conditions precedent

Part 1 - Conditions precedent to delivery of Initial Subscription Request

1	Obligors

1.1	A copy of the Constitutional Documents of each Original Obligor.

1.2	A copy of a resolution of the board of directors of each Original Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, in the case of the Issuer, or Extension Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	in the case of an Obligor other than the Issuer, authorising the Issuer to act as its agent in connection with the Finance Documents.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Finance Documents and related documents.

1.4	A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

1.5	A copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor approving the terms of the resolution referred to in paragraph 1.5 above.

1.6	A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments (including as may be extended in accordance with Clause 9.2 (Extension of Termination Date) would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

1.7	A certificate of an authorised signatory of the Issuer or other relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement

2	Transaction Documents

2.1	A copy of the Constitutional Documents of each Charged Group Company that is not an Obligor (other than Maddox Newco Limited and Key Forensic Services Limited).

2.2	A copy of the Parent Investment Agreement, executed by the parties.

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2.3	A copy of the Minority Shareholders' Agreement for each Minority Group Company that is a Charged Group Company, executed by the parties.

2.4	A written summary, prepared by the Issuer’s legal counsel and addressed to the Finance Parties, of the Adverse Terms contained in any Minority Shareholders’ Agreement (other than those provided under paragraph 2.3 above).

2.5	A written summary, prepared by the Issuer’s legal counsel and addressed to the Finance Parties, of the Adverse Terms contained in the documentation for any existing Financial Indebtedness of a Portfolio Company, where the amount of such Financial Indebtedness exceeds £2,500,000.

2.6	A written summary, prepared by the Issuer’s financial adviser and addressed to the Finance Parties, of the Adverse Share Rights outstanding in relation to any shares in a Group Company.

2.7	A copy of each existing Shareholder Loan Agreement, executed by the parties.

2.8	A copy of the agreements evidencing the Investor Loans (other than the SSO Invoices), executed by the parties.

2.9	Copies of a sample selection of the SSO Invoices, together with confirmation from the Issuer that the remaining SSO Invoices are in a similar format.

2.10	The agreed form of Shareholder Loan Agreement.

2.11	The Alcentra Facility Agreement.

2.12	The following documents in relation to the Opus Liabilities:

(a)	the Opus Bonds Subscription Agreement;

(b)	the Opus Exit Fee Letter;

(c)	the Opus Shareholders Agreement; and

(d)	the Opus Warrant Instrument.

3	Finance Documents

3.1	This Agreement executed by the Parent and the Group Companies party to this Agreement.

3.2	The Intercreditor Agreement executed by each party to that agreement.

3.3	The SSO Subordination Agreement executed by each party to that agreement.

3.4	The Fee Letters executed by the Issuer.

4	Other documents and evidence

4.1	The Credit Facilities Agreement and each of the other Credit Facility Documents duly executed by the parties thereto.

4.2	The Initial Group Structure Chart.

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4.3	The agreed form for the Initial Subscription Request.

4.4	The Initial Information Package.

4.5	A copy, certified by an authorised signatory of the Issuer to be a true copy, of the Original Financial Statements of each Original Obligor (other than the Parent).

4.6	A certificate of the Issuer confirming the aggregate PC EBITDA of the Original Guarantors as a percentage of Adjusted Group EBITDA as at the most recent reporting date.

4.7	Evidence that each of the following Transaction Accounts has been opened:

Account designation:	Distributions Account	Holding Account
Account name:	[***]	[***]
Account type:	[***]	[***]
Account sort code:	[***]	[***]
Account number:	[***]	[***]
Account Bank name:	[***]	[***]
Account Bank address:	[***]	[***]

4.8	Evidence that the Agent and the Security Agent have been granted electronic or other satisfactory access to each Transaction Account as required under Clause 11.5 (Account information) of the Intercreditor Agreement.

4.9	In respect of each Charged Group Company, the Parent and the Issuer, either:

(a)	a certificate of an authorised signatory of the Issuer and the Parent certifying that:

(i)	the Parent and each Group Company has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Act from that Charged Group Company or the Issuer; and

(ii)	no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Act) has been issued in respect of those shares,

together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Act) of that Charged Group Company, the Issuer and the Parent, which is certified by an authorised signatory of the Issuer and the Parent to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or

(b)	a certificate of an authorised signatory of the Issuer and the Parent certifying that such Charged Group Company, the Issuer and the Parent is not required to comply with Part 21A of the Act.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

4.10	Confirmation from the Agent that it and each of the Original Subscribers has satisfactorily completed its “know your customer” checks and any other legal or regulatory checks in relation to the parties to the Transaction Documents and the Series.

4.11	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Issuer accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Part 2 - Conditions precedent to initial Subscription

1	Transaction Documents

1.1	A copy of the Constitutional Documents of each of Maddox Newco Limited and Key Forensic Services Limited.

1.2	The agreed form of amendments to the Parent Investment Agreement and the Constitutional Documents of the Parent to avoid any conflict between the terms of those documents and the terms of the Finance Documents.

1.3	A copy of the investor consent letter approving the entry by the Obligors into the Finance Documents, as required under the terms of the Parent Investment Agreement.

2	Finance Documents

2.1	A Minority Shareholder Waiver Letter in relation to each Minority Group Company that it is a Charged Group Company, other than Pyrogen Services Limited.

2.2	At least two originals of the following Transaction Security Documents executed by the Original Obligors specified below opposite the relevant Transaction Security Document:

Name of Original Obligor	Transaction Security Document
Issuer CorpAcq Finance CorpAcq Properties Limited	Debenture
Parent	Parent Security Agreement

2.3	A copy of all notices required to be sent under the Transaction Security Documents executed by an Original Obligor and (to the extent so required under the terms of the relevant Transaction Security Document) duly acknowledged by the addressee.

2.4	All share certificates, transfers and stock transfer forms or equivalent duly executed by an Original Obligor in blank in relation to the Charged Shares and other documents of title to be provided under the Transaction Security Documents.

2.5	A certified extract of the register of members of each Charged Group Company.

3	Legal opinions

3.1	A legal opinion of Dentons UK and Middle East LLP, legal advisers to the Arranger and the Original Subscribers as to English law, addressed to the Agent, the Security Agent and the Original Subscribers and substantially in the form distributed to the Original Subscribers prior to signing this Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

4	Other documents and evidence

4.1	Evidence that the fees, costs and expenses then due from the Issuer pursuant to Clause 17 (Fees), Clause 18.5 (Stamp taxes) and Clause 22 (Costs and expenses) have been paid or will be paid by the Closing Date.

4.2	Subscription Requests relating to the Notes to be issued on the Closing Date.

4.3	The agreed form Note Certificates in respect of the Notes to be issued on the Closing Date duly executed by the Issuer.

4.4	The Funds Flow Statement.

4.5	Confirmation from Dentons UK and Middle East LLP, legal advisers to the Arranger and the Original Subscribers as to English law, that they have satisfactorily completed their “know your customer” checks and any other legal or regulatory checks in relation to receipt of the Closing Date Notes proceeds to their client account and distribution of such proceeds in accordance with the Funds Flow Statement.

4.6	A solicitor’s undertaking from Reed Smith, legal advisers to the Issuer as to English law, with respect to the transfers of the funds representing the net Closing Date Loan proceeds from their client account.

4.7	A Compliance Certificate prepared in respect of the Relevant Period ended 30 September 2023 showing, on a pro forma basis, that the Issuer will be in compliance with the Financial Covenants immediately following the first Subscription.

4.8	Evidence that the Opus Bond Liabilities are due within 3 Business Days of the Closing Date.

4.9	Evidence that the conditions precedent to the Credit Facilities Agreement and the other Credit Facility Documents have been satisfied in full or waived.

4.10	A copy of the utilisation requests submitted under the Credit Facilities Agreement.

4.11	Each Pay-off Letter other than the Prefequity Pay-off Letter.

4.12	Each Deed of Release other than the Prefequity Deed of Release.

4.13	The agreed forms of the Prefequity Pay-off Letter and the Prefequity Deed of Release, together with such other documents and other evidence relating to the Prefequity Liabiliites and the Prefequity Security as the Agent considers to be necessary or desirable (if it has notified the Issuer accordingly) in connection with the discharge and release of the same

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Part 3 - Conditions precedent required to be delivered by an Additional Guarantor

1	An Accession Deed executed by the Additional Guarantor and the Issuer.

2	A copy of the constitutional documents of the Additional Guarantor.

3	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Issuer to act as its agent in connection with the Finance Documents.

4	If applicable, a copy of a resolution of the board of directors of the Additional Guarantor, establishing the committee referred to in paragraph 3 above.

5	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6	A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7	A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 5 above.

8	A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

9	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part 3 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

10	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

11	If available, the latest audited financial statements of the Additional Guarantor.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

12	The following legal opinions, each addressed to the Agent, the Security Agent and the Subscribers at that time:

(a)	a legal opinion of the legal advisers to the Agent in England, as to English law substantially in the form distributed to the Subscribers prior to signing the Accession Deed.

(b)	if the Additional Guarantor is incorporated in or has its centre of main interest or establishment in a jurisdiction other than England and Wales, or is executing a Finance Document which is governed by the law of such a jurisdiction, a legal opinion of the legal advisers to the Agent in that jurisdiction as to that law, and substantially in the form distributed to the Subscribers prior to signing the Accession Deed.

13	Evidence that the Additional Guarantor has complied in full with all money laundering regulations of the Subscribers.

14	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents in relation to the Additional Guarantor.

15	Evidence that the Additional Guarantor has done all that is necessary (including by re-registering as a private company) to comply with sections 677 to 683 of the Act in order to enable that Additional Guarantor to enter into the Finance Documents and perform its obligations under the Finance Documents.

16	If the Additional Guarantor is, or is to become, a Charged Group Company:

(a)	a certificate of an authorised signatory of the Additional Guarantor certifying that:

(i)	each person has complied within the relevant timeframe with any notice the Additional Guarantor has sent pursuant to Part 21A of the Act; and

(ii)	no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Act) has been issued in respect of any shares issued by the Additional Guarantor,

together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Act) of the Additional Guarantor, certified by an authorised signatory of the Additional Guarantor to be correct, complete and not amended or superseded as at a date no earlier than the date of the Accession Deed; or

(b)	a certificate of an authorised signatory of the Additional Guarantor certifying that the Additional Guarantor is not required to comply with Part 21A of the Act.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 3 – Form of Note Certificate

Note Certificate No. []	Amount[currency] [amount]

Series: [Series A/B/C/Incremental Note Series]

CorpAcq Limited (the Issuer)

(Incorporated in England and Wales)

[currency][amount] [interest rate] per cent. Guaranteed due Notes 20[]

Guaranteed by

[] (the Guarantor[s])

This is to certify that [] is the registered holder of GBP[amount] in principal amount of the GBP[amount] [[interest rate] per cent. guaranteed floating rate notes due 20[] (the Notes) issued with the benefit of and subject to the provisions contained in the note subscription agreement relating to the Notes dated [date] and made between, amongst others, the Issuer, the Guarantors acting as guarantors and the subscribers named in such agreement (the Note Subscription Agreement). Words and expressions defined in the Note Subscription Agreement shall, unless the context otherwise requires, have the same meanings in this Note Certificate.

Interest is payable on the Notes in accordance with Clauses 14 (Interest), and 15 (Interest Periods) of the Note Subscription Agreement, subject to and in accordance with the remaining provisions of the Note Subscription Agreement. The Notes are redeemable in accordance with Clause 9 (Redemption) of the Note Subscription Agreement, subject to and in accordance with the remaining provisions of the Note Subscription Agreement.

[Subject to obtaining the consent of the Issuer in accordance with Clause 29.3 (Issuer consent) of the Note Subscription Agreement,] the Notes are transferable in denominations of GBP[      ]. This Note Certificate must be surrendered together with an Assignment Agreement [and, where the transferee is not a Note Holder (as defined in the Intercreditor Agreement), a [Creditor/Agent Accession Undertaking] [(as defined in the Intercreditor Agreement) each] duly completed and duly executed before any transfer is registered or any new Note Certificate is issued in exchange.

The Notes are guaranteed (both as to principal and interest) by the Guarantors, subject to and in accordance with the Note Subscription Agreement.

[THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, RESOLD, DELIVERED OR DISTRIBUTED (DIRECTLY OR INDIRECTLY) IN OR INTO THE UNITED STATES (EXCEPT IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER SECURITIES LAW) UNLESS, IN RELATION TO ANY US PERSON, THE NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Subscriber is entitled to payment in respect of this Note Certificate.

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The Notes and any non-contractual obligations arising out of or in connection with the Notes are governed by English law.

[INSERT APPROPRIATE EXECUTION BLOCK]

Issued on [] 20[]

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Schedule 4 – Requests and Notices

Part 1 – Subscription Request

From:	CorpAcq Limited

To:	Agent

Dated:

CorpAcq Limited – GBP 150,000,000 note subscription agreement dated (the Note Subscription Agreement)

1	We refer to the Note Subscription Agreement. This is a Subscription Request. Terms defined in the Note Subscription Agreement have the same meaning in this Subscription Request unless given a different meaning in this Subscription Request.

2	We wish the Subscribers to subscribe for Notes on the following terms:

(a)	Proposed Issue Date:	(or, if that is not a Business Day, the next Business Day)

(b)	Date of proposed Closing:	(or, if that is not a Business Day, the next Business Day)

(c)	Series to be utilised:	Series A Series B Series C][Incremental Notes Series with an Establishment Date of [** ]] *

(d)	Amount:	or, if less, the Available Series**

(e)	Interest Period:

3	We confirm that each condition specified in Clause 5.5 (Further conditions precedent) of the Note Subscription Agreement is satisfied on the date of this Subscription Request.

4	The proceeds of these Notes should be credited to account.

5	This Subscription Request is irrevocable.

Yours faithfully

authorised signatory for

CorpAcq Limited

Notes:

* Select the Series to be utilised and delete references to the other Series.

** Specify also the amounts of any fees or costs to be deducted from the Loans, and the resulting net amount to be funded.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

 Part 2 – Extension Request

From:	CorpAcq Limited

To:	Agent

Dated:

CorpAcq Limited - GBP 150,000,000 note subscription agreement dated (the Note Subscription Agreement)

1	We refer to the Note Subscription Agreement. This is an Extension Request. Terms defined in the Note Subscription Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2	We hereby give you notice that we wish to extend the Termination Date in relation to the [ ] Notes to the date falling [ ] months after the date of the Agreement.

3	This Extension Request is irrevocable.

Yours faithfully

authorised signatory for

CorpAcq Limited

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Schedule 5 – Form of Assignment Agreement

To:	as Agent and CorpAcq Limited as Issuer

From:	the Existing Subscriber[1] (the Existing Subscriber) and the New Subscriber (the New Subscriber)

Dated:

CorpAcq Limited - Note Subscription Agreement dated (the Agreement)

1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	The Existing Subscriber confirms that:

(a)	the principal amount outstanding of Notes which it holds is:

[Series] [currency] [amount]; and

(b)	its Commitment under the Agreement is set out below:

[Series] [currency] [amount]

3	We refer to Clause 29.7 (Procedure for assignment) of the Agreement.

(a)	The Existing Subscriber assigns absolutely to the New Subscriber all the rights of the Existing Subscriber under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Subscriber's Commitment(s) and its interest in the Notes as specified in the Schedule.

(b)	The Existing Subscriber is released from all the obligations of the Existing Subscriber which correspond to that portion of the Existing Subscriber's Commitment(s) and interest in the Notes specified in the Schedule.

(c)	The New Subscriber becomes a Party as a Subscriber and is bound by obligations equivalent to those from which the Existing Subscriber is released under paragraph (b) above.

4	On the Transfer Date the New Subscriber becomes:

1 The name of the person by or on whose behalf this Assignment Agreement is signed must correspond with the name of the registered holder as it appears on the face of the Note Certificate:

(a)	a representative of such registered holder should state the capacity in which he signs, e.g. executor.
(b)	the signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Issuer may require.
(c)	any transfer of Notes shall be in an amount equal to [currency] [amount] or any integral multiple of [currency] [amount] in excess of such amount.az

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(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Subscriber; and

(b)	Party to the Intercreditor Agreement as a Note Holder (as defined in the Intercreditor Agreement).

5	The proposed Transfer Date is .

6	The Specified Office and address, email address and attention details for notices of the New Subscriber for the purposes of Clause 38.3 (Addresses) of the Agreement are set out in the Schedule.

7	The New Subscriber expressly acknowledges the limitations on the Existing Subscriber's obligations set out in paragraph (c) of Clause 29.6 (Limitation of responsibility of Existing Subscribers) of the Agreement.

8	The New Subscriber confirms that it is/is not***** a Parent Affiliate.

9	We refer to clause 17.3 (Change of Credit Facility Lender or Note Holder) of the Intercreditor Agreement. In consideration of the New Subscriber being accepted as a Note Holder for the purposes of the Intercreditor Agreement (and as defined therein), the New Subscriber confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Note Holder, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Note Holder and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

10	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and upon delivery in accordance with Clause 29.8 (Copy of Assignment Agreement or Increase Confirmation to Issuer) of the Agreement to the Issuer (on behalf of each Obligor) of the assignment referred to in this Agreement.

11	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

12	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Subscriber's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Subscriber to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Subscriber's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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Schedule - Rights to be assigned and obligations to be released and undertaken insert relevant details

Notes :	[Series] [currency] [amount]

Commitment:	[Series] [currency] [amount]

Specified Office address, email address and attention details for notices and account details for payments

Existing Subscriber	New Subscriber

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as .

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

Agent

By:

Security Agent

By:

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 6 - Form of Accession Deed

To:	[ ] as the Subscribers

From:	[Subsidiary] and [Issuer]

Dated:

CorpAcq Limited - Note Subscription Agreement dated (the Agreement)

1	We refer to the Agreement and to the Intercreditor Agreement. This deed (the Accession Deed) shall take effect as an Accession Deed for the purposes of the Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in that Finance Document). Terms defined in the Agreement have the same meaning in paragraphs 1-3/4 of this Accession Deed unless given a different meaning in this Accession Deed.

2	We confirm that Subsidiary is an Eligible Operating Company.

3	Subsidiary agrees to become an Additional Guarantor and to be bound by the terms of the Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional Guarantor pursuant to Clause 31.2 (Additional Guarantors) of the Agreement. Subsidiary is a company duly incorporated under the laws of jurisdiction and is a limited liability company with registered number .

4	Subsidiary's administrative details for the purposes of the Agreement and the Intercreditor Agreement are as follows:

Address:

Attention:

5	Subsidiary (for the purposes of this paragraph 45, the Acceding Debtor) intends to incur Liabilities under the following documents/give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents:

Insert details (date, parties and description) of relevant documents the Relevant Documents, and

IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4/5.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and*

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(iii)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)	The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)	In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.***

6	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4/5 above only), signed on behalf of the Issuer and executed as a deed by Subsidiary and is delivered on the date stated above.

Subsidiary

Executed as a deed by	)
name of Subsidiary acting by a	)
director in the presence of:	)	Director

Signature of witness:

Name of witness:

Address:

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Or

Executed as a deed by	)
name of company acting by a	)
director and its secretary two	)	Director
directors	)

Director/Secretary

The Issuer

CorpAcq Limited

By:

The Security Agent

Full Name of Current Security Agent

By:

Date:

Notes:

*            Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

**          Include this paragraph in this Accession Deed if the Subsidiary is also to accede as an Intra-Group Lender to the Intercreditor Agreement.

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Schedule 7 – Form of Resignation Letter

To:	[ ] as the Subscribers

From:	[resigning Obligor] and [Issuer]

Dated:

CorpAcq Limited - Note Subscription Agreement dated (the Agreement)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

1	Pursuant to Clause 31.3 (Resignation of a Guarantor) of the Agreement, we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement and the Finance Documents (other than the Intercreditor Agreement).

2	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	this request is given in relation to a PC Disposal of resigning Guarantor; and

(c)	the PC Disposal Proceeds have been or will be paid to the Holding Account in accordance with clause 11.2 (Holding Account) of the Intercreditor Agreement;*

(d)	**

3	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

CorpAcq Limited	resigning Guarantor

By:	By:

Notes:

*            Insert where resignation only permitted in case of a PC Disposal

**          Insert any other conditions required by the Facilities Agreement.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 8 – Form of Compliance Certificate

To:	as Agent

From:	CorpAcq Limited

Dated:

CorpAcq Limited – GBP 150,000,000 note subscription agreement dated (the Note Subscription Agreement)

1	We refer to the Note Subscription Agreement. This is a Compliance Certificate. Terms defined in the Note Subscription Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

Insert details of covenants to be certified.

We confirm that Group Leverage is :1 and that, therefore, the Margin for each Note should be % .

3	We confirm the computations of the LTV Covenant in respect of the last Financial Quarter of the Financial Year ended as shown in the Compliance Certificate previously supplied for that Financial Quarter.

4	We confirm that no Default is continuing.*

5	[We attach details of the following in relation to each Operating Company:

(a)	the percentage of its shares, if any, held (directly or indirectly) by Minority Shareholders during the relevant Financial Quarter, and any change to such percentage during that Financial Quarter (including the date of change and the corresponding impact on the calculation of the PC EBITDA of that Operating Company); and

(b)	in the case of an Operating Company that was the subject of a PC Acquisition or PC Disposal during that Financial Quarter, the date of closing and the corresponding impact on the calculation of the PC EBITDA of that Operating Company.

6	We confirm that the following companies constitute Eligible Operating Companies for the purposes of the Note Subscription Agreement:.**

7	We confirm that the aggregate PC EBITDA of the Guarantors is [ ]% of Adjusted Group EBITDA.]

8	We attach details of the following in relation to the Transaction Accounts for the relevant Financial Quarter:

(a)	the balance of each Transaction Account as at the end of that Financial Quarter;

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(b)	the amount of any PC Disposal Proceeds withdrawn from the Holding Account during that Financial Quarter, referencing the applicable PC Disposal Proceeds Spend Period, the PC Acquisition against which they were applied and the date of application;

(c)	the remaining amount of any PC Disposal Proceeds standing to the credit of the Holding Account as at the end of that Financial Quarter, in each case referencing the PC Disposal from which they derive, and the start and end date of the applicable PC Disposal Proceeds Spend Period; and

(d)	in respect of any amounts withdrawn from the Distributions Account during that Financial Quarter, and:

(i)	representing the proceeds of a Utilisation made to fund a Funded PC Acquisition and related PC Acquisition Costs, the amounts so withdrawn, the Funded PC Acquisition against which they were applied and the date of application; or

(ii)	representing Permitted Issuer Costs or Cure Deposits, the amounts so withdrawn.

9	We confirm that the following companies constitute Disregarded Portfolio Companies as a result of the following Relevant Defaults for the purposes of the Note Subscription Agreement:.

10	We confirm that the following companies constitute Disregarded PC Group Members as a result of the following Relevant Defaults for the purposes of the Note Subscription Agreement:.

11	We confirm that:

(a)	each Disregarded Operating Company has been excluded from all calculations of PC Collateral Value, PC Interest Cover and PC Leverage in that Compliance Certificate;

(b)	the aggregate PC EBITDA of all Disregarded Operating Companies does not exceed 10 per cent. of Adjusted Group EBITDA;

(c)	the percentage of Adjusted Group EBITDA attributable to all Disregarded Portfolio Companies and other Disregarded PC Group Members is %;

(d)	the percentage of Group Operating Cashflow attributable to all Disregarded Portfolio Companies and other Disregarded PC Group Members is %;

(e)	the percentage of Group Finance Charges attributable to all Disregarded Portfolio Companies and other Disregarded PC Group Members is %; and

(f)	the percentage of Group Net Debt attributable to all Disregarded Portfolio Companies and other Disregarded PC Group Members is %.

12	[other matters to be certified]

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

13	We attach an updated Group Structure Chart/confirm that there has been no change since the date the previous Group Structure Chart was delivered under the Note Subscription Agreement.

14

Signed

	Director	Director

	of CorpAcq Limited	of CorpAcq Limited

	Issuer	Issuer

Notes:

*            If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

**          Show the computations of PC EBITDA, PC Leverage and PC Interest Cover for each such Eligible Operating Company.

Page | 242

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 9 – Regulations concerning Transfers and Registration of the Notes

1	The Issuer shall keep the Register at its registered office and enter in it:

(a)	the name and address of each Subscriber;

(b)	the date on which each person was registered as a Subscriber;

(c)	the principal amount of each Note held by a Subscriber;

(d)	the serial number of each Note Certificate issued and the date of its issue; and

(e)	the date on which a person ceased to be a Subscriber.

2	The Issuer shall enter in the Register each change to the information specified in paragraph 2.

3	Without prejudice to Clause 8.2 (Title), a Subscriber may inspect the Register from 9.00 a.m. to 5.00 p.m. on any Business Day.

4	Subject to Clause 8.4 (Closed Periods), 29.2 (Transfer of Notes) and Clause 29.3 (Issuer consent), Notes may be transferred by execution of the relevant Assignment Agreement under the hand of the transferor and the transferee or, where the transferor or transferee is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

5	The Note Certificate issued in respect of the Notes to be transferred must be surrendered for registration, together with the Assignment Agreement (including any certification as to compliance with any restrictions on transfer), duly completed and executed, at the registered office of the Issuer, and together with such evidence as the Issuer may reasonably require to prove the title of the transferor and the authority of the persons who have executed the Assignment Agreement.

6	The executors or administrators of a deceased Subscriber of a Note shall be the only persons recognised by the Issuer as having any title to such Note.

7	Any person becoming entitled to any Notes in consequence of the death or bankruptcy of the Subscriber of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer reasonably may require (including legal opinions), become registered himself as the Subscriber of such Notes or, subject to the provisions of these Regulations, the Notes and the Note Subscription Agreement as to transfer, may transfer such Notes. The Issuer shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

8	Where there is more than one transferee (to hold other than as joint Subscribers), separate Assignment Agreements must be completed in respect of each new holding.

9	Joint holdings of Notes shall not be permitted and the entries in the Register shall identify a single person as the Subscriber of each Note.

Page | 243

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 10 – Timetables

	Closing Date Subscriptions	Subsequent Subscriptions

Delivery of a duly completed Subscription Request (Clause 6.1 (Delivery of a Subscription Request)	I-6 9.30am	I-11 9.30am

Agent notifies the Subscribers of the Notes in accordance with Clause 6.4 (Subscribers' participation)	I-6 Noon	I-10 Noon

I	=	date of issue or, if applicable, in the case of a Note that has already been issued, the first day of the relevant Interest Period for that Note

I– X	=	X Business Days before I

Page | 244

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 11 – Material Contracts

1	Preference Shares

The Parent Investment Agreement.

2	Minority Shareholders’ Agreements

2.1	[***]

2.2	[***]

3	Shareholder Loan Agreements

3.1	Shareholder Loan Agreement dated 17 January 2024.

4	Investor Loan agreements / documents

4.1	Promissory note dated 24 June 2011 (as amended by a side letter dated 19 October 2023) issued by the Issuer to SSO, in the amount of £100,000.

4.2	Promissory note dated 11 July 2011 (as amended by a side letter dated 19 October 2023) issued by the Issuer to SSO, in the amount of £100,000.

4.3	Promissory note dated 26 July 2011 (as amended by a side letter dated 19 October 2023) issued by the Issuer to SSO, in the amount of £150,000.

4.4	Promissory note dated 26 August 2011 (as amended by a side letter dated 19 October 2023) issued by the Issuer to SSO, in the amount of £50,000.

4.5	Promissory note dated 21 June 2012 (as amended by a side letter dated 19 October 2023) issued by the Issuer to SSO, in the amount of £300,000.

4.6	Facilities letter dated [***] (as amended by a side letter dated on or about the date of this Agreement) pursuant to which Tony Metcalfe agreed to extend a loan to the Issuer in an amount of [***].

4.7	Facilities letter dated [***] (as amended by a side letter dated 17 January 2024) pursuant to which [***] agreed to extend a loan to the Issuer in an amount of [***].

Page | 245

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 12 – Form of Increase Confirmation

To:	as Agent, as Security Agent and as Issuer, for and on behalf of each Obligor

From:	the Increase Subscriber (the Increase Subscriber)

Dated:

CorpAcq Limited – GBP 150,000,000 note subscription agreement dated (the Subscription Agreement)

1	We refer to the Note Subscription Agreement and to the Intercreditor Agreement (as defined in the Note Subscription Agreement). This agreement (the Agreement) shall take effect as an Increase Confirmation for the purposes of the Note Subscription Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Subordination Agreement). Terms defined in the Note Subscription Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 2.5 (Increase) of the Note Subscription Agreement.

3	The Increase Subscriber agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment(s)) as if it had been an Original Subscriber under the Note Subscription Agreement in respect of the Relevant Commitment(s).

4	The proposed date on which the increase in relation to the Increase Subscriber and the Relevant Commitment(s) is to take effect (the Increase Date) is .

5	On the Increase Date, the Increase Subscriber becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Subscriber; and

(b)	party to the Intercreditor Agreement as a [Note Holder] (as defined in the Intercreditor Agreement).

6	The Specified Office and address and attention details for notices to the Increase Subscriber for the purposes of Clause 38.3 (Addresses) of the Note Subscription Agreement are set out in the Schedule.

7	The Increase Subscriber expressly acknowledges the limitations on the Subscribers' obligations referred to in paragraph (j) of Clause 2.5 (Increase) of the Note Subscription Agreement.

8	The Increase Subscriber confirms that it is not a Parent Affiliate.

9	We refer to clause 17.7 (Creditor/Agent Accession Undertaking) of the Intercreditor Agreement:

Page | 246

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

In consideration of the Increase Subscriber being accepted as a Note Holder for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Subscriber confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Note Holder, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Note Holder and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to that Finance Document.

10	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:     The execution of this Increase Confirmation may not be sufficient for the Increase Subscriber to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Subscriber to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Page | 247

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

The Schedule

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Subscriber insert relevant details

Specified Office address and attention details for notices and account details for payments

Increase	Subscriber

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Note Subscription Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Increase Date is confirmed as .

Agent

By:

Security	Agent

By:

Notes:

Page | 248

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 13 – Forms of Notifiable Debt Purchase Transaction Notice

Part 1 – Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:	as Agent

From:	The Subscriber

Dated:

CorpAcq Limited – GBP 150,000,000 note subscription agreement dated (the Note Subscription Agreement)

1	We refer to paragraph (b) of Clause 30.2 (Disenfranchisement of Parent Affiliates) of the Note Subscription Agreement. Terms defined in the Note Subscription Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	We have entered into a Notifiable Debt Purchase Transaction.

3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment*	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates

Series A Commitment	insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies
Series B Commitment	insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies
Series C Commitment	insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies
Incremental Notes Series Commitment under the Note Subscription Agreement with an Establishment Date of ]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

Subscriber

By:

Notes:

*            Delete as applicable

Page | 249

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

 Part 2 – Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Parent Affiliate

To:	as Agent

From:	The Subscriber

Dated:

CorpAcq Limited – GBP 150,000,000 note subscription agreement dated (the Subscription Agreement)

1	We refer to paragraph (c) of Clause 30.2 (Disenfranchisement of Parent Affiliates) of the Note Subscription Agreement. Terms defined in the Note Subscription Agreement have the same meaning in this notice unless given a different meaning in this notice.

2	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated has terminated/ceased to be with a Parent Affiliate.*

3	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment*	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates

Series A Commitment	insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies
Series B Commitment	insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies
Series C Commitment	insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies
Incremental Notes Series Commitment under the Note Subscription Agreement with an Establishment Date of ]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

Subscriber

By:

Notes:

*            Delete as applicable.

Page | 250

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 14 – Form of Incremental Notes Series Notice

To:	as Agent

From:	as the Issuer and the entities listed in the Schedule as Incremental Notes Series Subscribers (the Incremental Notes Series Subscribers)

Dated:

CorpAcq Limited – GBP 150,000,000 note subscription agreement dated (the Note Subscription Agreement)

1	We refer to the Note Subscription Agreement. This is an Incremental Notes Series Notice. This Incremental Notes Series Notice shall take effect as an Incremental Notes Series Notice for the purposes of the Note Subscription Agreement. Terms defined in the Note Subscription Agreement have the same meaning in this Incremental Notes Series Notice unless given a different meaning in this Incremental Notes Series Notice.

2	We refer to Clause 7 (Establishment of Incremental Note Series) of the Note Subscription Agreement.

3	We request the establishment of an Incremental Notes Series with the following Incremental Notes Series Terms:

(a)	Currency:

sterling

(b)	Total Incremental Notes Series Commitments:

(c)	Margin:

(d)	Level of commitment fee payable pursuant to Clause 17.1 (Commitment fee) of the Note Subscription Agreement in respect of the Incremental Notes Series:

(e)	Purpose(s) for which all amounts borrowed under the Incremental Notes Series shall be applied pursuant to Clause 4.1 (Purpose) of the Note Subscription Agreement:

(f)	Availability Period:

(g)	Incremental Notes Series Conditions Precedent:

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

4	The proposed Establishment Date is .

5	The Issuer confirms that:

(a)	each of:

(i)	the Incremental Notes Series Terms set out above; and

(ii)	the fees payable to any arranger of the Incremental Notes Series,

complies with Clause 7.6 (Restrictions on Incremental Notes Series Terms and fees) of the Note Subscription Agreement;

(b)	the Incremental Notes Series Subscribers and the Incremental Notes Series Commitments set out in this Incremental Notes Series Notice have been selected and allocated in accordance with Clause 7.1 (Incremental Notes Series definitions) of the Note Subscription Agreement; and

(c)	each condition specified in paragraph (a)(i) of Clause 7.7 (Conditions to establishment) of the Note Subscription Agreement is satisfied on the date of this Incremental Notes Series Notice.

6	Each Incremental Notes Series Subscriber agrees to assume and will assume all of the obligations corresponding to the Incremental Notes Series Commitment set opposite its name in the Schedule as if it had been an Original Subscriber under the Note Subscription Agreement in respect of that Incremental Notes Series Commitment.

7	This Incremental Notes Series Notice is irrevocable.

8	This Incremental Notes Series Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Notes Series Notice.

9	This Incremental Notes Series Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Incremental Notes Series Notice has been entered into on the date stated at the beginning of this Incremental Notes Series Notice.

Note:     The execution of this Incremental Notes Series Notice may not be sufficient for each Incremental Notes Series Subscriber to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Notes Series Subscriber to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Page | 252

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

THE SCHEDULE

Name of Incremental Notes Series Subscriber	Incremental Notes Series Commitment

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

The Issuer

By:

The Incremental Notes Series Subscribers

This document is accepted as an Incremental Notes Series Notice for the purposes of the Note Subscription Agreement by the Agent and the Establishment Date is confirmed as .

The Agent

By:

Page | 254

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 15 – Reference Rate Terms

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Business Day Conventions (definition of "Month" and Clause 15.2 (Non-Business Days)):	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

		(i)	subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
		(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

		(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

	(b)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England's Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the mean (calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent)) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available, excluding the days with the highest (and, if there is more than one highest spread, only one of those highest spreads) and lowest spreads (and, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate.

Page | 255

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Central Bank Rate Spread:	In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

	(a)	the RFR for that RFR Banking Day; and

	(b)	the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The Daily Rate for any RFR Banking Day is:

	(a)	the RFR for that RFR Banking Day; or

	(b)	if the RFR for that RFR Banking Day is not available, the Historic RFR for that RFR Banking Day;

	(c)	if paragraph (b) above applies but the Historic RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment; or

	(d)	if paragraph (c) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places (and if, in either case, that rate is less than 1.5%, the Daily Rate shall be deemed to be 1.5%).

Lookback Period:	Five RFR Banking Days.

Margin	6.0% per annum.

Page | 256

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Market Disruption Rate:	None specified.

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

RFR Contingency Period:	One month.

Reporting Times
Deadline for Subscribers to report market disruption in accordance with Clause 16.2 (Market disruption)	Close of business in London on the Reporting Day for the relevant Note.

Deadline for Subscribers to report their cost of funds in accordance with Clause 16.3 (Cost of funds)	Close of business on the date falling five Business Days after the Reporting Day for the relevant Notes (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for those Notes).

Page | 257

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 16 – Daily Non-Cumulative Compounded RFR Rate

The "Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day "i" during an Interest Period for Notes is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

UCCDRi-1 means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

dcc means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to decimal places) calculated as set out below:

where:

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

 d0 means the number of RFR Banking Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

ni means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Page | 259

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Schedule 17 – Cumulative Compounded RFR Rate

The Cumulative Compounded RFR Rate for any Interest Period for Notes is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

d0 means the number of RFR Banking Days during the Interest Period;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

DailyRatei-LP means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

ni means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

dcc means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Interest Period.

Page | 260

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Signatures

The Issuer

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
CorpAcq Limited	)	/s/ Nicholas Cattell

The Parent

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
CorpAcq Holdings Limited	)	/s/ Nicholas Cattell

The Original Guarantors

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
CorpAcq Finance Limited	)	/s/ Nicholas Cattell

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
CorpAcq Holdings Limited	)	/s/ Nicholas Cattell

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
Carrylift Group Finance Limited	)	/s/ Nicholas Cattell

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
CorpAcq Properties Limited	)	/s/ Nicholas Cattell

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
Carrylift Holdings Limited	)	/s/ Nicholas Cattell

[Signature pages to Project Satellite Note Subscription Agreement]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
Carrylift Group (Holdings) Limited	)	/s/ Nicholas Cattell

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
Carrylift Materials Handling Limited	)	/s/ Nicholas Cattell

SIGNED by Nicholas Cattell	)
)
for and on behalf of	)
FMG (Holdings) Limited	)	/s/ Nicholas Cattell

[Signature pages to Project Satellite Note Subscription Agreement]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

The Arrangers

Crestline Maple Operating Trust (Financing II)

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

Crestline Maple Operating Trust (Co-invest) – Series II

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

CL Cardiff, L.P.

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

CL Life and Annuity Insurance Company, for and on behalf of the CL RE SP2 MC account

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

American Life & Security Corp., for and on behalf of the ALSC CL Re 1 MC account

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

[Signature pages to Project Satellite Note Subscription Agreement]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

The Agent

SIGNED by [***]	)
)
for and on behalf of	)
Oxane Partners Limited	)	/s/ [***]

The Security Agent

SIGNED by [***]	)
)
for and on behalf of	)
Oxane Partners Limited	)	/s/ [***]

[Signature pages to Project Satellite Note Subscription Agreement]

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

The Original Subscribers

Crestline Maple Operating Trust (Financing II)

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

Crestline Maple Operating Trust (Co-invest) – Series II

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

CL Cardiff, L.P.

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

CL Life and Annuity Insurance Company, for and on behalf of the CL RE SP2 MC account

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

American Life & Security Corp., for and on behalf of the ALSC CL Re 1 MC account

By: Crestline Management, L.P., its investment manager	/s/ [***]	/s/ [***]
	[***]	[***]

By: Crestline Investors, Inc., its general partner	/s/ [***]	/s/ [***]
	[***]	[***]

[Signature pages to Project Satellite Note Subscription Agreement]